Exhibit 4.1

MERRILL LYNCH
PROTOTYPE
DEFINED CONTRIBUTION PLAN AND TRUST

Base Plan Document #03 used in conjunction with:
Non-Standardized Profit Sharing Plan Adoption Agreement #002
Letter Serial Number: M380270a
National Office Letter Date: 3/31/2008
Non-Standardized Money Purchase Pension Plan Adoption Agreement #003
Letter Serial Number: M280274a
National Office Letter Date: 3/31/2008
Non-Standardized 401(k) Profit Sharing Plan Adoption Agreement #004
Letter Serial Number: M380275a
National Office Letter Date: 3/31/2008
Standardized 401(k) Profit Sharing Plan Adoption Agreement #005
Letter Serial Number: M280277a
National Office Letter Date: 3/31/2008
Standardized Money Purchase Pension Plan Adoption Agreement #006
Letter Serial Number: M280278a
National Office Letter Date: 3/31/2008
Standardized Profit Sharing Plan Adoption Agreement #007
Letter Serial Number: M280280a
National Office Letter Date: 3/31/2008
Standardized Basicsm Money Purchase Pension Plan Adoption Agreement #008
Letter Serial Number: M280282a
National Office Letter Date: 3/31/2008
Standardized Basicsm Profit Sharing Plan Adoption Agreement #009
Letter Serial Number: M280283a
National Office Letter Date: 3/31/2008
Standardized RCMA Money Purchase Pension Plan Adoption Agreement #010
Letter Serial Number: M280284a
National Office Letter Date: 3/31/2008
Standardized RCMA 401(K) Profit Sharing Plan Adoption Agreement #011
Letter Serial Number: M280285a
National Office Letter Date: 3/31/2008
          This Base Plan Document and its related Adoption Agreements are important legal instruments with legal and tax implications. Merrill Lynch, Pierce, Fenner & Smith Incorporated does not provide legal or tax advice to the Employer. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.

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ARTICLE			PAGE

12.10	Plan Merger or Transfer of Assets:		91
	12.10.1	Continuation of Plan:	91
	12.10.2	Benefit of Participants:	91
12.11	Employers:		92
	12.11.1	Adoption of Plan by Affiliates:	92
	12.11.2	Termination of Participation in Plan	92
	12.11.3	Employer Power:	92
12.12	Controlling Law:		92
12.13	Singular and Plural and Article and Section References:		92
12.14	USERRA:		92
12.15	Unclaimed Benefit:		92
12.16	Electronic Media:		92
The Base Plan Document #03 shall be amended to include the following section at the end of Article III. A term that is not otherwise defined below shall have the meaning given to that term in the Prototype Plan.			93

ARTICLE I
DEFINITIONS
As used in this Base Plan Document and its related Adoption Agreements, each of the following terms shall have the meaning given to that term as set forth in this Article I:
1.1 415 Limitation Compensation:
415 Limitation Compensation is Compensation as defined in the Adoption Agreement and shall be the same as Plan Compensation disregarding any exclusions and including elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457. 415 Limitation Compensation is used for purposes of the Annual Additions limitation of Code Section 415 and Section 3.7. Unless selected otherwise in the Adoption Agreement, 415 Limitation Compensation shall be Form W-2 Compensation.
1.2 Account:
The Account maintained for a Participant. With respect to each Participant, the following separate source accounts shall be maintained, as necessary: a Pre-Tax Contributions Account, a Roth Contributions Account, an Employee After-Tax Contributions Account, a Profit Sharing Contributions Account, a Money Purchase Contributions Account, a Matching Contributions Account, a Qualified Matching Contributions Account, a Qualified Nonelective Contributions Account, a Rollover Contributions Account, a Prevailing Wage Contributions Account, a QVEC Account, a Safe Harbor Matching Contributions Account, and a Safe Harbor Nonelective Contributions Account. Also, the Plan Administrator may establish other Miscellaneous Account(s) as it deems necessary to administer the Plan. Subaccount means any one or more of the separate source accounts referred to in this Section.
1.3 Account Balance:
The value of an Account, or Subaccount (as the context requires) determined as of the applicable Valuation Date.
1.4 ACP Test:
The Actual Contribution Percentage test set forth in Section 3.5(A) which is used to determine the maximum ACP Contribution Amounts (generally, Employee After-Tax and Matching Contributions) permitted for a Highly Compensated Employee.
1.5 Actual Contribution Percentage:
The ratio defined in Section 3.5(A)(1)(a) for purposes of the ACP Test.
1.6 Actual Deferral Percentage:
The ratio defined in Section 3.4.2(B)(1)(a) for purposes of the ADP Test.
1.7 Adoption Agreement:
The document so designated with respect to this Prototype Plan that is executed by the Employer, as amended from time to time.
1.8 ADP Test:
The Actual Deferral Percentage test set forth in Section 3.4.2(B) which is used to determine the maximum amount of Highly Compensated Employee deferrals (generally, Pre-Tax Contributions and Roth Contributions) under the Plan.

1.9 Affiliate:
Any corporation or unincorporated trade or business that is:
     (A) a member of a “controlled group of corporations” (within the meaning of Code Section 414(b)) that includes the Employer;
     (B) a member of any trade or business under “common control” (within the meaning of Code Section 414(c)) with the Employer;
     (C) a member of an “affiliated service group” (within the meaning of Code Section 414(m)) that includes the Employer; or
     (D) any other entity to the extent required to be aggregated with the Employer under Code Section 414(o).
The Plan Administrator will also determine and apply “Affiliate” status in accordance with Code Section 415(h).
1.10 Annuity Contract:
An individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.
1.11 Average Contribution Percentage or ACP:
For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Contribution Percentages determined as provided in Section 3.5(A)(1)(c) for purposes of the ACP Test.
1.12 Average Deferral Percentage or ADP:
For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Deferral Percentages determined as provided in Section 3.4.2(B)(1)(c) for purposes of the ADP Test.
1.13 Base Plan Document:
The document so designated with respect to this Prototype Plan.
1.14 Beneficiary:
A person, persons, trust or trusts entitled to receive any payment of benefits under Article VII. For purposes of ERISA reporting and disclosure, a Beneficiary becomes entitled to disclosure of relevant plan documents only upon the Participant’s death, or if an individual becomes or is entitled to become an alternate payee under a qualified domestic relations order within the meaning of Code Section 414(p).
1.15 Benefit Commencement Date:
As determined under Article V, the first day with regard to which a Participant or Beneficiary receives or begins to receive payment in any form of distribution as a result of death, Disability, termination of Employment, Early Retirement Age, Plan termination or upon or after Normal Retirement Age or age 70 1/2.
1.16 Benefit Factor:
The factor used to determine an equivalent benefit rate to convert a defined contribution allocation rate to a defined benefit accrual rate for cross testing purposes. Standard mortality and interest rates as defined under Treas. Reg. Section 1.401(a)(4)-12 will apply. Normal Retirement Age as defined in Section 1.67.

1.17 Break in Service:
     (A) General Rule. For purposes of the hourly records method, a 12-consecutive month period (Computation Period) during which a Participant does not complete more than 500 Hours of Service with the Employer. For purposes of the elapsed time method, a Break in Service is a Period of Severance of at least 12 consecutive months.
     (B) Maternity or Paternity Absence — Hourly Records Method. Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work due to a Maternity or Paternity Absence shall receive credit for the Hours of Service which would have otherwise been credited to the individual but for that absence. In any case in which these hours cannot be determined, the individual shall receive credit for 8 Hours of Service per day of that absence. The Hours of Service credited under this paragraph shall be credited (1) in the Computation Period in which the absence begins if crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, the following Computation Period.
     (C) USERRA. No Break-in-Service shall occur due to an individual’s “qualified military service” (as defined in Code Section 414(u)) if the individual is entitled to reemployment rights under USERRA.
1.18 CODA:
A cash or deferred arrangement under Code Section 401(k) which is part of a profit sharing plan and under which a Participant may elect to make Pre-Tax Contributions and/or Roth Contributions in accordance with Section 3.4.1.
1.19 Code:
The Internal Revenue Code of 1986, as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.
1.20 Compensation:
Compensation as selected in an Adoption Agreement and defined in this Section 1.20, is subject to any exclusions or limitations elected in an Adoption Agreement and subject to the further provisions of this Section 1.20. Unless selected otherwise in an Adoption Agreement, and except in the case of Self-Employed Individuals, Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year, and shall be defined as Form W-2 Compensation.
     (A) Form W-2 Compensation.
          For an Employee other than a Self-Employed Individual, information required to be reported under Sections 6041, 6051 and 6052 (“Wages, Tips and Other Compensation” Box on Form W-2). Compensation is defined as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
     (B) Code Section 3401(a) wages.
          For an Employee other than a Self-Employed Individual, Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     (C) Code Section 415 Safe-Harbor Compensation.
          For an Employee other than a Self-Employed Individual, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer maintaining the Plan to the extent that the amounts are included in gross income, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Treas. Reg. Section 1.62-2(c)) and excluding the following:
          (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan (within the meaning of Code Section 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
          (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (both quoted terms within the meaning of Code Section 83(a));
          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
          (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee);
     (D) Self-Employed Individuals. For a Self-Employed Individual, Compensation means his or her Earned Income which is payable with respect to the Plan Year (even if not actually paid during the Plan Year).
     (E) Elective Contributions. Unless excluded as selected in an Adoption Agreement, Compensation shall include Elective Contributions.
     (F) Compensation Limit. For Plan Years beginning after December 31, 2001, the Annual Compensation of each Participant taken into account in determining all benefits provided under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). “Annual Compensation” means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.
     (G) Short Plan Year. If a determination period consists of fewer than 12 months, the limit on Annual Compensation (described in (F)) is an amount equal to the otherwise applicable Annual Compensation multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
     (H) Prior Determination Periods. If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable limit on Annual Compensation in effect for that prior period. In determining allocations in Plan Years beginning on or after January 1, 1994, the limit on Annual Compensation in effect for determination periods beginning before that date is $150,000, as adjusted.
     (I) Severance Pay. Compensation for purposes of determining the amount of a Participant’s Pre-Tax Contributions and Roth Contributions shall not include severance pay that is paid after severance from employment.

1.21 Computation Period:
     (A) Vesting Computation Period. If the Hourly Records Method is selected, Vesting Computation Period means the Plan Year. If the Elapsed Time Method is selected, Vesting Computation Period means the 12-month period ending on the first anniversary of the Employee’s date of hire and each anniversary thereafter. Unless selected otherwise in the Adoption Agreement, the Hourly Records Method shall be used.
     (B) Eligibility Computation Period. To determine Years of Service and Breaks in Service for purposes of eligibility, the initial Eligibility Computation Period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (referred to herein as the “date of hire”).
          If the Hourly Records Method is selected, the succeeding 12-consecutive month periods commence with either (1) or (2) below:
          (1) unless selected otherwise in the Adoption Agreement, the first anniversary of the Employee’s date of hire, or
          (2) the first Plan Year which commences before the first anniversary of the Employee’s date of hire (regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial Eligibility Computation Period). An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences before the first anniversary of the Employee’s initial Eligibility Computation Period will be credited with two Years of Service for purposes of eligibility to participate.
          If the Elapsed Time Method is selected, the succeeding 12-consecutive month periods shall be each anniversary date thereafter.
The same Eligibility Computation Period must be used for determining both Years of Service and Breaks in Service.
     (C) Computation Period Change. When a Plan amendment changes the Plan’s Eligibility Computation Period, an Employee who completes at least 1,000 Hours of Service in both the last pre-amendment Computation Period and the first post-amendment Computation Period under the Plan shall be credited with two Years of Service. The last pre-amendment Computation Period will end during the first post-amendment Computation Period under the Plan as amended.
1.22 Defined Benefit Plan:
A plan of the type defined in Code Section 414(j) maintained by the Primary Employer or any Affiliate, as applicable.
1.23 Defined Contribution Plan:
A plan of the type defined in Code Section 414(i) maintained by the Primary Employer or any Affiliate, as applicable.
1.24 Disability:
Unless selected otherwise in the Adoption Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence. In all events, the final determination of whether an individual has incurred a Disability shall be made by the Plan Administrator in its sole discretion.
1.25 Distributee:
For purposes of distributing an Eligible Rollover Distribution, a Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former

Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.
1.26 Early Retirement Age:
Unless selected otherwise in the Adoption Agreement, there shall be no Early Retirement Age. Otherwise, Early Retirement Age shall be the age selected in the Adoption Agreement.
1.27 Early Retirement Date:
The Participant’s Benefit Commencement Date following his or her Early Retirement Age, if selected in the Adoption Agreement, and before his or her attainment of Normal Retirement Age.
1.28 Earned Income:
The net earnings from self-employment in the trade or business with respect to which a Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a Qualified Plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.
1.29 Election Period:
If the Plan is subject to the qualified pre-retirement survivor annuity requirements, the Election Period is the period that begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant has a severance from employment before the first day of the Plan Year in which he or she attains age 35, with respect to the Account Balance as of the date of separation, the Election Period shall begin on the date of severance.
1.30 Elective Contributions:
Any amount that is contributed by the Employer under a salary reduction agreement with a Participant and that is not includible in the Participant’s gross income by reason of Code Sections 402(e)(3) (Pre-Tax Contributions), 402(h)(1) (certain pre-tax deferrals to a simplified employee pension plan), 403(b) (certain Employee deferrals under a tax deferred annuity), 408(p)(2)(A)(i) (simple retirement account), 125 (cafeteria plan deductions), 132(f)(4) (qualified transportation fringe benefits), or 457 (certain deferred compensation plans).
1.31 Elective Deferral Contributions:
Any Pre-Tax Contributions or Roth Contributions made to this Plan at the election of a Participant, in lieu of cash compensation. With respect to any calendar year, a Participant’s Elective Deferral Contributions is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any contributions made on the behalf of a Participant for the purchase of any annuity contract under Code Section 403(b) under a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Amounts under Section 3.7.2 and are limited by Code Section 402(g) (See Section 3.4.2).
1.32 Elective Deferral Election:
A Pre-Tax or Roth Election made by a Participant, including through automatic enrollment (a “negative election”), to make Elective Deferral Contributions in accordance with Section 3.4.1.
1.33 Eligible Employees:
Those Employees specified in the Adoption Agreement. An individual, other than a Leased Employee, shall only be treated as an Eligible Employee if he or she is reported on the payroll records of the Employer as a common law employee. Unless selected otherwise in the Adoption Agreement, the term “Eligible Employee” shall mean all common law Employees of the Primary Employer and all Affiliates other than (A) Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers, unless the bargaining agreement provides for participation in the Plan, and (B) Non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)). It is also expressly intended that an individual not treated as a common law employee by the Employer on its payroll records be excluded from participation in the Plan even if a court or administrative agency later determines that such an individual is a common law employee and not an independent contractor.
1.34 Eligible Retirement Plan:
For purposes of the direct rollover requirements of Section 6.4 and Rollover Contributions to this Plan, the term Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).
1.35 Eligible Rollover Distribution:
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) (minimum required distribution); any distribution on account of hardship; and any other distribution determined not to be an Eligible Rollover Distribution under the Code, or other applicable guidance. For purposes of determining whether a distribution from the Plan is an Eligible Rollover Distributions, any distribution(s) that is(are) reasonably expected to total less than $200 during a year shall not be treated as an Eligible Rollover Distribution. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. In all events, a distribution of Excess Amounts (defined in Section 3.7.1), Excess Aggregate Contributions, Excess Contributions, and Excess Elective Deferral Contributions is not an Eligible Rollover Distribution. A Roth Contributions Account shall be treated as being held under a separate plan for purposes of applying the rules in A-9 (dividing an Eligible Rollover Distribution between direct rollover and direct pay), A-10 (dividing a direct rollover into multiple direct rollovers) and A-11 (de minimis distributions) of Treas. Reg. Section 1.401(a)(31) -1.
1.36 Employee:
A Self-Employed Individual or any common law employee of the Employer. Also, the term “Employee” shall include any Leased Employee deemed to be an Employee of the Employer as provided in Code Sections 414(n) or (o). The term “Employee” does not include any independent contractor. For purposes of applying the testing and tax-qualification requirements of the Code, all Employees will be treated as employed by a single employer. An individual is not an Employee entitled to additional Pre-Tax Contributions after the individual has ceased to provide services as an Employee of an Employer (i.e. the individual is not expected to resume providing services as an Employee of an Employer).

1.37 Employee After-Tax Contribution:
Any contribution made to the Plan at the election of a Participant that is includable in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
1.38 Employee After-Tax Election:
The election by a Participant, to make Employee After-Tax Contributions in accordance with Section 3.2.
1.39 Employer:
The Primary Employer and each other sole proprietorship, partnership or corporation or other entity that adopts the Plan with the consent of the Primary Employer and executes an Adoption Agreement. Only an Affiliate of the Primary Employer may be an Employer with respect to a plan adopted by the Primary Employer.1 Upon and by adoption of the Plan, each Employer shall delegate authority to amend the Plan to the Primary Employer.
1.40 Employer Account:
The Participant’s Matching Contributions Account, Profit Sharing Contributions Account, Money Purchase Contributions Account, Safe Harbor Matching Contributions Account, Safe Harbor Nonelective Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account, as the case may be.
1.41 Employer Derived Account Balance:
The portion of the Account Balance derived from Matching Contributions, Profit Sharing Contributions, Money Purchase Contributions, Prevailing Wage Contributions, Safe Harbor Matching Contributions, Safe Harbor Nonelective Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions and Pre-Tax Contributions.
1.42 Employment:
An Employee’s employment with the Primary Employer, Affiliate or a “leasing organization” referred to in Section 1.58 or self-employment, or to the extent required under Code Section 414(a) or as otherwise specified by the Plan Administrator, in its sole discretion (and not in violation of ERISA or the Code), any predecessor of any of the aforementioned companies. If any of the aforementioned companies maintains a plan of a Predecessor Employer, employment or self-employment with the Predecessor Employer will be treated as Employment. Additionally, if the trade or business conducted by a Self-Employed Individual becomes incorporated, all employment with that trade or business or with any Affiliate shall be treated as Employment with the Employer.
1.43 Entry Date:
The date on which an Eligible Employee becomes a Participant as specified in the Adoption Agreement, provided that any Eligible Employee who has satisfied the statutory minimum age and service requirements of Code Section 410(a)(1) (age 21 and 1 Year of Service) (or if less restrictive, the minimum age and service requirements set forth in the Plan) and who is otherwise entitled to participate in the Plan, Entry Date means the date that is no later than the earlier of (1) the first day of the Plan Year beginning after the date on which such Eligible Employee satisfied such requirements, or (2) the date 6 months after the date on which he or she satisfied such requirements, unless the Eligible Employee was separated from service before the date referred to in clauses (1) or (2), whichever is applicable. Unless selected otherwise in the Adoption Agreement, Entry Date means for an Elective Deferral (and if applicable, Employee After Tax Contribution), non-safe harbor Matching Contributions and Profit-Sharing Contributions, the first day of the Plan Year and the first day of the seventh month of the Plan Year, and the Entry Dates for a Safe Harbor Contribution shall be the same as the Entry Dates for Elective Deferrals.
1.44 ERISA:
The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

[1]	The Plan may not be both a multiple employer or multiemployer plan and a Master or Prototype Plan.

1.45 Excess Aggregate Contributions:
The excess of a Highly Compensated Employee’s aggregate ACP Contribution Amounts (as defined in Section 3.5(A)(1)(b) of the Plan) over the amounts permitted by the ACP Test, as determined under Section 3.5(A).
1.46 Excess Contributions:
The excess of a Highly Compensated Employee’s aggregate ADP Contribution Amounts (as defined in Section 3.4.2(B)(1)(b) of the Plan) over the amount permitted by the ADP Test, as determined under Section 3.4.2(B).
1.47 Excess Elective Deferral Contributions:
Those Elective Deferral Contributions that exceed the dollar limitation on those contributions under Code Section 402(g). Excess Elective Deferral Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the April 15th immediately following the close of the calendar year in which the Excess Elective Deferral Contributions were made and in accordance with the procedures set forth in Section 3.4.2(A).
1.48 Fully Vested Severance:
Termination of Employment, as described in Section 4.1.2 or by a reason other than death, when the Participant’s vested percentage in his or her Account is 100%.
1.49 Group Trust:
A Trust Fund consisting of assets of any Plan maintained and established by the Employer under Section 10.13.
1.50 Highly Compensated Employee:
The term Highly Compensated Employee includes a highly compensated active Employee and a highly compensated former Employee.
     (A) Highly Compensated Active Employee. Highly Compensated Employee means any Employee who: (1) was a 5-percent owner at any time during the determination year or the look-back year, or (2) for the look-back year had 415 Limitation Compensation from the Employer in excess of $80,000 (as indexed) and, unless selected otherwise in the Adoption Agreement, was in the top-paid group for the look-back year.
          For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If, as provided in the Adoption Agreement, a calendar year data election is made, the calendar year beginning with or within the look-back year is treated as the Employer’s look-back year for purposes of determining whether an Employee is a Highly Compensated Employee on account of the Employee’s 415 Limitation Compensation for a look-back year under Section 414(q)(1)(B). Unless selected otherwise, a calendar year data election is not made. If a calendar year data election is made, it shall apply for all subsequent determination years unless changed by the Employer. A calendar year data election, if made, does not apply in determining whether the Employer’s employees are Highly Compensated Employees under Code Section 414(q)(1)(A) on account of being 5-percent owners.
     (B) Highly Compensated Former Employee. A highly compensated former Employee includes any Employee who terminated Employment (or was deemed to have terminated) prior to the Plan Year, performs no service for the Employer or Affiliate during the Plan Year, and was a highly compensated active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday. Whether a former Employee is a highly compensated former Employee is based on the rules applicable to determining highly compensated Employee status as in effect for that determination year, in accordance with Temp. Treas. Reg. Section 1.414(q)-1T, A-4, Notice 97-45, and any additional guidance issued by the IRS under Code Section 414(q).
     (C) Rules of Construction. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the 415 Limitation

Compensation that is considered will be made in accordance with the selections made in the Adoption Agreement, this Base Plan Document, and all applicable guidance issued by the IRS under Code Section 414(q).
1.51 Hour of Service:
Unless selected otherwise in the Adoption Agreement, the Hourly Records Method described below shall be used.
     (A) Hourly Records Method. If the Hourly Records Method is selected, an Hour of Service shall include:
          (1) Hours for Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Computation Period in which the duties are performed;
          (2) Hours for Time During Which no Duties Performed. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited under Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and
          (3) Hours for Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subparagraph (1) or subparagraph (2), as the case may be, and under this subparagraph (3). These hours will be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.
     (B) Controlled Group Rules. Hours of Service will be credited for Employment with the Employer and its Affiliates.
     (C) Equivalency. Unless selected otherwise in the Adoption, actual hours shall be used. If selected in the Adoption Agreement, the determination of the number of Hours of Service earned in a Computation Period may be based on the equivalency method specified in the Adoption Agreement instead of counting the actual number of Hours of Service performed.
     (D) Elapsed Time Method. If the Elapsed Time Method is selected in the Adoption Agreement, an Hour of Service is an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.
     (E) Leased Employees. With respect to both the Hourly Records Method and the Elapsed Time Method, Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan to the extent required under Code Section 414(n) (with respect to Leased Employees).
1.52 Immediately Distributable:
For purposes of determining whether a Participant’s consent is required before a distribution may be made from the Plan, a Participant’s Account is “Immediately Distributable” during the period prior to the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62. (The term “Immediately Distributable” only refers to the period during which the Code requires the Plan to obtain the consent of a Participant to certain distributions).
1.53 Integration Level:
Unless selected otherwise in the Adoption Agreement, the Integration Level shall be the taxable wage base. The Integration Level is the dollar amount at or below which the rate of contributions or benefits (expressed as a percentage of Plan Compensation) is less than the rate of contributions above that dollar amount. The term “Integration Level” only applies if the Plan is integrated with Social Security. If an integrated Employer Profit Sharing or Money Purchase Contribution is made for a Short Plan Year (as defined in Section 3.1.9), the Integration Level used for purposes of determining and allocating such contribution shall equal the otherwise applicable Integration Level multiplied by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12.
1.54 Investment Committee:
The Investment Committee appointed by the Primary Employer in accordance with Article X.
1.55 Investment Manager:
Any person appointed by the Trustee or, with respect to Participant Directed Assets, by the Participant or Beneficiary having the power to direct the investment of such assets and the power to appoint an Investment Manager, to serve as such in accordance with Section 10.8.
1.56 IRS:
The Internal Revenue Service.
1.57 Key Employee:
Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date as defined in Section 4.4.1(A) was an officer of the Primary Employer or Affiliate having annual 415 Limitation Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Primary Employer or Affiliate, or a 1-percent owner of the Primary Employer or Affiliate having Annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
1.58 Leased Employee:
Any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the “leasing organization”) has performed services for the recipient (or for the recipient or related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
A Leased Employee shall not be considered an employee of the recipient Employer if: (A) such employee is covered by a money purchase pension plan (maintained by the “leasing organization” providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting and (B) Leased Employees do not constitute more than 20% of the recipient’s nonhighly compensated recipient workforce.
1.59 Life Annuity:
An annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.
1.60 Limitation Year:
A Plan Year, calendar year or 12-consecutive month period selected in the Adoption Agreement used for purposes of the Annual Additions limitation of Code Section 415. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. Unless selected otherwise in the Adoption Agreement, the Limitation Year shall be the Plan Year.

1.61 Master or Prototype Plan:
A plan, the form of which is the subject of a favorable opinion letter from the IRS as a master or prototype plan.
1.62 Matching Contribution:
An Employer contribution made to the Plan on behalf of a Participant on account of a Participant’s Pre-Tax Contributions, Roth Contributions and/or Employee After-Tax Contributions, as applicable, under a plan maintained by the Employer.
1.63 Maternity or Paternity Absence:
Maternity or Paternity Absence is an individual’s absence from work: (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of that child by the individual; or (4) for purposes of caring for the child for a period beginning immediately following the child’s birth or placement.
1.64 Net Profits:
The current and accumulated profits of the Employer from the trade or business of the Employer with respect to which the Plan is established, as determined by the Employer before deductions for federal, state and local taxes on income and before contributions under the Plan or any other Qualified Plan.
1.65 Nonhighly Compensated Employee:
An Employee of the Employer who is not a Highly Compensated Employee.
1.66 Nonvested Severance:
Termination of Employment of a Participant whose vested percentage in his or her Employer Derived Account Balance is 0% and who has not had Pre-Tax Contributions, Roth Contributions or Employee After-Tax Contributions made to the Plan.
1.67 Normal Retirement Age:
Unless selected otherwise in the Adoption Agreement, the Normal Retirement Age shall be the later of the attainment of age 65 by the Participant, or the fifth anniversary of the first Plan Year in which the Employee became a Participant. Otherwise, Normal Retirement Age shall be the age selected in the Adoption Agreement.
1.68 Original Effective Date:
The date the Plan was originally effective.
1.69 Owner-Employee:
An individual who is a sole proprietor, or who is a partner owning more than 10% of either the capital or profits interest in the partnership.
1.70 Paired Plans:
Two Defined Contribution Plans or one or two Defined Contribution Plans and one Defined Benefit Plan, provided that all such plans use the format of this Prototype Plan or the Merrill Lynch Defined Benefit Plan and Trust.
1.71 Partially Vested Severance:
Termination of Employment of a Participant whose vested percentage in his or her Employer Derived Account Balance is less than 100% but greater than 0%.

1.72 Participant:
An Employee or former Employee who has commenced, but not terminated, participation in the Plan as provided in Article II. An “Active Participant” is a Participant who is an Eligible Employee. An “Inactive Participant” is a Participant who has terminated employment or a Participant who is no longer an Eligible Employee but still possesses a vested Account Balance.
1.73 Participant Directed Assets:
The assets of an Account which are invested, as described in Section 10.5, according to the direction of the Participant or the Participant’s Beneficiary, as the case may be, in either individually selected investments, commingled funds or in shares of regulated investment companies.
1.74 Period of Severance:
For purposes of the Elapsed Time Method, a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, is discharged, or dies or, if earlier, the first 12-month anniversary of the date on which the Employee was otherwise absent from service.
A Period of Severance will not commence if an individual is absent from work by reason of a Maternity or Paternity Absence. Solely for purposes of determining when the individual’s Period of Severance begins, the individual will be credited with the 12-consecutive month period beginning on the first anniversary of the first date of such absence.
No Period of Severance shall occur due to an individual’s “qualified military service” (as defined in Code Section 414(u)) if the individual is entitled to reemployment rights under USERRA.
1.75 Plan:
The plan established by the Primary Employer in the form of the Base Plan Document and a related Adoption Agreement that has been signed and dated by each Employer. The Plan shall have the name specified in the Adoption Agreement.
1.76 Plan Administrator:
The Plan Administrator is the Primary Employer, unless otherwise specified by duly authorized action by the Primary Employer, including through a designation in the Adoption Agreement.
1.77 Plan Compensation:
Plan Compensation shall be Compensation as selected in the Adoption Agreement. If selected in the Adoption Agreement, a Participant’s Plan Compensation shall, for the Plan Year that includes the Participant’s Entry Date, only include Compensation actually paid on and after the Participant’s Entry Date. Unless selected otherwise in the Adoption Agreement, Plan Compensation shall be Form W-2 Compensation for the full Plan Year.
1.78 Plan Year:
Each 12-consecutive month period ending on the date specified in the Adoption Agreement. Notwithstanding the preceding sentence, the Plan Year in which the Plan is terminated shall end on the effective date of such termination. In addition, if the Plan Year is amended, the new Plan Year must begin on a date within the Plan Year in which the amendment is made and shall result in a Short Plan Year (as defined in Section 3.1.9) that ends immediately before the beginning of the first day of the subsequent new Plan Year. The new Plan Year shall then be each 12 consecutive month period thereafter. In addition, in the initial year of the adoption of the Plan, if the Original Effective Date is not the first day of the 12 consecutive month period ending on the date the Plan Year ends as indicated in the Adoption Agreement, the initial Plan Year shall be a Short Plan Year. Unless selected otherwise in the Adoption Agreement, the Plan Year shall be 12 consecutive month period ending on the last day of the Primary Employer’s fiscal year for federal income tax purposes.
1.79 Predecessor Employer:
A Predecessor Employer within the meaning of Code Section 414(a)(1) which requires that an Employee be credited for service with prior employers under certain circumstances.
1.80 Predecessor Employer Service:
Service with a Predecessor Employer, as described in Section 1.111(C).
1.81 Pre-Tax Contributions:
Any contribution made to the Plan at the election of a Participant that is not includable in the Participant’s gross income at the time deferred and has been designated as Pre-Tax Contributions by the Participant. A Participant’s Pre-Tax Contributions shall be maintained in a separate Account containing only the Participant’s Pre-Tax Contributions and gains and losses attributable to those Pre-Tax Contributions. Pre-Tax Contributions shall not include any deferrals properly distributed as Excess Amounts under Section 3.7.2 and are limited by Code Section 402(g) (See Section 3.4.2).
1.82 Pre-Tax Election:
The election by a Participant, including through automatic enrollment (a “negative election”), to make Pre-Tax Contributions in accordance with Section 3.4.1.
1.83 Prevailing Wage Contribution:
A prevailing wage contribution made to the Plan or any other Qualified Plan pursuant to the Employer’s obligation under the Davis-Bacon Act or similar legislation, as set forth in Section 3.13.
1.84 Primary Employer:
The Employer designated in the Adoption Agreement as the Primary Employer.
1.85 Prototype Plan:
The Merrill Lynch Prototype Defined Contribution Plan and Trust as set forth in this Base Plan Document, and its related Adoption Agreements, each as amended or restated from time to time.
1.86 Qualified Joint and Survivor Annuity:
The joint and survivor annuity required to be offered when benefits are to be distributed under a Qualified Plan that is subject to the joint and survivor annuity requirements of Code Section 417. In the case of a married Participant, the Qualified Joint and Survivor Annuity is an immediate annuity for the life of the Participant with a survivor annuity continuing after the Participant’s death to the Participant’s Surviving Spouse. The annuity payable to the Surviving Spouse for his or her life equals 50% of the amount of the annuity payable during the joint lives of the Participant and such Surviving Spouse. The Qualified Joint and Survivor Annuity must be the actuarial equivalent of a Life Annuity that could be provided for the Participant under an Annuity Contract purchased with the aggregate vested Account Balance of the Participant’s Account at the Benefit Commencement Date. In the case of an unmarried Participant, the Qualified Joint and Survivor Annuity shall be an immediate annuity for the life of the Participant.
1.87 Qualified Matching Contributions:
Matching Contributions (other than Safe Harbor Matching Contributions), made by the Employer which the Plan Administrator designates as Qualified Matching Contributions, and are allocated to a Participant’s Account, not distributable to a Participant until distributable from the Plan, nonforfeitable when made, and distributable only in accordance with the distribution provisions that are applicable to Pre-Tax Contributions (other than the hardship withdrawal provisions). Qualified Matching Contributions may not be withdrawn on account of a hardship.
1.88 Qualified Nonelective Contributions:
Contributions (other than Matching Contributions, Safe Harbor Contributions or Qualified Matching Contributions) made by the Employer which the Plan Administrator designates as Qualified Nonelective Contributions, and are allocated to a Participant’s Account, not distributable to a Participant until distributable from the Plan, nonforfeitable when made, and distributable only in accordance with the distribution provisions that are applicable to Pre-Tax Contributions (other than the hardship withdrawal provisions). Qualified Nonelective Contributions may not be withdrawn on account of a hardship. If selected in the Adoption Agreement, a Prevailing Wage Contribution made on behalf of a Nonhighly Compensated Employee shall constitute a Qualified Nonelective Contribution to the extent such contribution does not exceed the limit set forth in Treas. Reg. Section 1.401(m) — 2(a), as amended, or other applicable guidance.
1.89 Qualified Plan:
A Defined Benefit Plan or Defined Contribution Plan which has been determined to meet the tax qualification requirements of Code Section 401(a).
1.90 Qualified Preretirement Survivor Annuity:
A survivor annuity for the life of the Surviving Spouse of the Participant the actuarial equivalent of the Participant’s vested Account Balance.
1.91 Qualified Voluntary Employee Contributions (QVECs):
Qualified Voluntary Employee Contributions made in accordance with former Code Section 219 that constitute accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B).
1.92 Qualifying Employer Securities:
A security issued by an Employer which is (A) stock; (B) a marketable obligation within the meaning of ERISA Section 407(e), (C) an interest in a publicly traded partnership (as defined in Code Section 7704(b)) but only if such partnership is an existing partnership as defined in Section 10211(c)(2)(A) of the Revenue Act of 1987 (Public Law 100-203); and (D) otherwise a “qualifying employer security” as defined in ERISA Section 407(d).
1.93 Restatement Effective Date:
The effective date of the amendment and restatement of the Plan, if any, as set forth in the Adoption Agreement. This Plan is intended to incorporate all provisions required for qualification pursuant to which the IRS Opinion Letters for the Prototype Plan have been issued. To the extent required for the qualification of the Plan, any such plan provision that is required to have an effective date under applicable law prior to the Restatement Effective Date shall be effective as of such earlier effective date, including, but not limited to, a provision required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (such as the changes to the compensation limit under Code Section 401(a)(17), catch-up contributions under Code Section 414 (v), key employee requirements under Code Section 416, eligible rollover distributions under Code Section 402 , limitations on contributions under Code Section 415, and severance from employment under Code Section 401(k) (each of which are effective for Plan Years beginning on and after January 1, 2002) ) , Code Section 401(a)(31)(B), Regulations under Code Section 401(a)(9) and the Regulations under Code Section 401(k)/(m). Roth Elective Deferrals cannot be made prior to January 1, 2006.
1.94 Rollover Contributions:
A contribution under Section 3.3 that is a contribution of an Eligible Rollover Distribution to the Trustee by the Participant on or before the 60th day after the Participant received the Eligible Rollover Distribution or the contribution of the Eligible Rollover Distribution by the Trustee of another Eligible Retirement Plan in the form of a direct transfer under Code Section 401(a)(31).

1.95 Roth Contributions:
Any contribution made to the Plan at the election of a Participant that is includable in the Participant’s gross income at the time deferred and has been irrevocably designated as Roth Contributions by the Participant. A Participant’s Roth Contributions will be maintained in a separate account containing only the Participant’s Roth Contributions and gains and losses attributable to those Roth Contributions. No Roth Contribution may be made prior to the first day of the Plan Year beginning after December 31, 2005.
Roth Contributions shall not include any contributions properly distributed as Excess Amounts as defined under Section 3.7.2 and are limited by Code Section 402(g) (See Section 3.4.2).
1.96 Roth Election:
The election by a Participant to make Roth Contributions in accordance with Section 3.4.1.
1.97 Secretary:
The Secretary of the Treasury.
1.98 Self-Employed Individual:
An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established or an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.
1.99 Sponsor:
Merrill Lynch, Pierce, Fenner & Smith, Incorporated and any successor thereto.
1.100 Spouse:
The person legally married to a Participant (pursuant to local law where the Participant resides, but not in violation of federal law).2 In addition, a Participant’s spouse or former spouse will be treated as the Participant’s Spouse to the extent provided under a “qualified domestic relations order” (or a “domestic relations order” treated as such) as described in Code Section 414(p).
1.101 Surviving Spouse:
The Participant’s Spouse on the earliest of:
     (A) the date of the Participant’s death;
     (B) the Participant’s Benefit Commencement Date; or
     (C) the date on which an Annuity Contract is purchased for the Participant providing benefits under the Plan.
A Participant’s former Spouse will be treated as the Participant’s Surviving Spouse and a Participant’s current Spouse will not be treated as the Participant’s Surviving Spouse to the extent provided under a “qualified domestic relations order” (or a “domestic relations order” treated as such) as described in Code Section 414(p).

[2]	For example, under the “Defense of Marriage Act” (P.L. 104-199) for purposes of federal law, “the word ‘marriage’ means only a legal union between one man and one woman as husband and wife, and the word ‘spouse’ refers only to a person of the opposite sex who is a husband or a wife.”

1.102 Taxable Wage Base:
The contribution and benefit base under Section 230 of the Social Security Act at the beginning of the Plan Year, as adjusted in accordance with the Social Security Act.
1.103 Temporary Employee:
Any Employee employed on a temporary or periodic basis by an Employer pursuant to which such Employee from time to time accepts, at his sole discretion, job assignments having a fixed and limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs at potentially varying rates of compensation with each job assignment and who is classified in the Employer’s records as a Temporary Employee.
1.104 Testing Compensation:
Solely for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage, Testing Compensation as selected in the Adoption Agreement, shall be Compensation either excluding or including Elective Contributions as specified in the Adoption Agreement. If selected in the Adoption Agreement, a Participant’s Testing Compensation shall, for the Plan Year that includes the Participant’s Entry Date, only include Compensation actually paid on and after the Participant’s Entry Date. Unless selected otherwise in the Adoption Agreement, Testing Compensation shall be Form W-2 Compensation for the full Plan Year.
1.105 Trust:
The trust established under the Plan to which Plan contributions are made and in which Plan assets are held. Any reference in the Plan to the “Trust” or “Trust Agreement” shall refer to the applicable trust provisions of this Plan.
1.106 Trust Fund:
The assets of the Trust held by or in the name of the Trustee.
1.107 Trustee:
The person(s) appointed as Trustee(s) pursuant to Article X and any successor Trustee(s) and so named in the Adoption Agreement.
1.108 USERRA:
The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.
1.109 Valuation Date:
The last business day of the Plan Year, unless selected otherwise in the Adoption Agreement or determined under Section 10.6, if applicable.
1.110 Vesting Service:
The Years of Service credited to a Participant under Article IV for purposes of determining the Participant’s vested percentage in his or her Account.
1.111 Years of Service:
Unless selected otherwise in the Adoption Agreement, the Hourly Records Method described below shall be used.
     (A) Hourly Records Method. If the Hourly Records Method is selected in the Adoption Agreement, an Employee shall be credited with one Year of Service for each Computation Period in which he or she has 1,000 Hours of Service. Solely for purposes of eligibility to participate, an Employee shall be credited with a

Year of Service on the last day of the 12-consecutive month period which begins on the first day on which he or she has an Hour of Service, if he or she has at least 1,000 Hours of Service in that period. If an Employee fails to be credited with a Year of Service on such date, he or she shall be credited with a Year of Service on the last day of each succeeding Computation Period in which he or she is credited with 1,000 Hours of Service.
     (B) Elapsed Time Method. If the Elapsed Time Method is selected in the Adoption Agreement, the Employee’s Years of Service shall be equal to the number of whole years elapsed during an Employee’s Period of Service. An Employee’s Period of Service shall be the aggregate of the following:
          (1) the period commencing on the date the Employee first performs an Hour of Service and ending on the date he or she quits, retires, is discharged, dies, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service (with or without pay) for any other reason; and
          (2) if the Employee quits, retires, or is discharged, the period commencing on the date the Employee terminated his or her Employment and ending on the first date on which he or she again performs an Hour of Service, if such date is within 12 months of the date on which he or she last performed an Hour of Service; or
          (3) if the Employee is absent from work for any other reason and, within 12 months of the first day of such absence, the Employee quits, retires, dies, or is discharged, the period commencing on the first day of such absence and ending on the first day he or she again performs an Hour of Service if such day is within 12 months of the date his or her absence began.
Years of Service shall be measured in whole years and fractions of years in months. For this purpose, (a) periods of less than a full year shall be aggregated on the basis that twelve (12) months or three hundred and sixty-five (365) days equals a year, and (b) in aggregating days into months, thirty (30) days shall be rounded up to the nearer whole month.
     (C) Predecessor Employer Service. With respect to both the Hourly Records Method and the Elapsed Time Method, service with a Predecessor Employer, determined in the manner in which the rules of the Plan would have credited such service had the Participant earned such service under the terms of the Plan, must be included in Years of Service, as required by Code Section 414(a)(1) and Code Section 414(a)(2) or as selected in the Adoption Agreement. If the Employer maintains the plan of a Predecessor Employer, service with such Employer will be treated as service for the Employer.
     (D) Hourly Record to Elapsed Time Transition. If the Plan’s method of determining service changes from the Hourly Records Method to the Elapsed Time Method, the Employee shall receive credit for a period of service consisting of: (1) a number of Years of Service equal to the number of Years of Service credited to the Employee before the Computation Period during which the change occurred; and (2) the greater of (a) the period of service that would be credited to the Employee under the Elapsed Time Method for his service during the entire Computation Period in which the change occurs or (b) the service taken into account under the Hourly Records Method as of the date of the change. In addition, the Employee shall receive credit for service subsequent to the change commencing on the day after the last day of the Computation Period in which the change occurs.
     (E) Elapsed Time to Hourly Records Transition. If the Plan’s method of determining service changes from the Elapsed Time Method to the Hourly Records Method — (1) the Employee shall receive credit as of the date of the change for a number of Years of Service equal to the number of 1-year Periods of Service credited to the Employee as of the date of the change; and (2) the Employee shall receive credit, in the Computation Period which includes the date of the change, for a number of Hours of Service determined by applying the equivalency method based on the Employees’ payroll frequency to any fractional part of a year credited to the Employee as of the date of the change. If the Employee is paid on either a daily, weekly or bi-weekly basis, the Employee shall be credited with 45 Hours of Service for each week if under Section 1.51 of the Plan, such Employee would be credited with at least 1 Hour of Service during the week. If the Employee is paid on a semi-monthly or monthly basis, the Employee shall be credited with 180 Hours of Service for each month if under Section 1.51 of the Plan such Employee would be credited with at least 1 Hour of Service during the month.

ARTICLE II
PARTICIPATION
2.1 Admission as a Participant:
2.1.1 General Rules:
An Eligible Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she meets the participation requirements specified in the Adoption Agreement; provided, however that:
     (A) an Eligible Employee who meets the participation requirements on the Original Effective Date shall become a Participant as of such date; and
     (B) if a participation waiver is selected in the Adoption Agreement, an Eligible Employee shall become a Participant on the date specified in the Adoption Agreement, without regard to the otherwise applicable participation requirements.
2.1.2 Changes in Employment Status:
     (A) An Employee who did not become a Participant on the Entry Date coincident with or next following the date on which he or she met the participation requirements because he or she was not then an Eligible Employee shall become eligible to be a Participant on the first date on which he or she again becomes an Eligible Employee unless determined otherwise in accordance with Section 2.3.1 of the Plan.
     (B) If a Participant is no longer an Eligible Employee, he or she is not eligible to share in contributions made by the Employer or participate in any Pre-Tax, Roth or Employee After-Tax Contribution provisions of the Plan. If such an individual has not incurred a Break in Service, such Employee will become a Participant immediately upon becoming an Eligible Employee. If such an individual incurs a Break in Service, eligibility will be determined under Section 2.3. If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will become eligible to be a Participant immediately upon becoming an Eligible Employee if he or she has satisfied the participation requirements of Section 2.1.1.
2.1.3 Elective Deferral and Employee After-Tax Elections:
If the Plan permits Pre-Tax Contributions, Roth Contributions or Employee After-Tax Contributions, in addition to the participation requirements set forth in Section 2.1.1 and Section 2.1.2, an Eligible Employee shall become a Participant upon filing his or her Elective Deferral Election or Employee After-Tax Election with the Plan Administrator or, if selected in the Adoption Agreement, the date an Employee is deemed to make such election (an automatic enrollment). An automatic enrollment shall be administered consistently with Rev. Rul. 2000-8 and any other subsequent or related guidance.
2.1.4 Amendment to Age and Service Requirements:
If the Plan’s age and/or service requirements for eligibility are amended, an Employee who satisfied the pre-amendment age and service requirements before the date of the amendment shall be deemed to satisfy the post-amendment age and service requirements.
2.1.5 Amendment to Entry Date:
A change to the Plan’s Entry Date (including a change caused by a change in Plan Year) shall not cause any Participant to lose his or her Participant status or postpone the participation of any Eligible Employee beyond the date required under Code Section 410(a)(4). (Generally, Code Section 410(a)(4) requires that an Eligible Employee who has attained age 21 and completed 1 Year of Service must commence participation in the Plan no later than the earlier of: (A) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements, or (B) the date six months after the date on which the Eligible Employee satisfied such requirements.)

2.2 Rollover Participant:
An Eligible Employee who makes a Rollover Contribution (under Section 3.3) shall become a Participant as of the date of such contribution or transfer even if he or she had not previously become a Participant. However, such an Eligible Employee will become a Participant only for the purposes of such Rollover Contribution and shall not be eligible to share in contributions made by the Employer or be permitted to make any Pre-Tax Contributions, Roth Contributions or Employee After-Tax Contributions until he or she has become a Participant in accordance with the participation requirements of Section 2.1. An Eligible Employee who is a Participant only for purposes of a Rollover Contribution shall not be taken into account for purposes of the ADP Test or the ACP Test.
2.3 Crediting of Service for Eligibility Purposes — Breaks in Service:
2.3.1 Nonvested Employees’ Pre-Break Service:
     (A) For purposes of eligibility to participate, an Eligible Employee who is reemployed after a Nonvested Severance shall not retain credit for his or her Years of Service earned prior to a period of five consecutive one-year Breaks in Service.
     (B) If an Employee’s Years of Service are disregarded under (A) above, such Employee shall be treated as a new Employee for eligibility purposes upon his or her reemployment.
     (C) If an Employee’s Years of Service may not be disregarded under (A) above, and if the Employee was not a Participant upon his or her prior Nonvested Severance, and the Employee is an Eligible Employee upon his or her reemployment, the Eligible Employee shall become a Participant in accordance with the participation requirements of Section 2.1 taking into account his or her pre-Break Service in Years of Service.
     (D) If an Employee’s Years of Service may not be disregarded under (A) above, and if the Employee was a Participant upon his or her prior Nonvested Severance, such Participant shall continue to be eligible to participate in the Plan immediately upon reemployment.
2.3.2 Vested Participants Retain Service:
For purposes of eligibility to participate, a Participant who is reemployed after a Fully Vested Severance or Partially Vested Severance shall retain credit for his or her Years of Service prior to such termination of Employment without regard to the length of his or her absence from Employment. If such Participant returns to Employment, he or she shall become eligible to participate immediately upon reemployment.
2.4 Termination of Participation:
A Participant shall cease to be a Participant:
     (A) upon his or her death;
     (B) upon the payment to him or her of all nonforfeitable benefits due to him or her under the Plan following his severance from employment, whether directly or by the purchase of an Annuity Contract; or
     (C) upon his or her Nonvested Severance.
2.5 Corrections with Regard to Participation:
If an error is made with regard to any individual’s participation in the Plan, the error may be corrected as provided in this Section 2.5.
2.5.1 Omission of Participant:
If in any Plan Year an Eligible Employee who should have been included as a Participant in the Plan is erroneously omitted or if an administrative error results in a Participant’s Account not being properly credited with any contributions or earnings hereunder, the error may be corrected as provided in this Section 2.5.1. Solely for purposes of restoring an affected Participant’s Account to the position in which the Account would have been if no error had been made, the Employer may make additional contributions to such Participant’s Account or contributions may be reallocated among the Accounts of affected Participants.
2.5.2 Erroneous Inclusion in Plan:
If in any Plan Year any individual is erroneously included as a Participant in the Plan and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the amount contributed on behalf of such ineligible Employee shall (together with any earnings or losses) constitute a forfeiture for the Plan Year in which the discovery is made, except for any Pre-Tax Contributions, Roth Contributions or Employee After-Tax Contributions, which shall be distributed to such ineligible Employee.
2.5.3 EPCRS Correction:
An error described in this Section 2.5 shall be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Plan Administrator in its sole discretion.
2.5.4 Employer and Plan Administrator Responsible for Correction:
The Employer and Plan Administrator shall be responsible for taking any and all actions as required by this Section 2.5.
2.6 Provision of Information:
Each Employee shall execute such forms as may reasonably be required by the Plan Administrator in its sole discretion, and shall make available to the Plan Administrator any information that it may reasonably request in this regard. By virtue of his or her participation in this Plan, an Eligible Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Eligible Employee’s participation in the Plan, to be bound by all provisions of the Plan.
2.7 Waiver of Plan Participation:
In the manner prescribed by the Plan Administrator, an Eligible Employee may make a one-time irrevocable election upon the Eligible Employee’s commencement of employment with the Employer or upon the Eligible Employee’s Entry Date to waive the right to participate in the Plan or any other plan maintained by the Employer. An Eligible Employee who makes a one-time irrevocable election under this Section shall not be taken into account for purposes of the ADP or ACP Test. No one-time irrevocable election may be made on or after the first day of the Plan Year during which the Employer adopts a Plan, or restates an existing Plan, using this Prototype Plan as approved by an Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) opinion letter issued by the IRS; however, all one-time irrevocable elections prior to this date shall remain in effect without regard to this change.
2.8 USERRA — Crediting Service:
For eligibility and vesting purposes, absence from employment on account of a leave of absence for service in the United States uniformed armed services will be counted as employment with an Employer if the Employee’s reemployment rights are protected under USERRA. In addition, if the Employee returns to service with the Employer within the period during which his reemployment rights are protected under USERRA, the period between the end of his or her active duty period and his or her return to employment by the Employer will be considered service with the Employer. If the Employee does not return to active employment with the Employer, his service will be deemed to have ceased on the earliest date permitted under applicable law.

ARTICLE III
CONTRIBUTIONS AND ACCOUNT ALLOCATIONS
3.1 Employer Contributions and Allocations:
3.1.1 Profit Sharing Contributions:
If the Plan is a Profit-Sharing Plan, an Employer contribution to the Trust Fund shall be made in cash (except that in lieu of cash: (A) all or part of the contribution may be made in the form of unencumbered Qualifying Employer Securities if the contribution is discretionary, or (B) all or part of the contribution may be made in the form of Qualifying Employer Securities if, to the extent applicable, the requirements of ERISA Section 408(e) are satisfied) and in such amount, if any, as specified in the Adoption Agreement and, with respect to Qualifying Employer Securities, as is consistent with Sections 10.4.2 and 10.4.3. Profit Sharing Contributions for a Plan Year shall be allocated in the manner specified in the Adoption Agreement no later than as of the last day of that Plan Year to the Account of each Participant who is eligible for an allocation as selected by the Employer. Unless selected otherwise in the Adoption Agreement, an Active Participant shall be eligible to receive an allocation of a Profit Sharing Contribution to his or her Profit Sharing Contribution Account with regard to a Plan Year if either (A) he or she was actively employed by the Employer on the last day of that Plan Year or (B) during that Plan Year, he or she was credited with more than 500 Hours of Service and experienced a severance from employment.
3.1.2 Matching Contributions:
     (A) General Rule. If selected in the Adoption Agreement, the Employer may make Matching Contributions to the Plan, including if required under the terms of an Adoption Agreement, a “true-up contribution” (a Matching Contribution in an amount equal to the Matching Contribution payable for the entire Plan Year, as determined under the selected matching contribution formula, over the aggregate amount of the periodic Matching Contributions previously made for the Plan Year). Matching Contributions shall, if forfeitable in accordance with the Vesting Article in the Adoption Agreement and/or Code Section 411(a)(3)(G)3, be forfeited to the extent that such amounts are attributable to contributions distributed under Section 3.4.2(D) (“Distribution of Excess Contributions”).
     (B) Change in Rate of Contribution. No change in the Employer’s Matching Contribution rate calculated during a Plan Year shall reduce the Matching Contribution allocable in that Plan Year to any Participant who satisfied the Plan’s conditions for receiving a Matching Contribution in that Plan Year unless the Matching Contributions are made on a payroll by payroll basis.
3.1.3 Money Purchase Contributions:
If the Plan is a Money Purchase Plan, the Employer will contribute cash to the Trust Fund in such amount (equal to a percentage of the Plan Compensation of each Participant eligible for an allocation of money purchase contributions for that Plan Year) as specified in the Adoption Agreement. Money Purchase Contributions for a Plan Year will be allocated no later than as of the last day of that Plan Year to the Account of each Participant who is eligible for an allocation as selected by the Employer. Unless selected otherwise in the Adoption Agreement, an Active Participant shall be eligible to receive an allocation of a Money Purchase Contribution to his or her Money Purchase Contribution Account with regard to a Plan Year if either (A) he or she was actively employed by the Employer on the last day of that Plan Year or (B) during that Plan Year, he or she was credited with more than 500 Hours of Service and experienced a severance from employment.
3.1.4 410(b) Related Provisions:
If the Employer applies the Code Section 410(b) ratio percentage test and the Plan fails to satisfy the ratio percentage test due to a last day of the Plan Year allocation condition or an Hour of Service allocation condition, then the Employer will suspend the allocation conditions for the “includible” Nonhighly Compensated Employees who are Participants and did not receive an allocation because of such conditions in the following order: (A)

[3]	Under Code Section 411(a)(3)(G), a matching contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it relates is an Excess Aggregate Contribution, an Excess Elective Deferral Contribution, or an Excess Contribution.

such Participant who is employed by the Employer on the last day of the Plan Year and (B) such Participant who has the latest severance from employment date during the Plan Year and continuing to suspend the allocation conditions for each such Participant who incurred an earlier severance from employment date, from the latest to the earliest severance of employment date, until the Plan satisfies the ratio percentage test for the Plan Year.
A Plan satisfies the ratio percentage test if on the last day of the Plan Year, the “benefiting ratio” of the Nonhighly Compensated Employees who are “includible” is at least 70% of the “benefiting ratio” of the Highly Compensated Employees who are “includible”. The “benefiting ratio” of the Nonhighly Compensated Employees is the number of “includible” Nonhighly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Employees who are Nonhighly Compensated Employees. The “benefiting ratio” of the Highly Compensated Employees is the number of “includible” Highly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Employees who are Highly Compensated Employees.
“Includible” Employees are all Employees other than: 1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining union exclusion or the non-resident alien exclusion defined in the Code or by reason of the age and service requirements of Article II of the Adoption Agreement; and 2) any Employee who incurs a severance from employment during the Plan Year and fails to complete at least 501 Hours of Service during such Plan Year.
For the purpose of this subsection, an Employee is “benefiting” under the Plan on a particular date if, under the Plan, the Employee is entitled to an Employer Contribution or an allocation of Forfeitures for the Plan Year.
If two or more “includible” Employees described above have the same severance from employment date, then the Employer will suspend the allocation conditions for all such “includible” Employees irrespective of whether the Plan can satisfy the ratio percentage test by accruing benefits for all such “includible” Employees.
3.1.5 Contributions on Behalf of Disabled Participants:
No contributions to a Participant’s Account will be made on behalf of a Participant whose Employment has terminated on account of Disability with respect to periods after his or her termination of Employment due to Disability.
3.1.6 Permitted Disparity:
The Primary Employer may select an integrated allocation formula as set forth in an Adoption Agreement for purposes of allocating an Employer contribution. If an Employer has adopted more than one Qualified Plan, only one such Qualified Plan may utilize the permitted disparity rules (integrated with Social Security).
     (A) Two-Step Integrated Allocation Formula.
          (1) For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:
               (a) First, in the ratio that the sum of each eligible Participant’s Plan Compensation for the Plan Year and Plan Compensation for the Plan Year in excess of the Integration Level (as defined in the Adoption Agreement) bears to the sum of all such Participants’ Plan Compensation and Plan Compensation in excess of the Integration Level, but for each eligible Participant, not in excess of the Maximum Profit Sharing Disparity Rate (defined below).
               (b) Second, any remaining contributions or forfeitures will be allocated in the ratio that each Participant’s Plan Compensation for that Plan Year bears to all Participants’ Plan Compensation for that Plan Year.
               (c) If this Plan is Top-Heavy, each eligible Participant employed on the last day of the Plan Year will be allocated a Top-Heavy minimum contribution up to 3% of 415 Limitation Compensation in accordance with Section 4.4.3 of the Base Plan Document.

     (B) Four-Step Integrated Allocation Formula.
          (1) For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:
               (a) First, in the ratio that each eligible Participant’s Plan Compensation for the Plan Year bears to the sum of all such Participants’ Plan Compensation for the Plan Year, but not in excess of 3% of each Participant’s Plan Compensation. For this first step, a “Participant” means, in addition to any eligible Participant for the Plan Year, any other Participant entitled to a Top-Heavy minimum contribution for that Plan Year.
               (b) Second, any remaining contributions or forfeitures will be allocated in the ratio that each eligible Participant’s Plan Compensation for the Plan Year in excess of the Integration Level (as defined in the Adoption Agreement) bears to the excess Plan Compensation of all Participants, but not in excess of 3% of each Participant’s Plan Compensation. For purposes of this step, in the case of any Participant who has exceeded the cumulative permitted disparity limit, such Participant’s total Plan Compensation for the Plan Year shall be taken into account.
               (c) Third, any remaining contributions or forfeitures will be allocated in the ratio that the sum of each eligible Participant’s Plan Compensation for the Plan Year and Plan Compensation for the Plan Year in excess of the Integration Level (as defined in the Adoption Agreement) bears to the sum of all such Participants’ Plan Compensation and Plan Compensation in excess of the Integration Level, but for each eligible Participant, not in excess of the Maximum Profit Sharing Disparity Rate (defined below). For purposes of this step, in the case of any Participant who has exceeded the cumulative permitted disparity limit, two times such Participant’s total Plan Compensation for the Plan Year shall be taken into account.
               (d) Fourth, any remaining contributions or forfeitures will be allocated in the ratio that each Participant’s Plan Compensation for that Plan Year bears to all Participants’ Plan Compensation for that Plan Year.
     (C) Maximum Disparity Table.
The Maximum Profit Sharing Disparity Rate is equal to the applicable percentage determined in accordance with the following table:

If the Integration Level is (as a
% of the Taxable Wage Base	The applicable percentage used	The applicable percentage used
(“TWB”)):	with two-step formula is:	with four-step formula is:
20% or less of the TWB	5.7%	2.7%
More than 20% but not more than 80% of the TWB	4.3%	1.3%
More than 80% but less than 100% of the TWB	5.4%	2.4%
100% of the TWB	5.7%	2.7%
     (D) Annual Overall Permitted Disparity Limit. Notwithstanding the selection of a “Two or Four Step Integration Allocation” in an Adoption Agreement, for any Plan Year this Plan benefits a Participant who benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant in the ratio that each Participant’s Plan Compensation for that Plan Year bears to all Participants’ Plan Compensation for that Plan Year.
     (E) Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years.

“Total cumulative permitted disparity years” means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.
3.1.7 Cross Testing
     (A) If, for a Plan Year, the Plan provides for profit-sharing contributions as selected in an Adoption Agreement which are allocable under a special allocation method designated therein to which Treas. Regs. Section 1.401(a)(4)-8 apply, each Eligible Participant, as defined therein, shall constitute a “separate allocation group” for purposes of allocating contributions. Only a limited number of allocation rates (defined below) is permitted, and the number of allocation rates cannot be greater than the maximum allowable number of allocation rates. The maximum number of allocation rates is equal to the sum of the allowable number of allocation rates for Eligible Participants who are Nonhighly Compensated Employees (“eligible NHCEs) and the allowable number of allocation rates for Eligible Participants who are Highly Compensated Employees (“eligible HCEs”). The allowable number of allocation rates for eligible HCEs is equal to the number of eligible HCEs, limited to 25. The allowable number of Nonhighly Compensated Employee allocation rates depends on the number of eligible NHCEs, limited to 25.
     The allocation will be made as follows: first, the total amount of contributions is allocated among the deemed aggregated allocation groups (referred to as “classification” in the case of a Plan that uses the “Allocation by Classification of Participants”) in portions determined by the Employer. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate; and second, within each deemed aggregated allocation group, the allocated portion is allocated to each Eligible Participant in the ratio that such Eligible Participant’s Plan Compensation bears to the total Plan Compensation of all Eligible Participants in the group. An allocation rate is the amount of contributions allocated to an Eligible Participant for a Plan Year, expressed as a percentage of Plan Compensation. The number of eligible NHCEs to which a particular allocation rate applies must reflect a reasonable classification of Employees, and no Employee can be assigned to more than one deemed aggregated allocation group for a Plan Year.
     For a Plan with only one or two eligible NHCEs, the allowable number of NHCE allocation rates is one. For a Plan with 3 to 8 eligible NHCEs, the allocable number of NHCE allocation rates cannot exceed two. For a Plan with 9 to 11 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed three. For a Plan with 12 to 19 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed four. For a Plan with 20 to 29 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed five. For a Plan with 30 or more eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed the number of eligible NHCEs divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed 25.
     The Plan shall satisfy the Broadly Available Allocation Rates or the Minimum Allocation Gateway. Broadly Available Allocation Rates means the method described in Treas. Reg. Section 1.401(a)(4)-8(b)(1)(iii). Minimum Allocation Gateway means the requirement pursuant to which each Eligible Participant who is a Nonhighly Compensated Employee must have an allocation rate that is equal to at least the lesser of 5% of the Eligible Participant’s 415 Limitation Compensation (as defined in Section 1.1 of the Plan) measured over a period of time permitted under the definition of Plan Compensation, or one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate.
     (B) If, for a Plan Year, the Plan provides for profit-sharing contributions allocable using the “Age based Allocation” method as selected in an Adoption Agreement, the total Employer contribution shall be allocated to each Eligible Participant such that the equivalent benefit accrual rate for each Eligible Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Eligible Participant’s testing age, expressed as a percentage of the Eligible Participant’s Plan Compensation which is provided from the allocation of Employer contributions and forfeitures for the Plan Year, using standard actuarial assumptions that satisfy Treas. Reg. Section 1.401(a)(4)-12. The Eligible Participant’s testing age is the later of Normal Retirement Age, or the Eligible Participant’s current age.

3.1.8 Contributions Provided by Leasing Organization:
For purposes of the Plan, contributions provided by the “leasing organization” referred to in Section 1.58 of a Leased Employee which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.
3.1.9 Short Plan Year:
If a Participant’s allocation of any contribution, including Matching Contributions, is conditioned on the completion of a specified number of Hours of Service during a Plan Year, and if there is a Plan Year of fewer than 12 months, the specified number of Hours of Service required for such short Plan Year shall equal the product of the number of Hours of Service otherwise specified in the Adoption Agreement for contribution purposes multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year and the denominator of which is 12.
3.1.10 Plan Year to Which Contributions are Deemed to be Made:
A contribution shall be deemed to be made for the Plan Year designated by the Employer; provided that for purposes of Code Sections 401(a)(4), 401(k), 401(m), 415, or 404, a contribution will not be treated as having been made for a Plan Year if the contribution is actually made after a deadline for such Plan Year as required by the applicable Section of the Code. For example, for purposes of an Employer’s deduction under Code Section 404, a contribution for a Plan Year may be deemed to be made on the last day of that Plan Year even if it is contributed to the Plan after the end of the Plan Year as long as it is contributed before the due date for the Employer’s federal income tax or information return for the taxable year of the Employer ending with or within the Plan Year (including extensions). For purposes of Section 3.7 (the Code Section 415 annual additions limitation), a contribution will not be deemed to be credited to a Participant’s Account for a Limitation Year unless the contribution is actually made no later than 30 days after the due date for the Employer’s federal income tax or information return for the taxable year that ends with or within the Limitation Year (including extensions) (or 30 days after the end of the Limitation Year in the case of Employee After-Tax Contributions), unless otherwise provided in the regulations under Code Section 415 or other guidance issued by the IRS. A contribution deemed to be made for a Plan Year but actually contributed after the end of the Plan Year shall be deemed to be allocated as of the last day of such Plan Year.
3.1.11 Collectively Bargained Employees
Notwithstanding any provision of the Plan to the contrary, if contributions are made under the Plan on behalf of an Employee covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Plan and the Adoption Agreement shall apply to all such Employees, unless otherwise specified in the Adoption Agreement.
3.2 Employee After-Tax Contributions:
     (A) Employee After-Tax Contribution Election. If Employee After-Tax Contributions may be made to the Plan as selected in the Adoption Agreement, subject to the limitations contained in Section 3.5 (the ACP Test) and Section 3.7 (the Code Section 415 limitation), the Employer will contribute cash to the Trust Fund in an amount equal to:
          (1) the specific deferral percentage elected by each Participant multiplied by such Participant’s Plan Compensation; or
          (2) a bonus contribution made under Section 3.2(C).
     (B) Election Procedure. The amount elected by a Participant in accordance with an Employee After-Tax Election shall be determined within the limits specified in the Adoption Agreement. The Employee After-Tax Election shall be made in a manner prescribed by the Plan Administrator and no election shall be effective prior to acceptance by the Plan Administrator. The Plan Administrator may reduce the amount of any Employee After-Tax Contribution, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code and the Plan. A Participant’s Employee After-Tax Election shall remain in effect until modified or terminated. Modification or termination of an Employee After-Tax Election shall be made at such time as determined by the Plan Administrator in its sole discretion.
     (C) Contributions of Bonus Amounts. If selected in the Adoption Agreement, a Participant may make an Employee After-Tax Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the Employer to contribute the amount so withheld to his or her Employee After-Tax Contribution Account.
3.3 Rollover Contributions:
Any Eligible Employee or Active Participant may make a Rollover Contribution to the Plan or direct the Plan Administrator to direct the Trustee to accept a direct Rollover Contribution (in accordance with Code Section 401(a)(31)) from another Eligible Retirement Plan as defined in Section 1.34, unless selected otherwise in the Adoption Agreement. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee.
The Plan shall not accept a Rollover Contribution attributable to any accumulated QVECs or any other amounts that is not an Eligible Rollover Distribution. The Trustee may condition acceptance of a Rollover Contribution upon receipt of such documents as it may require in its sole discretion. The Plan Administrator, in its sole discretion, may determine whether an amount constitutes a valid Rollover Contribution.
If the Plan Administrator, in its sole discretion, determines at any time that an amount that is to be contributed by an Eligible Employee does not meet the requirements for a Rollover Contribution to the Plan, the Plan Administrator may refuse to accept such amount as a Rollover Contribution. If an Employee makes a contribution under this Section 3.3 intended to be a Rollover Contribution and the Plan Administrator, in its sole discretion, determines that the contribution did not qualify as a Rollover Contribution, upon direction by the Plan Administrator, the Trustee shall distribute the entire balance in the Eligible Employee’s Rollover Contributions Account attributable to such invalid Rollover Contribution to the Eligible Employee as soon as practicable.
This Section only applies in the context of Rollover Contributions and does not apply in the context of business transactions such as corporate mergers and acquisitions, or other trust-to-trust transfers under Code Section 414(l).
3.4 Elective Deferral Contributions and Account Allocations:
3.4.1 Elective Deferral Contributions:
     (A) Elective Deferral Contribution Election. Elective Deferral Contributions may be made to the Plan as selected in the Adoption Agreement, subject to the limitations contained in Section 3.4.2(B) (the ADP Test) and Section 3.7 (the Code Section 415 limitation). The Employer will contribute cash to the Trust Fund in an amount equal to:
          (1) the specific deferral percentage elected by each Participant multiplied by such Participant’s Plan Compensation.
          (2) a bonus contribution made under Section 3.4.1(D).
     (B) Election Procedure. The amount elected by a Participant in accordance with an Elective Deferral Election shall be determined within the limits specified in the Adoption Agreement. An Elective Deferral Election shall be made in a manner prescribed by the Plan Administrator or under an automatic enrollment procedure (such as a negative election procedure) approved by the Plan Administrator, but no election shall be effective prior to acceptance by the Plan Administrator. An Elective Deferral Election may only be made with respect to amounts that (1) are not currently available to the Participant on the date of the election or (2) would (but for the Elective Deferral Election) become currently available after the later of the date on which the Employer adopts the cash or deferred arrangement or the date on which the arrangement becomes effective. The Plan Administrator may reduce the amount of any Elective Deferral Election, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code and the Plan. A Participant’s Elective Deferral Election shall remain in effect until modified or terminated. Modification or termination of an Elective Deferral Election shall be made at such time as determined by the Plan Administrator in its sole discretion, or as prescribed by applicable selections under the automatic increase section of an

Adoption Agreement, but the Participant must be provided with the opportunity to modify or terminate an Elective Deferral Election at least annually. In the event that an automatic enrollment procedure is in effect, the Plan Administrator shall give a notice to each Eligible Employee on or about the time that he or she becomes eligible to make an Elective Deferral Election that explains the automatic enrollment procedure and his or her right to elect or revoke an automatic enrollment Elective Deferral Election, or to alter the amount of the automatic Elective Deferral Contribution under the automatic enrollment Elective Deferral Election, including the procedure for exercising those rights and the timing for implementation of any such election. In addition, prior to the commencement of each subsequent Plan Year, the Plan Administrator shall give a similar notice to each such Eligible Employee if an automatic enrollment Elective Deferral Election will be in effect for that Eligible Employee for such Plan Year.
     (C) Catch-Up Contributions. If selected in the Adoption Agreement, an eligible Participant may make a Catch-Up Contribution. A Catch-Up Contribution is a Pre-Tax Contribution and/or Roth Contribution made to the Plan by a Participant who is age 50 or over by the end of his or her taxable year that: (1) exceeds any of the Applicable Limits, as defined below and (2) is treated under the Plan as a Catch-Up Contribution, but only to the extent that it does not exceed the Catch-Up Contribution Limit, as defined below.
     An Applicable Limit is a limit that applies to a Pre-Tax Contribution and Roth Contribution without regard to its status as a Catch-Up Contribution, including:
          (1) a limit on Pre-Tax Contributions/Roth Contributions or Annual Additions permitted to be made (without regard to Code Section 414(v)) with respect to a Participant for a year provided in Code Section 401(a)(30), 402(h), 403(b), 408, 415(c) or 457(b)(2) (without regard to Code Section 457(b)(3), as applicable);
          (2) the limit imposed under Code Section 401(k)(3) (the Actual Deferral Percentage (ADP) Limit); and
          (3) an Employer-provided limit on the Pre-Tax Contributions/Roth Contributions a Participant is permitted to make (without regard to Code Section 414(v)) that is set forth in the Plan, but not required by the Code (Employer-Provided Limit). An Employer-Provided Limit that restricts Pre-Tax Contributions/Roth Contributions (including those made by a Participant eligible to make Catch-Up Contributions) shall not be less than 75% of a Participant’s Plan Compensation.
     The Catch-Up Contribution Limit for a taxable year is the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The Catch-Up Contributions Limit is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary for cost-of-living increases under Code Section 414(v)(2)(C).
     A Catch-Up Contribution shall not be: (a) subject to any otherwise applicable limitation contained in Code Section 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (determined without regard to Code Section 457(b)(3)) or taken into account in applying such limitations to other contribution or benefits under the Plan or any other plan, and (b) treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416 by reason of the making (or right to make) such contribution.
     (D) Deferrals of Bonus Amounts. If selected in the Adoption Agreement, an Eligible Employee may make an Elective Deferral Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the Employer to contribute the amount so withheld to his or her Pre-Tax Contribution Account and/or Roth Contribution Account.
3.4.2 Limitation on Elective Deferral Contributions:
     (A) Maximum Amount of Elective Deferral Contributions and Distribution of Excess Elective Deferral Contributions.
          (1) Code Section 402(g) Limit. No Participant shall be permitted to make an Elective Deferral Contribution to the Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Code § 402(g) in effect for such taxable year, except to the extent permitted under Section 3.4.1(C) and Code Section 414(v). The dollar limitation contained in Code

Section 402(g) is $11,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit shall be adjusted by the Secretary for cost-of-living increases under Section 402(g)(4).
          (2) Claims. A Participant may assign to the Plan any Excess Elective Deferral Contributions made during the calendar year by notifying the Plan Administrator of the amount of the Excess Elective Deferral Contributions to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferral Contributions that arise by taking into account those Elective Deferral Contributions made to the Plan and any other plans of the Primary Employer or of an Affiliate.
          (3) Distributions of Excess Elective Deferral Contributions. Notwithstanding any other provision of the Plan, Excess Elective Deferral Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the April 154 following the calendar year in which the Excess Elective Deferral Contributions were made to any Participant to whose Account Excess Elective Deferral Contributions were assigned for the preceding year or who claims Excess Elective Deferral Contributions for such taxable year. Excess Elective Deferral Contributions shall be attributed to Pre-Tax Contributions prior to Roth Contributions. Excess Elective Deferral Contributions shall be treated as Annual Additions unless distributed in accordance with applicable guidance. Excess Elective Deferral Contributions of a Nonhighly Compensated Employee are not taken into account for purposes of the ADP Test. The amount required to be distributed to correct an Excess Elective Deferral Contribution to a Participant for a taxable year shall be reduced by Excess Contributions (and allocable income) previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year.
          (4) Determination of Income or Loss. Excess Elective Deferral Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferral Contributions is the sum of: (1) the income or loss allocable to the Participant’s Pre-Tax Contributions Account and Roth Contributions Account for the calendar year in which such Excess Elective Deferral Contribution occurred multiplied by a fraction, the numerator of which is the Participant’s Excess Elective Deferral Contribution from Pre-Tax Contributions and Roth Contributions for that calendar year and the denominator of which is the sum of: (a) the total Account Balance of the Participant’s Pre-Tax Contributions Account and Roth Contributions Account as of the first day of that calendar year without regard to any income or loss occurring during that calendar year, and (b) the Participant’s Pre-Tax Contributions and Roth Contributions made during the calendar year and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
          Notwithstanding anything in the preceding paragraph to the contrary, any reasonable method for computing the income or loss allocable to Excess Elective Deferral Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to a Participant’s Account. Income or loss allocable to the period between the end of the calendar year in which the Excess Elective Deferral Contribution occurred and the date of distribution (gap earnings) shall be disregarded in determining income or loss for Plan Years beginning before 2007, unless the Primary Employer elects otherwise.
     (B) ADP Test.
          The ADP Test determines the maximum amount of Highly Compensated Employee ADP Contribution Amounts that can be made to the Plan in accordance with the non-discrimination requirements of Code Section 401(k).
          (1) Definitions.

[4]	Excess Elective Deferral Contributions that are not distributed by such date may not be distributed until the date that Elective Deferral Contributions may otherwise be distributed. In that event, the Excess Elective Deferral Contributions are includible in the Participant’s gross income both in the year contributed and in the year distributed.

               (a) Actual Deferral Percentage. The ratio of (i) the ADP Contribution Amounts, as defined below, actually paid over to the Trust for the Plan Year on behalf of a Participant who was an Active Participant at any time during the Plan Year to (ii) such Participant’s Testing Compensation for the Plan Year.
               (b) ADP Contribution Amounts. ADP Contribution Amounts include (i) any Elective Deferral Contributions made pursuant to the Participant’s Elective Deferral Election (including Excess Elective Deferral Contributions of Highly Compensated Employees), but excluding (I) Excess Elective Deferral Contributions of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under the Plan(s) of the Employer or an Affiliate and (II) Elective Deferral Contributions that are taken into account in the ACP Test (provided that ADP test is satisfied both with and without exclusion of these Elective Deferral Contributions); and (ii) Qualified Nonelective Contributions and Qualified Matching Contributions that are designated by the Plan Administrator to be taken into account in the ADP Test.
               (c) Average Deferral Percentage or ADP. For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Deferral Percentages. For purposes of computing the Average Deferral Percentages, except as provided in Section 2.7, any otherwise eligible Participant who elects not to defer shall be treated as an eligible Participant on whose behalf no Elective Deferral Contributions are made.
Unless selected otherwise in the Adoption Agreement, the Current Year Testing method described below shall apply.
          (2) Prior Year Testing.
          Except as provided in Section 3.14 (Safe Harbor Method CODA), the ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
               (a) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or
               (b) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who were Nonhighly Compensated Employees in the prior Plan Year does not exceed the ADP for Participants who were Nonhighly Compensated Employees in the prior Plan Year by more than 2.0 percentage points.
          For the first Plan Year that the Plan permits any Participant to make Elective Deferral Contributions, and if this is not a successor plan, then for purposes of the foregoing tests, the prior Plan Year’s Nonhighly Compensated Employees’ ADP shall be either 3 percent or, the Plan Year’s ADP for these Participants, as selected in the Adoption Agreement.
          (3) Current Year Testing.
               (a) If the Current Year Testing method is selected , the ADP Tests in subparagraph (B)(2)(a) and (b), above, shall be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Nonhighly Compensated Employees.
               (b) A Current Year Testing election may only be changed by an election in an Adoption Agreement that meets the requirements for changing to Prior Year Testing as set forth in Notice 98-1 (or other applicable guidance).5

[5]	Generally, the Plan may change (by timely adoption of a plan amendment) from using the current year testing method to the Prior Year Testing method if the current year testing method was used under the Plan for each of the five Plan Years preceding the Plan Year of the change (or if lesser, the number of Plan Years that the Plan

     (C) Special Actual Deferral Percentage Rules.
          (1) Participation in Two or More Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ADP Contribution Amounts allocated to his or her Account under two or more CODAs that are maintained by the Employer shall be determined as if all such ADP Contribution Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after 2005, if a Highly Compensated Employee participates in two or more CODAs of the Employer that have different Plan Years, all Elective Deferral Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k) and the regulations and other IRS guidance issued thereunder.6
          (2) Aggregation. If the Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section 3.4.2 shall be applied by determining the Actual Deferral Percentages for any Participant as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless selected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.
          (3) Timing of Contributions. For purposes of the ADP Test, Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.
          (4) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contribution, or both, used in such test.
          (5) Other Requirements. The determination and treatment of the Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions used in the ADP Test shall satisfy such other requirements as may be prescribed by the Secretary.
     (D) Distribution of Excess Contributions
          (1) Excess Contributions. The term “Excess Contributions” means with respect to any Plan Year, the excess of:
               (a) The aggregate ADP Contribution Amounts actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
               (b) The maximum amount of ADP Contribution Amounts permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).
          (2) General Rules. Notwithstanding any other provision of the Plan except Section 3.4.2(E), Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to a Participant to whose Account such Excess Contributions were allocated for has been in existence, including years in which the Plan was a portion of another plan). A change may also be permitted in the context of certain business acquisitions. Notification to or filing with the IRS of a change from the current year to the Prior Year Testing method is not required for the change to be valid.

[6]	Generally, an arrangement must be treated as a separate plan for purposes of Code Section 401(k)(3) to the extent it covers employees covered by a collective bargaining agreement, is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

the preceding Plan Year.7 Excess Contributions shall be attributed to Pre-Tax Contributions prior to Roth Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest ADP Contribution Amounts taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ADP Contribution Amounts and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. Excess Contributions shall be treated as Annual Additions under the Plan. Excess Contributions (and allocable income) shall be reduced by any amounts previously distributed to the Participant from the Plan to correct Excess Elective Deferral Contributions for the Participant’s taxable year ending with or within the Plan Year in accordance with Code Section 402(g)(2).
          (3) Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Contributions is equal to the sum of: (1) income or loss allocable to the Participant’s Pre-Tax Contributions Account and Roth Contributions Account (and if applicable, the Qualified Nonelective Contributions Account or the Qualified Matching Contributions Account or both) for the Plan Year in which such Excess Contributions occurred multiplied by a fraction, the numerator of which the Participant’s Excess Contributions for the Plan Year and the denominator of which is the sum of (a) the total Account Balance of the Participant’s Pre-Tax Contribution Account and Roth Contributions Account and other contributions taken into account as of the first day of the Plan Year without regard to any income or loss occurring during such Plan Year, and (b) any additional amount of such contributions made for the Plan Year and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months that have elapsed between the end of the Plan Year and the date of distribution if distribution occurs after the 15th of such month.
          Notwithstanding anything in the preceding paragraph to the contrary, any reasonable method for computing the income or loss allocable to Excess Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income or loss to a Participant’s Account. Income or loss allocable to the period between the end of the Plan Year in which the Excess Contributions occurred and the date of distribution (gap earnings) shall be disregarded in determining income or loss for Plan Years beginning before 2006.
     (E) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Contributions under the preceding provisions of Section 3.4.2(D), and as provided in Sections 3.10 and 3.11, the Employer may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of one or more Nonhighly Compensated Employees that are sufficient to satisfy the ADP Test. If the Employer elects to use the prior Plan Year testing method in subparagraph (B)(2) above, Qualified Matching Contributions must be allocated as of a date within the prior Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.8
          For Plan Years beginning on or after January 1, 2006, Qualified Nonelective Contributions shall satisfy the following requirements:
     (1) Disproportionate Contributions not taken into Account. Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Testing Compensation and the greater of five percent (5%) or 2 times the Plan’s representative contribution rate (as defined below). Any Qualified Nonelective Contribution

[7]	Distribution of Excess Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(k)(8) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the Employer maintaining the Plan with respect to the Excess Contribution.

[8]	Any such contributions must be made by the date described in Treas. Reg. Section 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).

taken into account under an ACP test under Treas. Reg. Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treas. Reg. Section 1.401(m)- 2(a)(6)(v)(B)) is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate).
     The Plan’s representative contribution rate is the lowest applicable contribution rate (as defined below) of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
     The applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that eligible Nonhighly Compensated Employee for the Plan Year, divided by that eligible Nonhighly Compensated Employee’s Testing Compensation for the same period.
     (2) Prevailing Wage Contributions. Notwithstanding anything contained herein to the contrary, Qualified Nonelective Contributions that are made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Pub. L. 71-798, Service Contract Act of 1965 (79 Stat. 1965), Pub. L. 89- 286, or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Nonhighly Compensated Employee’s Testing Compensation.
     (3) Qualified Matching Contributions. Qualified Matching Contributions may be taken into account only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treas. Reg. Section 1.401(m)-2(a)(5)(ii).
     (4) Contributions used only Once. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Treas. Reg. Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Thus, for example, Matching Contributions that are made pursuant to Treas. Reg. Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if the Plan switches from the current year testing method to the prior Plan Year testing method pursuant to Treas. Reg. Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a Plan Year may not be taken into account under the prior Plan Year testing method for the next Plan Year.
3.5 Limitation on Contribution Percentage:
     (A) ACP Test.
          The ACP Test determines the maximum amount of Highly Compensated Employee ACP Contribution Amounts (generally Employee After-Tax Contributions and Matching Contributions) that can be made to the Plan in accordance with the non-discrimination requirements of Code Section 401(m).
          (1) Definitions.
               (a) Actual Contribution Percentage. The ratio of (i) the ACP Contribution Amounts actually paid over to the Trust on behalf of a Participant who was an Active Participant at any time during the Plan Year to (ii) such Participant’s Testing Compensation for the Plan Year.

               (b) ACP Contribution Amounts. ACP Contribution Amounts include (i) the sum of the Employee After-Tax Contributions, Matching Contributions, Safe Harbor Matching Contributions, as determined by the Plan Administrator, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year, but excluding Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferral Contributions, or Excess Aggregate Contributions; and (ii) Qualified Nonelective Contributions designated by the Plan Administrator to be taken into account in applying the ACP Test. The Primary Employer also may elect to use Elective Deferral Contributions in the ACP Contribution Amounts so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.
               (c) Average Contribution Percentage or ACP. For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Contribution Percentages. For purposes of computing the Average Contribution Percentage, except as provided in Section 2.7, any otherwise eligible Participant who elects not to make Employee After-Tax Contributions or to be eligible to receive allocations of Matching Contributions, shall be treated as an eligible Participant on whose behalf no Employee After-Tax or Matching Contributions are made.
Unless selected otherwise in the Adoption Agreement, the Current Year Testing method described below shall apply.
          (2) Prior Year Testing.
          Except as provided in Section 3.14 (Safe Harbor Method CODA), the ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior Plan Year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
               (a) the ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or
               (b) the ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who were Nonhighly Compensated Employees in the prior Plan Year does not exceed the ACP for Participants who were Nonhighly Compensated Participants in the prior Plan Year by more than two percentage points.
          For the first Plan Year that the Plan permits any Participant to make Employee After-Tax Contributions, provides for Matching Contributions or both, and if this is not a successor plan, then for purposes of the foregoing tests, the prior Plan Year’s Nonhighly Compensated Employees’ ACP shall be either 3 percent or, the Plan Year’s ACP for these Participants as elected in the Adoption Agreement.
          (3) Current Year Testing.
               (a) If the Current Year Testing method is selected, the ACP Tests in subparagraphs (A)(2)(a) and (b), above, shall be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Nonhighly Compensated Employees.
               (b) A Current Year Testing election may only be changed by an election in the Adoption Agreement that meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or other applicable guidance) are satisfied.9

[9]	Generally, the Plan may change from using the current year testing method to the Prior Year Testing method if the current year testing method was used under the Plan for each of the five Plan Years preceding the Plan Year of the change (or if lesser, the number of Plan Years that the Plan has been in existence, including years

     (B) Special Actual Contribution Percentage Rules.
          (1) Participation in Two or More Plans. The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ACP Contribution Amounts allocated to his or her Account under two or more such plans described in Code Section 401(a), or CODAs that are maintained by the Employer, shall be determined as if all such ACP Contribution Amounts were made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different Plan Years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(m) and the regulations and other IRS guidance issued thereunder.10
          (2) Aggregation. If the Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section 3.5 shall be applied by determining the Actual Contribution Percentages for a Participant as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless selected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.
          (3) Timing of Contributions. For purposes of the ACP Test, Employee After-Tax Contributions are considered to have been made in the Plan Year for which contributed to the Trust. Matching Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.
          (4) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.
          (5) Other Requirements. The determination and treatment of Matching Contributions, Employee After-Tax Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions used in the ACP Test shall satisfy such other requirements as may be prescribed by the Secretary.
     (C) Forfeiture and/or Distribution of Excess Aggregate Contributions.
          (1) Excess Aggregate Contributions. The term “Excess Aggregate Contributions” means with respect to any Plan Year, the excess of:
               (a) The aggregate ACP Contribution Amounts actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over
               (b) The maximum amount of such ACP Contribution Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of their ACPs beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferral Contributions under Section 3.4.2 and then determining Excess Contributions under Section 3.4.2.

in which the Plan was a portion of another plan). A change may also be permitted in the context of certain business acquisitions. Notification to or filing with the IRS of a change from the current year to the Prior Year testing method is not required for the change to be valid.

[10]	Generally, an arrangement must be treated as a separate plan for purposes of Code Section 401(m) to the extent it covers employees covered by a collective bargaining agreement, is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

          (2) General Rules. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable11, or if not forfeitable, distributed no later than the last day of each Plan Year to a Participant to whose Account such Excess Aggregate Contributions was allocated for the preceding Plan Year.12 Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest ACP Contribution Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ACP Contribution Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan. Excess Contributions (and allocable income) shall be reduced by any amounts previously distributed to the Participant from the Plan to correct excess Deferrals for the Participant’s Taxable Year with or within the Plan Year in accordance with Code Section 402(g)(2). In making distributions, the Plan Administrator shall distribute and/or forfeit, if forfeitable, Excess Aggregate Contributions in the following order: first, After-Tax Contributions with respect to which no Matching Contributions were made; second, After-Tax Contributions with respect to which Matching Contributions were made and the Matching Contributions to which those After-Tax Contributions relate on a pro rata basis; third, Matching Contributions and all other amounts, if any, included in Excess Aggregate Contributions with respect to affected Highly Compensated Employees.
          (3) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is equal to the sum of: (1) income or loss allocable to the Participant’s Employee After-Tax Contribution Account, Matching Contribution Account(s), Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and if applicable, Qualified Nonelective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (a) the Participant’s Account Balance attributable to ACP Contribution Amounts without regard to any income or loss occurring during such Plan Year and (b) the Participant’s Employee After-Tax Contributions and Matching Contributions during the Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution counting the month of distribution if distribution occurs after the 15th of such month.
          Notwithstanding anything in the preceding paragraph to the contrary, any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to a Participant’s Account. Income or loss disregarded in determining allocable to the period between the end of the Plan Year and the date of distribution (gap earnings) shall be disregarded in determining income or loss for Plan Years beginning before 2006.
     (D) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions shall be treated as provided in Section 4.1.4.
     (E) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Aggregate Contributions under the preceding provisions of Section 3.5, and as provided in Sections 3.10 and 3.11, the Employer may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of one or more Nonhighly Compensated Employees that are sufficient to satisfy the ACP Test. If the Employer elects to use the prior Plan Year Testing method in subparagraph (A)(2) above, Qualified Matching Contributions must be allocated as of a date within the prior

[11]	Under Code Section 411(a)(3)(G) a matching contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it relates is an Excess Contribution, Excess Pre-Tax Contribution, or Excess Aggregate Contribution.

[12]	Distribution or forfeiture of Excess Aggregate Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(m)(6) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the Employer maintaining the Plan with respect to Excess Aggregate Contributions.

Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.13
          For Plan Years beginning on or after January 1, 2006, Qualified Nonelective Contributions shall satisfy the following requirements:
     (1) Disproportionate Contributions not taken into Account. Qualified Nonelective Contributions cannot be taken into account for an applicable year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Testing Compensation and the greater of five percent (5%) and 2 times the Plan’s representative contribution rate (as defined below). Any Qualified Nonelective Contribution taken into account in an ADP test under Treas. Reg. Section 1.401(k)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treas. Reg. Section 1.401(k)- 2(a)(6)(iv)(B)) is not permitted to be taken into account (including the determination of the representative contribution rate).
     The Plan’s representative contribution rate is the lowest applicable contribution rate (as defined below) of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the applicable year and who is employed by the Employer on the last day of the applicable year).
     The applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the Matching Contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that eligible Nonhighly Compensated Employee for the Plan Year, divided by that eligible Nonhighly Compensated Employee’s Testing Compensation for the same period.
     (2) Prevailing Wage Contributions. Notwithstanding anything contained herein to the contrary, Qualified Nonelective Contributions that are made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Pub. L. 71-798, Service Contract Act of 1965 (79 Stat. 1965), Pub. L. 89- 286, or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Nonhighly Compensated Employee’s Testing Compensation.
     (3) Contributions used only Once. Qualified Nonelective Contributions cannot be taken into account to the extent such contributions are taken into account for purposes of satisfying any other ACP test, any ADP test, or the requirements of Treas. Reg. Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Thus, for example, Qualified Nonelective Contributions that are made pursuant to Treas. Reg. Section 1.401(k)-3(b) cannot be taken into account under the ACP test. Similarly, if the Plan switches from the current year testing method to the prior Plan Year testing method pursuant to Treas. Reg. Section 1.401(m)-2(c)(1), Qualified Nonelective Contributions that are taken into account under the current year testing method for a Plan Year may not be taken into account under the prior Plan Year testing method for the next Plan Year.

[13]	Any such contributions must be made by the date described in Treas. Reg. Section 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).

3.6 Establishing of Accounts:
3.6.1 Pre-Tax Contributions Account:
A Pre-Tax Contributions Account shall be established for each Participant who makes a Pre-Tax Election to which the Plan Administrator shall credit, or cause to be credited, Pre-Tax Contributions allocable to each such Participant, plus earnings or losses thereon.
3.6.2 Roth Contributions Account:
A Roth Contributions Account shall be established for each Participant who makes a Roth Election to which the Plan Administrator shall credit, or cause to be credited, Roth Contributions allocable to each such Participant, plus earnings or losses thereon.
3.6.3 Profit Sharing or Money Purchase Contributions Account:
A Profit Sharing Contributions Account or Money Purchase Contributions Account shall be established for each Participant to which the Plan Administrator shall credit or cause to be credited contributions described in Section 3.1.1 or 3.1.3 (as applicable) and forfeitures attributable to such contributions, if any, plus earnings or losses thereon.
3.6.4 Employee After-Tax Contributions Account:
An Employee After-Tax Contributions Account shall be established for each Participant who makes an Employee After-Tax Election, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.
3.6.5 Matching Contributions Account:
A Matching Contributions Account shall be established for each Participant for whom Matching Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all such amounts allocable to each such Participant, plus earnings or losses thereon.
3.6.6 Qualified Matching Contributions Account:
A Qualified Matching Contributions Account shall be established for each Participant for whom Qualified Matching Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.
3.6.7 Qualified Nonelective Contributions Account:
A Qualified Nonelective Contributions Account shall be established for each Participant for whom Qualified Nonelective Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.
3.6.8 Rollover Contributions Account:
A Rollover Contributions Account shall be established for each Participant who contributes to the Plan under Section 3.3 to which the Plan Administrator shall credit, or cause to be credited, Rollover Contributions made by the Participant, plus earnings or losses thereon. A separate account shall be maintained for an Eligible Rollover Distribution that is composed of Roth contributions.
3.6.9 QVEC Account:
A QVEC Account shall be established for each Participant to contain amounts attributable to QVECs, if any, plus earnings or losses thereon.

3.6.10 Prevailing Wage Account:
A Prevailing Wage Account shall be established for each Participant to which Prevailing Wage Contributions made on behalf of the Participant, if any, are credited, plus earnings or losses thereon.
3.6.11 Safe Harbor Matching Contributions Account:
A Safe Harbor Matching Contributions Account shall be established for each Participant to which Matching Contributions made according to the Safe Harbor CODA rules of Section 3.14, if any, are credited, plus earnings or losses thereon.
3.6.12 Safe Harbor Nonelective Contributions Account:
A Safe Harbor Nonelective Contributions Account shall be established for each Participant to which nonelective contributions made according to the Safe Harbor CODA rules of Section 3.14, if any, are credited, plus earnings or losses thereon.
3.6.13 Miscellaneous Account:
A Miscellaneous Account or Miscellaneous Accounts may be established by the Plan Administrator as the Plan Administrator determines to be necessary for the administration of the Plan, plus earnings or losses thereon.
3.7 Limitation on Amount of Allocations:
3.7.1 Definitions:
As used in this Section 3.7, each of the following terms shall have the meaning given to that term as set forth in this Section 3.7.1:
     (A) Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant’s Account for the Limitation Year:
          (1) employer contributions within the meaning of Treas. Reg. Section 1.415-6(b) (including Pre-Tax Contributions and Roth Contributions);
          (2) employee contributions within the meaning of Treas. Reg. Section 1.415-6(b);
          (3) forfeitures;
          (4) amounts allocated under a simplified employee pension plan; and
          (5) amounts allocated to an individual medical benefit account as defined in Code Section 415(l)(2) (“Individual Medical Benefit Account”) which is part of a pension or annuity plan maintained by the Primary Employer or Affiliate are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a “key employee” as defined in Code Section 419A(d)(3) under a “welfare benefit fund” as defined in Code Section 419(e) (“Welfare Benefit Fund”) maintained by the Primary Employer or Affiliate, are treated as Annual Additions to a Defined Contribution Plan.
     For this purpose, any Excess Amount (as defined in subsection (B), below) applied under Sections 3.7.2(D) or 3.7.3(F) in the Limitation Year to reduce any Employer contributions will be considered Annual Additions for such Limitation Year.
     Notwithstanding any provision of the Plan to the contrary, if, in any Limitation Year, an Employer contributes an amount to a Participant’s Account because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, or by operation of Section 2.5.1 or Section 9.4 (corrective allocations due to administrative errors), the contribution will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the Limitation Year to which it relates. If the amount so contributed in the particular

Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered an Annual Addition for any Limitation Year.
     (B) Excess Amounts means the excess of the Participant’s Annual Additions for the Limitation Year of reference over the Maximum Permissible Amount (as defined in subsection D, below) for that Limitation Year.
     (C) 415 Limitation Compensation means Compensation, as defined in Section 1.20 and as specified in an Adoption Agreement. In addition, for purposes of applying the limitations of this Section, 415 Limitation Compensation paid or made available during such Limitation Year shall include any elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457.
     415 Limitation Compensation shall include only that Compensation which is actually paid or made available in gross income during the Limitation Year. For Limitation Years beginning in 2005 or thereafter, payments made within 2 1/2 months after severance from Employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) will be compensation within the meaning of 415 Limitation Compensation if they are payments that, absent a severance from Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from Employment, even if they are paid within 2 1/2 months following severance from Employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
          (1) Self-Employed Individuals.
          Without regard to the definition of 415 Limitation Compensation selected, for a Self-Employed Individual, 415 Limitation Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a Participant for an entire Plan Year, his or her 415 Limitation Compensation for that Plan Year shall be his or her Earned Income for that Plan Year multiplied by a fraction, the numerator of which is the number of days he or she is a Participant during the Plan Year and the denominator of which is the number of days in the Plan Year.
          (2) Disabled Participants.
          415 Limitation Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)) is the Plan Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming disabled.
     (D) Maximum Permissible Amount means the maximum Annual Additions (as defined in subsection (A) above) that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. Except for catch-up contributions described in Code Section 414(v), the maximum Annual Additions that may be contributed or allocated to a Participant’s Account under this Plan for any Limitation Year shall not exceed the lesser of:
          (1) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or
          (2) 100 percent of the Participant’s 415 Limitation Compensation for the Limitation Year.
The compensation limit referred to in (2) above shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as Annual Additions. If a short Limitation Year is created because of an amendment changing the

Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months in the short Limitation Year
12
3.7.2 Annual Additions Limit:
The provisions of this subsection 3.7.2 apply with respect to a Participant who does not participate in, and has never participated in, another Qualified Plan maintained by the Primary Employer or Affiliate, a welfare benefit fund as defined in Code Section 419(e) maintained by the Primary Employer or an Affiliate or an individual medical account as defined in Code Section 415(l)(2) maintained by an Primary Employer or Affiliate or a simplified employee pension, as defined in Code Section 408(k), maintained by the Primary Employer or an Affiliate, which provides an Annual Addition as defined in Section 3.7.1(A) of the Plan, other than this Plan.
     (A) Limit. The amount of Annual Additions which may be credited to a Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If the Employer contribution or forfeiture that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions on behalf of the Participant for the Limitation Year to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.
     (B) Estimated 415 Limitation Compensation. Prior to determining the Participant’s actual 415 Limitation Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant’s Compensation for that Limitation Year. Such estimated 415 Limitation Compensation shall be uniformly determined for all Participants similarly situated.
     (C) Actual 415 Limitation Compensation. As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual 415 Limitation Compensation for the Limitation Year.
     (D) Disposition of Excess Amount. If under Section 3.7.2(C), as a result of the allocation of forfeitures or as a result of an error in estimating 415 Limitation Compensation or in determining the amount of Elective Deferral Contributions, there is an Excess Amount with respect to the Participant for a Limitation Year, the Excess Amount shall be disposed of as follows:
          (1) First, any contribution to the Participant’s Employee After-Tax Contributions Account (to the extent a Matching Contribution has not been made with respect to such contribution), plus earnings or minus losses attributable thereto will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account.
          (2) If, after the application of Section 3.7.2(D)(1), an Excess Amount still exists, any Roth Contributions (to the extent a Matching Contribution has not been made with respect to such contributions) plus earnings or minus losses attributable thereto, will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account.
          (3) If, after the application of Section 3.7.2(D)(1) and (2) an Excess Amount still exists, any Pre-Tax Contributions (to the extent a Matching Contribution has not been made with respect to such contributions) plus earnings or minus losses attributable thereto, will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account.
          (4) If, after the application of Section 3.7.2(D)(1), (2) and (3) an Excess Amount still exists, any Employee After-Tax Contributions (plus earnings attributable thereto) to which Matching Contributions are attributable shall be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account. The pro rata portion of the Matching Contribution (and earnings attributable thereto) attributable to such returned Employee After-Tax Contributions shall be held in a suspense account and used to reduce the Matching Contribution under this Plan for such Participant in the next Limitation Year.

          (5) If after the application of Section 3.7.2(D)(1), (2), (3) and (4) an Excess Amount still exists, any Roth Contributions (plus earnings attributable thereto) to which Matching Contributions are attributable shall be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account. The pro rata portion of the Matching Contribution (and earnings attributable thereto) attributable to such returned Roth Contributions shall be held in a suspense account and used to reduce the Matching Contribution under the Plan for such Participant in the next Limitation Year.
          (6) If after the application of Section 3.7.2(D)(1), (2), (3),(4) and (5) an Excess Amount still exists, any Pre-Tax Contributions (plus earnings attributable thereto) to which Matching Contributions are attributable shall be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account. The pro rata portion of the Matching Contribution (and earnings attributable thereto) attributable to such returned Pre-Tax Contributions shall be held in a suspense account and used to reduce the Matching Contribution under the Plan for such Participant in the next Limitation Year.
          (7) If after the application of Section 3.7.2(D)(1), (2) (3),(4), (5) and (6) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the remaining Excess Amount in the Participant’s Account will be held in a suspense account and used to reduce Employer contributions (including allocation of any forfeitures) under this Plan to which such Participant is otherwise entitled in the next Limitation Year, and in each succeeding Limitation Year, if necessary.
          (8) If after the application of Section 3.7.2(D)(1), (2), (3), (4), (5), (6) and (7) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions under the Plan for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary.
          (9) If a suspense account is in existence at any time during a Limitation Year under Section 3.7.2(D)(8), the suspense account will not participate in the allocation of the Trust Fund’s investment gains or losses to or from any other Account. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to the applicable Participants’ or Accounts before any Employer or Participant contributions may be made to the Plan for the Limitation Year. Excess Amounts, except as provided in Section 3.7.2(D)(1) through (7) may not be distributed to Participants or former Participants.
          (10) Determination of Income or Loss. Excess Amount shall be adjusted for any income or loss. The income or loss allocable to Excess Amount is equal to the income or loss allocable to the Participant’s Account from which amounts are returned for the Plan Year in which the Excess Amount occurred multiplied by a fraction, the numerator of which is the Participant’s Excess Amount for the Plan Year and the denominator is (i) the Participant’s Account Balances attributable to the Account from which amounts are returned as of the first day of the Plan Year without regard to any income or loss occurring during such Plan Year; and (ii) all amounts allocated to the Participant’s Account during the Plan Year.
          Notwithstanding anything in the preceding paragraph to the contrary, any reasonable method for computing the income or loss allocable to Excess Amount may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to a Participant’s Account. Income or loss allocable to the period between the end of the Plan Year in which the Excess Amount occurred and the date of distribution (gap earnings) may be disregarded in determining income or loss.
3.7.3 Participation in More Than One Plan:
The provisions of this Section 3.7.3 apply with respect to a Participant who, in addition to the Plan, is covered or has been covered under one or more Defined Contribution Plans (whether or not Master or Prototype Plans), welfare benefit funds, an individual medical account or a simplified employee pension plan maintained by the Primary Employer or an Affiliate, which provides an Annual Addition as described in Section 3.7.1(A) of the Plan during any Limitation Year.
     (A) The Annual Additions which may be credited to a Participant’s Account under the Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant’s Account under the other qualified Master or Prototype Defined Contribution Plans and welfare benefit fund, individual medical account or simplified employee pension plan for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master or Prototype Defined Contribution Plans, welfare benefit funds, individual medical account, and simplified employee pension plan maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to a Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such other plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype Defined Contribution Plans and welfare benefit funds, individual medical account, or simplified employee pension plan in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.
     (B) In determining the Participant’s actual 415 Limitation Compensation for a Limitation Year, the Maximum Permissible Amount for a Participant may be determined in the manner described in Section 3.7.2(B).
     (C) As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual 415 Limitation Compensation for the Limitation Year.
     (D) If, under Section 3.7.3(A) above, or as a result of the allocation of forfeitures, a Participant’s Annual Additions under the Plan and the Participant’s Annual Additions under such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical benefit account regardless of the actual allocation date.
     (E) If an Excess Amount was allocated to a Participant on an allocation date of the Plan which coincides with an allocation date of another such plan, the Excess Amount attributed to the Plan will be the product of:
          (1) the total Excess Amount allocated as of such date, times
          (2) the ratio of (a) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (b) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and all the other qualified Master or Prototype Defined Contribution Plans.
     (F) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 3.7.2(D).
3.7.4 Participation in Non-Prototype Plans:
If a Participant is covered under another qualified Defined Contribution Plan, other than the Plan which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s Account under the Plan for any Limitation Year shall be limited in accordance with the provisions of Sections 3.7.3(A) through (F) above as though each such other plan was a Master or Prototype Plan, unless the Employer provides other limitations in the other qualified Defined Contribution Plan. Any annuity contract described in Code Section 403(b) for the benefit of a Participant shall be treated as a Defined Contribution Plan maintained by each Employer with respect to which the Participant has the control required under Code Section 414(b) or (c) (as modified by Code Section 415(h)).
3.8 Return of Employer Contributions Under Special Circumstances:
3.8.1 Contributions Are Conditional:
All contributions by the Employer are conditioned on their being deductible under Code Section 404 (to the extent the Employer is not otherwise tax exempt) and upon the initial qualification of the Plan (as adopted by the Employer) under Code Section 401(a).

3.8.2 Return of Contributions:
Notwithstanding any provision of the Plan to the contrary, upon timely written demand by the Employer or the Plan Administrator to the Trustee:
     (A) Any contribution by the Employer to the Plan under a mistake of fact must be returned to the Employer by the Trustee within one year of the contribution. Earnings attributable to such contribution shall not be returned to the Employer, but losses attributable to the contribution shall reduce the amount to be returned.
     (B) Any contribution made by the Employer incident to the determination by the IRS that the Plan is initially a Qualified Plan shall be returned to the Employer by the Trustee within one year after notification from the IRS that the Plan is not initially a Qualified Plan, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary may prescribe.
     (C) If the deduction of a contribution made by the Employer is disallowed by the IRS under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction. Earnings attributable to such contribution shall not be returned to the Employer, but losses attributable to the contribution shall reduce the amount to be returned.
3.9 QVECs:
The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date, if any, will be maintained in a separate QVEC Account with respect to each affected Participant which will be nonforfeitable at all times. Each Participant’s QVEC Account, if any, shall share in the gains and losses under the Plan in the same manner as any other Account under the Plan. No part of the QVEC Account may be used to purchase life insurance or is available for a loan under the Plan. Subject to the Article VI Qualified Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of his or her QVEC Account at any time by making a written application to the Plan Administrator.
3.10 Qualified Nonelective Contributions:
The Employer may elect to make Qualified Nonelective Contributions under a Plan that does not use the prior Plan Year Testing method on behalf of one or more Nonhighly Compensated Employees, and for Plan Years beginning on or after January 1, 2006, subject to the limits set forth in Section 3.4.2(E) and Section 3.5(E), as applicable. Such contributions for a Plan Year shall be allocated among Participants who are Nonhighly Compensated Employees in an amount necessary to satisfy the ADP Test or the ACP Test. Such Qualified Nonelective Contributions may be made in lieu of or in addition to distributing Excess Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section 3.5 of the Plan.
3.11 Qualified Matching Contributions:
The Employer may elect to make Qualified Matching Contributions under the Plan. Such Contributions for a Plan Year shall be allocated among Participants who are Nonhighly Compensated Employees and who make Pre-Tax Contributions or Roth Contributions for the Plan Year in an amount necessary to satisfy the ADP Test or the ACP Test. Such Qualified Matching Contributions may be made in lieu of or in addition to distributing Excess Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section 3.5 of the Plan.
3.12 Contribution and Allocation of Qualified Nonelective Contributions and Qualified Matching Contributions:
Qualified Nonelective Contributions and/or Qualified Matching Contributions for a Plan Year shall be contributed and allocated to the Trust no later than the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

3.13 Prevailing Wage Contribution:
If selected in the Adoption Agreement, the Employer shall make Prevailing Wage Contributions in accordance with the applicable prevailing wage contract described therein. Prevailing Wage Contributions may offset Profit Sharing Contributions to the extent provided in the Adoption Agreement.
3.14 Safe Harbor Method CODA:
3.14.1 Rule of Application:
     (A) If the Safe Harbor CODA option in the Adoption Agreement is selected, the provisions of this Section 3.14 shall apply for the Plan Year and any provisions relating to the ADP Test described in Code Section 401(k)(3) (and Plan Section 3.4.2(B)) or the ACP Test described in Code Section 401(m)(2) (and Plan Section 3.5) shall not apply.
     (B) Notwithstanding Section 3.14.1(A), if Matching Contributions that do not satisfy the ACP Test Safe Harbor requirements of Section 3.14.5 or if Employee After-Tax Contributions are made to the Plan, the Plan must satisfy the ACP Test using the current year testing method as permitted under applicable law.
3.14.2 Governing Provisions:
To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 3.14, and this Section 3.14 has been selected by the Primary Employer in the Adoption Agreement, the provisions of this Section 3.14 govern.
3.14.3 Definitions:
     (A) ADP Test Safe Harbor is the method described in Section 3.14.4 for satisfying the ADP Test of Code Section 401(k)(3).
     (B) Safe Harbor Contributions are Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions described in Section 3.14.4.
     (C) Compensation is defined in Section 1.20, except, for purposes of this Section 3.14, no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the compensation of a Nonhighly Compensated Employee. However, solely for purposes of determining the Plan Compensation subject to a Participant’s deferral election, the Employer may use an alternative definition to the definition described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Treas. Reg. Section 1.414(s)-1(d)(2) and permits each Participant to elect sufficient Pre-Tax Contributions and/or Roth Contributions to receive the maximum amount of Matching Contributions (determined using the definition of Plan Compensation described in the preceding sentence) available to the Participant under the Plan.
     (D) Eligible Participant means an Active Participant eligible to make Elective Deferral Contributions under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferral Contributions but for a suspension due to statutory limitations, such as Code Sections 402(g) and 415.
     (E) Safe Harbor Matching Contributions are contributions made by the Employer in the amount(s) specified as such in the Adoption Agreement on account of an Eligible Participant’s Elective Deferral Contributions and/or Employee After-Tax Contributions.
     (F) Safe Harbor Nonelective Contributions are nonelective contributions in an amount specified as such in the Adoption Agreement made by the Employer on behalf of Eligible Participants.
3.14.4 ADP Test Safe Harbor:
     (A) Safe Harbor Contributions.

          (1) The Plan shall satisfy the contribution requirement of Code Section 401(k)(12) through the use of Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions as selected in the Adoption Agreement.
          (2) Notwithstanding the requirement in (1) above that the Employer make Safe Harbor Contributions to the Plan, if selected in the Adoption Agreement, the Safe Harbor Contributions will be made to the Defined Contribution Plan indicated in the Adoption Agreement. If the Defined Contribution Plan utilizes this Base Plan Document (referred to herein as “Other BPD Plan”), the provisions relating to eligibility to receive a Safe Harbor Contribution as set forth in the CODA Adoption Agreement shall be applicable to the Other BPD Plan, but only to the extent needed to make an Employee eligible to receive a Safe Harbor Contribution in the Other BPD Plan and not with respect to any contribution that does not constitute a Safe Harbor Contribution. Any contribution made to the Other BPD Plan and allocated to a Participant’s Account for a Plan Year shall be credited towards the Safe Harbor Contribution required for that Participant for that Plan Year and shall constitute a Safe Harbor Contribution to the extent that it does not exceed the required Safe Harbor Contribution for that Plan Year. However, Safe Harbor Contributions will be made to the Plan unless (a) each Eligible Participant eligible under the Plan is also eligible under the other plan and (b) the other plan has the same Plan Year as the Plan. The option to make Safe Harbor Contributions to another Defined Contribution Plan is permitted only if the Plan is a non-standardized plan or a plan that is paired with another plan that is using the Prototype Plan. Safe Harbor Contributions made to the Plan shall be allocated to each Eligible Participant’s Safe Harbor Matching Contributions Account or Safe Harbor Nonelective Contributions Account, as applicable.
          (3) A Participant’s accrued benefit derived from Safe Harbor Contributions may not be distributed earlier than the occurrence of an event described in Section 5.1.2(A), (B) or (C). In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(1).
     (B) Notice Requirement.
     Generally, the Employer must provide a comprehensive notice of the rights and obligations under the Plan to each Eligible Participant, written in a manner calculated to be understood by the average Employee. This notice must be provided within a reasonable period before the beginning of the Plan Year (or, in the year an Eligible Employee becomes an Eligible Participant, within a reasonable period before the Eligible Employee becomes an Eligible Participant). Notice is deemed to have been provided within such reasonable period if it is provided at least 30 days, but not more than 90 days, before the beginning of the Plan Year. If an Eligible Employee becomes an Eligible Participant after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Eligible Employee becomes an Eligible Participant but not later than the date the Eligible Employee becomes an Eligible Participant.
     (C) Election Periods.
     In addition to any other election periods provided under the Plan, each Eligible Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 3.14.4(B) above.
3.14.5 ACP Test Safe Harbor:
The ACP Test Safe Harbor Requirements are met if:
     (A) Matching Contributions are not made with respect to Elective Deferral Contributions or Employee After-Tax Contributions that in the aggregate exceed 6 percent of the Eligible Participant’s Plan Compensation,
     (B) The rate of Matching Contributions does not increase as the rate of Elective Deferral Contributions (Pre-Tax Contributions and Roth Contributions) or Employee After-Tax Contributions increase,
     (C) At the rate of Elective Deferral Contributions (Pre-Tax Contributions and Roth Contributions) or Employee After-Tax Contributions, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is an Eligible Participant is no greater than the rate of Matching

Contributions that would apply to a Nonhighly Compensated Employee who is an Eligible Participant and who has the same rate of Elective Deferral Contributions (Pre-Tax Contributions and Roth Contributions) or Employee After-Tax Contributions; and
     (D) Matching Contributions that are discretionary do not exceed 4% of the Employee’s Plan Compensation.
3.14.6 Contributions Fully Vested:
All contributions made under this Section 3.14 shall be nonforfeitable.
3.15 USERRA:
     (A) Make-Up Profit Sharing, Prevailing Wage, Safe Harbor Nonelective and Money Purchase Contributions.
     To the extent that USERRA requires the Employer to make contributions to the Plan for any Participant, such contributions shall be made (without adjustment for any investment gains or losses, earnings or expenses) when the Participant returns to service as an Eligible Employee of the Employer. Any such make-up contribution shall be in an amount equal to the sum of the contributions that the Employer would have made for allocation to the Participant’s Account (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto) had the Participant remained in the employ of the Employer as an Eligible Employee throughout the period of his military service absence, with imputed Plan Compensation equal to the Plan Compensation that he would have earned at his or her rate of pay from the Employer in effect immediately prior to inception of his absence for military service.
     (B) Make-Up Pre-Tax, Roth, Employee After-Tax, and Matching Contributions (including Safe Harbor Matching Contributions).
     If the Plan permits Elective Deferral Contributions and/or Employee After-Tax Contributions, any Employee who is entitled to USERRA reemployment rights shall be subject to the following provisions:
          (1) If, at the time of the commencement of his or her absence for qualified military service (as defined in Code Section 414(u)), the Eligible Employee was not yet a Participant by reason of failure to satisfy the Plan’s minimum service requirements, such Eligible Employee shall be deemed to have become a Participant as of the Entry Date on which he or she would otherwise have become a Participant had his or her employment not been interrupted by qualified military service.
          (2) Any Participant who resumes employment with the Employer within the time during which his reemployment rights are protected by USERRA shall be entitled to make up missed Elective Deferral Contributions and Employee After-Tax Contributions at any time during the period commencing with his or her resumption of employment with the Employer and ending on the earliest to occur of (a) the date that occurs five years from the date on which such qualified military service absence commenced, (b) the date on which his or her employment terminates after having been resumed following qualified military service, or (c) the date that occurs after a passage of time commencing on his or her resumption of employment following qualified military service which is equal to three times the duration of his or her absence for qualified military service. Any such make-up contributions shall be by payroll withholding unless otherwise permitted by Treas. Regs. or other applicable guidance.
          (3) Solely for the purposes of determining all limitations applicable thereto under the Plan and under the Code, any make-up contributions made by a Participant exercising his or her rights under paragraph (2) hereof shall be deemed to have been made in the Plan Year in which originally missed. For the purpose of applying these limitations, the Participant will be imputed with Plan Compensation in an amount equal to the amount that the Participant would have earned during his or her period of absence in the Plan Year (or fraction thereof) had he or she been employed through the entirety of such period of absence at his or her regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct cash remuneration) immediately prior to the commencement of such absence.

          (4) To the extent that the Participant makes contributions described in paragraph (2) hereof in a timely manner, the Employer shall contribute for allocation directly to that Participant’s Matching Contribution Account (or Safe Harbor Matching Contributions Account if applicable) an amount equal to the Matching Contributions (or Safe Harbor Matching Contributions if applicable) that would have been made for the benefit of the Participant if the Participant’s make-up Pre-Tax Contributions, Roth Contributions, and/or Employee After-Tax Contributions had been made at the time his imputed Plan Compensation would have been earned.
     (C) Earnings on Make-Up Contributions.
There shall be no adjustment of either Employer contribution amounts or a Participant’s Account Balance for other purposes (such as the payment of Plan administrative costs and trustee or investment manager fees) that might or would have occurred had the make-up Pre-Tax Contributions, Roth Contributions, Employee After-Tax Contributions, Profit Sharing Contributions, Safe Harbor Contributions, Money Purchase Contributions and Matching Contributions been made on a current basis during either the period of the Participant’s absence or any period after his return to employment and prior to the date on which such make-up contribution is actually made.
3.16 Electronic Media:
Any notice, election, consent, waiver, or other communication under this Article III may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE IV
VESTING
4.1 Determination of Vesting:
4.1.1 Vested Accounts:
A Participant shall at all times have a vested percentage of 100% in the Account Balance in his or her Pre-Tax Contributions Account, Roth Contributions Account, Qualified Nonelective Contributions Account, Employee After-Tax Contributions Account, Qualified Matching Contributions Account, Rollover Contributions Account, Safe Harbor Matching Contribution Account , Safe Harbor Nonelective Account and QVEC Account.
4.1.2 Full Vesting Events:
A Participant shall have a vested percentage of 100% in his or her Account upon: (A) the attainment of Normal Retirement Age; (B) termination of employment due to the attainment of: (1) Early Retirement Age (if selected in an Adoption Agreement); (2) Disability; (3) death; (C) the complete discontinuance of contributions by the Employer; (D) the complete termination of the Plan; or (E) solely in the case of an affected Participant, a partial termination of the Plan.
4.1.3 Other Vesting Events:
Except as otherwise provided in Section 4.1.1 and Section 4.1.2, each Participant’s Account shall become vested in accordance with the vesting and, if applicable, Early Retirement Age provisions selected in the Adoption Agreement. The vesting schedule that applies to Matching Contributions shall satisfy either a 3-year cliff vesting schedule or a “2-to-6-year graded vesting schedule.” A “2-to-6-year graded vesting schedule” and “3-to-7-year graded vesting schedule” means an Employee’s vested percentage based on each included year of Vesting Service under the following applicable schedule:

2-to-6-year graded	3-to-7-year graded

0-1 year /0%	0-2 years /0%
2 years /20%	3 years /20%
3 years /40%	4 years /40%
4 years /60%	5 years /60%

2-to-6-year graded	3-to-7-year graded

5 years /80%	6 years /80%
6 years /100%	7 years /100%
4.1.4 Forfeitures:
Forfeitures of Profit Sharing Contributions, Money Purchase Contributions and Matching Contributions, other than Excess Aggregate Contributions or Matching Contributions related to contributions that are Excess Aggregate Contributions, Excess Elective Deferral Contributions, or Excess Contributions, shall be made in accordance with the selection made in the Adoption Agreement. In the event that a provision is not selected in the Adoption Agreement and forfeitures arise, forfeitures shall be used in the following order: (A) to offset the administrative costs of the Plan; (B) to reduce Employer contributions; and (C) to provide additional allocations to Participants in accordance with the applicable Employer contribution allocation formula selected.
4.2 Rules for Crediting Vesting Service:
4.2.1 General Rule:
Subject to Section 4.2.2, Years of Service shall be credited for purposes of determining a Participant’s Vesting Service as specified in the Adoption Agreement. If the Employer maintains the plan of a Predecessor Employer, service with such Predecessor Employer shall be treated as service with the Employer for purposes of Vesting Service.
4.2.2 Breaks in Service:
     (A) Fewer than Five Consecutive One-Year Breaks in Service. A Participant who incurs fewer than five consecutive one-year Breaks in Service shall retain credit for Vesting Service earned before such period of Breaks in Service.
     (B) Five Consecutive One-Year Breaks in Service. A Participant who incurs five or more consecutive one-year Breaks in Service shall not accrue additional Vesting Service for Employment after such period of Breaks in Service with respect to his or her Account accrued before the commencement of the Break in Service period. Except as provided in (C) below, Years of Service both before and after the Break in Service shall count in determining the Participant’s Vesting Service with respect to all contributions made after the Participant’s reemployment.
     (C) Five Consecutive One-Year Breaks in Service: Nonvested Termination. A Participant who incurs a Nonvested Severance and is reemployed after having incurred at least five consecutive one-year Breaks in Service shall be treated as a new employee and his or her Years of Service earned before such period of Breaks in Service shall be disregarded for crediting Vesting Service.
4.3 Employer Accounts Forfeitures:
4.3.1 Nonvested Severance:
Subject to Section 5.4, upon the Nonvested Severance of a Participant, the nonvested portion of his or her Account shall be forfeited as of the date of his or her termination of Employment.
4.3.2 Partially Vested Severance:
Upon the Partially Vested Severance of a Participant, the nonvested portion of his or her Account shall be forfeited as of the date of his or her termination of Employment; provided, however, that the Participant receives a distribution in accordance with Section 5.6. If the Participant does not receive a distribution following his or her termination of Employment, the nonvested portion of his or her Account shall be forfeited following a period of five consecutive one-year Breaks in Service.
4.3.3 Vesting After Partial Distribution:
If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Employer Derived Account Balance, and the Participant may increase the nonforfeitable percentage in his or her Account, the Participant’s nonforfeitable portion of his or her Account shall be equal to an amount (“X”) determined by the formula:
X=P(AB + (R x D)) - (R x D)
For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account Balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account Balance at the relevant time to the Account Balance after distribution.
4.3.4 Withdrawal Does Not Cause Forfeiture:
No forfeitures shall occur solely as a result of an Employee’s withdrawal of Employee After-Tax Contributions, Rollover Contributions, and/or Elective Deferral Contributions.
4.4 Top-Heavy Provisions:
If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Section 4.4 shall supersede any conflicting provisions in the Plan.
4.4.1 Terms:
As used in this Section 4.4, each of the following terms shall have the meanings given to that term as set forth in this Section 4.4.1:
     (A) Determination Date means, for any Plan Year subsequent to the first Plan Year the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.
     (B) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Primary Employer or Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
     (C) Required Aggregation Group means (1) each Qualified Plan of the Primary Employer or Affiliate in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years, regardless of whether the Plan has terminated, and (2) any other Qualified Plan of the Primary Employer or Affiliate which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.
     (D) Top-Heavy Plan means, for any Plan Year, the Plan if any of the following conditions exists:
          (1) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
          (2) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.
          (3) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
     (E) Top-Heavy Ratio means:
          (1) If the Primary Employer or Affiliate maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Primary Employer or Affiliate has never maintained any Defined Benefit Plan which during the five-year period ending on the Determination Dates has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all Account Balances, both computed in accordance with Code Section 416 and the regulations thereunder. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date(s) shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date(s). The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of any distribution made for a reason other than severance from employment, death, or disability, a “5-year period” shall be substituted for the “1-year period”.
The accrued benefits and accounts of any individual who has not performed services for the Primary Employer or Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.
Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.
          (2) If the Primary Employer or an Affiliate maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Primary Employer or an Affiliate maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated Defined Contribution Plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the Defined Benefit Plans for all Participants as of the Determination Dates, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.
          (3) For purposes of (1) and (2) above, the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The Account Balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with the Primary Employer or an Affiliate maintaining the Plan at any time during the one-year period ending on the Determination Date, will be disregarded.
          (4) The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.14 QVECs will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
          (5) The accrued benefit of a Participant who is not a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Primary Employer or Affiliate or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
     (F) Present Value. For purpose of this Section, present value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

[14]	Specifically, in the case of “unrelated rollovers and transfers” (both initiated by the Employee and made from a plan maintained by an employer to a plan maintained by another unrelated employer) the distributing plan takes the distribution into account and the plan accepting the rollover or transfer does not take the distribution into account. In the case of “related rollovers and transfers” (one either not initiated by the Employee or made to a plan maintained by the same employer), the distributing plan does not take the distribution into account and the plan accepting the rollover or transfer takes the distribution into account.

     (G) Valuation Date. means the date the last business day of the Plan Year.
4.4.2 Top-Heavy Vesting Schedule:
If the Plan is determined to be a Top-Heavy Plan as of any Determination Date, then the following vesting schedule shall apply beginning with the first Plan Year commencing after such Determination Date, unless the Plan’s vesting schedule specified in the Adoption Agreement provides for vesting that is at least as rapid as the following schedule, in which case the vesting schedule specified in the Adoption Agreement shall apply:

Years of Service	Nonforfeitable Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%
If the vesting schedule in this Section applies, it shall apply to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee After-Tax Contributions and Elective Deferral Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, once the Plan is determined to be a Top-Heavy Plan, the minimum Top-Heavy vesting schedule shall continue to apply. No decrease in a Participant’s nonforfeitable percentage may occur regardless of whether the Plan’s status as Top-Heavy changes for any subsequent Plan Year. However, this Section does not apply to the Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee’s Account Balance attributable to Employer contributions and forfeitures shall be determined without regard to this Section. The Minimum Allocation pursuant to Section 4.4.3 (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).
4.4.3 Minimum Allocation:
     (A) Except as provided in Sections 4.4.3(C) and (D), for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Account of any Participant who is not a Key Employee in that Plan Year and is not covered by a collective bargaining agreement (unless such agreement expressly requires otherwise) shall not be less than the lesser of:
          (1) 3% of such Participant’s 415 Limitation Compensation, or
          (2) in the case where the Employer has no Defined Benefit Plan which designates the Plan to satisfy Code Section 416, the largest percentage of contributions and forfeitures, as a percentage of the Key Employee’s 415 Limitation Compensation, allocated to the Account of any Key Employee for that year. The Minimum Allocation is determined without regard to any Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (a) the Participant’s failure to complete a Year of Service, (b) the Participant’s failure to make mandatory employee contributions to the Plan or (c) compensation less than a stated amount.
     (B) For purposes of computing the Minimum Allocation, a Participant’s 415 Limitation Compensation will be used as limited by Code Section 401(a)(17).
     (C) The provision in (A) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.
     (D) If the Employer has executed an Adoption Agreement covering Participants under a Paired Plan or by a plan which is a profit sharing plan and by another plan which is a money purchase pension plan, the Minimum Allocation specified in the preceding Section 4.4.3(A) shall be provided by the money purchase pension plan. If a Participant is covered under a Paired Plan or under the Plan and a Defined Benefit Plan maintained under an Adoption Agreement offered by the Sponsor, the Minimum Allocation specified in the preceding Section 4.4.3(A) shall not be applicable and the Participant shall receive the minimum benefit specified in the Defined Benefit Plan.

     (E) Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2). The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
     (F) The top-heavy requirements of Code Section 416 and this Section 4.4 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met. (Such a plan is referred to as a “safe harbor” 401(k) plan and is deemed to satisfy the special nondiscrimination tests for 401(k) plans if the plan satisfies certain minimum contribution requirements and a notice requirement.)
ARTICLE V
AMOUNT AND DISTRIBUTION OF BENEFITS,
WITHDRAWALS AND LOANS
5.1 Distribution:
5.1.1 Benefit Commencement Date:
Subject to Section 5.1.2, a Participant’s Benefit Commencement Date shall be as soon as administratively practicable following his or her Fully Vested Severance, Partially Vested Severance or Nonvested Severance, if applicable, and in accordance with Section 5.6. A Participant does not incur a severance from employment for purposes of this Article V due to a transfer of employment to an Affiliate.
5.1.2 Elective Deferrals, Qualified Nonelective, Qualified Matching, and Safe Harbor Contributions:
     Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Contributions, and income allocable to each are distributable to a Participant or, if applicable to his or her Beneficiary no earlier than:
     (A) upon severance from employment, death, or Disability;
     (B) termination of the Plan; and
     (C) unless otherwise selected in the Adoption Agreement, the attainment of age 59 1/2 in the case of a profit sharing plan.
Unless otherwise selected in the Adoption Agreement, Elective Deferral Contributions may be distributed in the event of the hardship of the Participant as described in Section 5.9.
All distributions that may be made under one or more of the foregoing distributable events are subject to the consent requirements of Section 5.6.4.
In addition, a distribution that is triggered by the event described in subparagraphs 5.1.2 (B) above must be made in a “lump sum distribution” within the meaning of Code Section 402(e)(4)(D) (without regard to subclauses (I), (II), (III), and (IV) of clause (i) thereof).
5.2 Amount of Benefits Upon a Fully Vested Severance:
Upon his or her Fully Vested Severance for any reason other than Disability, a Participant’s benefit shall be the Account Balance of his or her Account determined in accordance with Section 10.6.
5.3 Amount of Benefits Upon a Partially Vested Severance:
Upon his or her Partially Vested Severance for any reason other than Disability, a Participant’s benefit shall be: (A) the Account Balance of his or her Subaccounts (other than the Subaccounts listed in Section 4.1.1(Vested

Accounts)) determined in accordance with Section 10.6 multiplied by his or her vested percentage determined under Section 4.1.3, or, if applicable, Section 4.4.2 (Top-Heavy Vesting Schedule), plus (B) the Account Balance of his or her Subaccounts listed in Section 4.1.1 (Vested Accounts) determined in accordance with Section 10.6.
5.4 Amount of Benefits Upon a Nonvested Severance:
Upon his or her termination of Employment prior to satisfying the vesting requirement of Sections 4.1.2 and 4.1.3, shall be the Account Balance of his or her vested Subaccounts (under Section 4.1.1), if any, determined in accordance with Section 10.6, plus a zero dollar cash-out distribution of his or her Subaccounts other than those listed in Section 4.1.1.
5.5 Amount of Benefits Upon a Severance Due to Disability:
If a Participant severs Employment due to a Disability, his or her Account Balance will be 100% vested in accordance with Section 4.1.2, and his or her benefit shall be the Account Balance of his or her Account determined in accordance with Section 10.6.
5.6 Distribution and Restoration:
5.6.1 Cash-Out of Small Amounts:
     (A) If a Participant has a termination of Employment, and the value of his or her vested Account Balance is not greater than $5,000 (or if selected in the Adoption Agreement, a lower amount), the Participant shall receive a distribution of the value of the entire vested portion of such Account Balance in a single sum and the nonvested portion of such Account Balance shall be treated as a forfeiture.
     (B) If a Participant would have received a distribution under the preceding paragraph but for the fact that the Participant’s vested Account Balance exceeded $5,000 (or if selected in the Adoption Agreement, a lower amount) when the Participant has a termination of Employment and if at a later time such Account Balance is reduced such that it is not greater than $5,000 (or if selected in the Adoption Agreement, a lower amount), the Participant shall receive a distribution of such Account Balance in a single sum and the nonvested portion will be treated as a forfeiture.
     (C) For purposes of this Section, if a Participant incurs a Nonvested Severance, he or she shall be deemed to have received a distribution of zero dollars reflecting the entire value of his or her Employer Derived Account Balance.
     (D) Whether a Participant’s vested Account Balance as described in this Section exceeds $5,000 (or if selected in the Adoption Agreement, a lower amount) shall be determined at the time of the current distribution without regard to the value of such Account Balance at the time of any prior distribution.
Unless selected otherwise in the Adoption Agreement, in the determination whether a Participant’s Account Balance may be mandatorily distributed, the value of a Participant’s nonforfeitable Account Balance shall be determined with regard to that portion of the Account Balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable Account Balance as so determined is $5,000 (or if selected in the Adoption Agreement, a lower amount) or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Account Balance.
     (E) Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 5.6.1, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. A Roth Contributions Account shall be treated as being held under a separate plan for purposes of applying the automatic rollover rules for mandatory distributions of this Section, including the determination whether the amount of the distribution exceeds $1,000.

5.6.2 Forfeiture of Nonvested Account Upon Distribution:
If a Participant experiences a termination of Employment, and elects, in accordance with the requirements of Section 5.6.4 or 5.6.5 (as applicable) to receive the value of his or her vested Account Balance, the nonvested portion shall be treated as a forfeiture.
5.6.3 Restoration of Forfeited Amounts:
If a Participant receives or is deemed to receive a distribution under this Section and the Participant resumes employment covered under the Plan, the Participant’s Employer Derived Account Balance shall be restored (from additional Employer contributions and/or forfeitures, as provided in Section 4.1.4) to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Elective Deferral and Employer contributions before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five consecutive one-year Breaks in Service following the date of the distribution. If Participant is deemed to receive a distribution under this Section, and the Participant resumes employment covered under the Plan before the date this Participant incurs five consecutive one-year Breaks in Service, upon the reemployment of such Participant, the Employer Derived Account Balance of the Participant shall be restored to the amount on the date of such deemed distribution.
5.6.4 Consent Requirements:
     (A) If the value of a Participant’s vested Account Balance exceeds $5,000 (or if selected in the Adoption Agreement, a lower amount) and the Account Balance is Immediately Distributable:
          (1) the Participant must consent in order for a distribution to be made in any form; and
          (2) the Participant’s Spouse must consent in order for a distribution to be made in a form other than a Qualified Joint and Survivor Annuity unless the Plan is a “Non-QJSA Profit Sharing Plan” (as defined in Section 6.1.2), in which case the Spouse need not consent unless elected otherwise by the Plan Administrator.
     (B) Consent Not Required Under Certain Circumstances. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9), Section 402(g), Section 415, Section 401(k), or Section 401(m) of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Primary Employer or an Affiliate does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account Balance will, without the Participant’s consent, be distributed to the Participant. However, if the Primary Employer or an Affiliate maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account Balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.
5.6.5 Timing of Notice and Consent:
     (A) General Rules for a QJSA Plan. The consent of the Participant and the Participant’s Spouse, if applicable, shall be obtained in writing within the 90-day period ending on the “annuity starting date.” The “annuity starting date” is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant (and the Participant’s Spouse if the Plan is subject to the Qualified Joint and Survivor Annuity requirements) of the right to defer any distribution until the Participant’s Account Balance is no longer Immediately Distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Sections 417(a)(3) and 402(f), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.
Notwithstanding anything in this Section 5.6.5 to the contrary, if the value of a Participant’s vested Account as of the applicable Valuation Date is not greater than $5,000 (or, if selected in the Adoption Agreement, a lower amount), no notification is required as provided in Code Section 417(a)(3).

     (B) Non-QJSA Profit Sharing Plans. In the case of a “Non-QJSA Profit Sharing Plan” (as defined in Section 6.1.2), distributions may commence less than 30 days after the notice required under Code Section 402(f) is provided if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.
     (C) Plans Other Than Non-QJSA Profit Sharing Plans. If this Plan is subject to the Qualified Joint and Survivor Annuity requirements, the notice described in (A) above shall include a written explanation of: (1) the terms and conditions of the Qualified Joint and Survivor Annuity; (2) the Participant’s right to make, and the effect of, an election to waive a Qualified Joint and Survivor Annuity; (3) the rights of the Participant’s Spouse; and (4) the right to make and the effect of, a revocation of a previous election to waive a Qualified Joint and Survivor Annuity. The annuity starting date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above if: (1) the Participant has been provided with information that clearly indicates the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7 day period beginning the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; (3) the annuity starting date is a date after the date that the written explanation of the Qualified Joint and Survivor Annuity was provided to the Participant; and (4) distribution in accordance with the affirmative election does not begin prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.
5.7 Withdrawals During Employment:
5.7.1 Age 59 1/2 Withdrawal:
If the Plan is a profit sharing plan, unless selected otherwise in the Adoption Agreement, upon attainment of age 59 1/2 and upon such notice as the Plan Administrator may require, a Participant may elect to withdraw all or any part of the vested Account Balance in his or her Account as of the Valuation Date immediately preceding the processing of this withdrawal.
5.7.2 Age 70 1/2 or Normal Retirement Age Withdrawal:
If the age 70 1/2 withdrawal option is selected in the Adoption Agreement which permits age 70 1/2 withdrawals during Employment, upon the January 1 of the calendar year in which a Participant attains age 70 1/2, and upon such notice as the Plan Administrator may require, the Participant may elect to withdraw all or any part of the vested Account Balance in his or her Account, as of the Valuation Date immediately preceding the processing of withdrawal. In the case of a money purchase pension plan, such withdrawal is not permitted before the attainment of the Normal Retirement Age as defined under the Plan.
5.7.3 Rollover Contribution and Employee After-Tax Contribution Withdrawal:
Notwithstanding Section 5.7.1 or 5.7.2, prior to termination of Employment and upon such notice that the Plan Administrator may require, a Participant may elect to withdraw all or any portion of his or her Rollover Contributions Account and/or Employee After-Tax Contributions Account as of the Valuation Date immediately preceding the processing of this withdrawal.
5.7.4 Rules and Procedures:
The Plan Administrator may establish from time to time rules and procedures with respect to any withdrawals including the order of Subaccounts from which such withdrawals shall be made.
5.7.5 Forfeitures:
No forfeitures shall occur as a result of a withdrawal under this Section 5.7.

5.7.6 Spousal Consent:
If a Participant is married at the time of such election under Section 5.7.1, 5.7.2 or 5.7.3, the Participant’s Spouse must consent to such a withdrawal in the same manner as provided in Section 6.2.3 (waiver of Qualified Joint and Survivor Annuity); provided, however, that if the Plan is a profit sharing plan and Section 6.1.2 applies, the consent of the Participant’s Spouse shall not be required unless elected otherwise by the Plan Administrator.
5.7.7 Transfers From Money Purchase Pension Plan to Profit Sharing Plan:
This Section 5.7.7 is effective if the Plan is a profit sharing plan that has accepted a transfer of assets and liabilities from a money purchase pension plan and only to the extent it does not result in a violation of Code Section 411(d)(6) (subject to Treas. Reg. 1.411(d)-4, Q&A 2(b) and Revenue Ruling 94-76).
To the extent that any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, Disability, or severance from employment, and prior to an event described in Section 5.1.2(B), (C), or (D), the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to the Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).
5.8 Loans:
5.8.1 Participant Loans:
Unless otherwise selected in the Adoption Agreement, loans shall be made available to all Participants and Beneficiaries (who are “parties in interest” under ERISA Section 3(14)) provided that such loans: (A) are available to all such Participants and Beneficiaries on a reasonably equivalent basis; (B) are not made available to highly compensated employees, officers or shareholders in an amount greater than the amount made available to other Employees; (C) are made in accordance with the specific provisions regarding such loans as set forth in the Plan or in a written document forming part of the Plan; (D) bear a reasonable rate of interest; and (E) are adequately secured. A Participant may submit an application to the Plan Administrator to borrow from any Subaccount maintained for the Participant (on such terms and conditions as the Plan Administrator shall prescribe) an amount which when added to the outstanding balance of all other loans to the Participant (including loans made to the Participant from other Qualified Plans of the Employer) would not exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50% of the vested portion of his or her Account (determined without regard to accumulated QVECs) as of the Valuation Date immediately preceding the receipt of his or her loan application by the Plan Administrator. The loan application must be made before the expiration of such notice period as the Plan Administrator may require. For this purpose, all loans from Qualified Plans of the Primary Employer or an Affiliate shall be aggregated, and an assignment or pledge of any portion of the Participant’s interest in the Plan, and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section 5.8.1. The Plan Administrator shall establish such procedures as are necessary or desirable to administer Plan loans in accordance with this Section 5.8.
5.8.2 Conditions for Loans:
If approved, each such loan shall comply with the following conditions:
     (A) it shall be evidenced by a promissory note;
     (B) it shall bear a reasonable rate of interest,
     (C) the Participant must obtain the consent of his or her Spouse, if any, to the use of his or her Account Balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. If the Plan is a profit sharing plan that meets the requirements in Section 6.1.2 of the Plan (a “Non-QJSA Profit Sharing Plan”), however, the consent of the Participant’s Spouse shall not be required unless elected otherwise by the Plan Administrator.

Any required spousal consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan. A new consent shall be required if an Account is used for any increase in the amount of security. If a valid spousal consent has been obtained in accordance with this subparagraph, then notwithstanding any other provision of this Plan to the contrary, the portion of the Participant’s vested Account Balance that is used as a security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account Balance shall be adjusted by first reducing the vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse;
     (D) the loan, by its terms, must require repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan; provided, however, that if the proceeds of the loan are used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule may be for a term in excess of five years; and
     (E) the loan shall be adequately secured and may be secured by no more than 50% of the Participant’s vested interest in his or her Account.
5.8.3 Account Adjustments:
If a Participant or Beneficiary requests and is granted a loan, principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. In addition, all repayments of principal and interest shall be reinvested in the Plan in the same manner and in the same proportion as all other Participant contributions would otherwise be invested, based on the Participant’s current investment election. Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be charged solely to his or her Account. Any other loan shall be treated as an investment of the Trust Fund and interest and principal payments on account thereof shall be credited to the Trust Fund.
The Plan Administrator shall determine the order of Subaccounts from which a loan may be made.
5.8.4 General Rules:
In all events:
     (A) in the event of a default, foreclosure on the promissory note shall not occur until a distributable event occurs under this Article V; and
     (B) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
5.8.5 Suspension of Loan Repayments:
     (A) Suspension for Periods of Qualified Military Service. An Employee’s obligation to repay principal and/or interest under a loan made under this Section 5.8 may be suspended for any part of any period during which such Employee is performing service in the uniformed military service to the extent permitted under Code Section 414(u)(4).
     (B) Suspension for Other Leaves of Absence. In accordance with procedures implemented by the Plan Administrator, an Employee’s obligation to repay principal and/or interest under a loan made under this Section 5.8 may be suspended for a period of up to one year on account of a leave of absence, either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.

5.9 Hardship Distributions:
5.9.1 General Rules:
To the extent available and selected in the Adoption Agreement, an Employee may request a distribution due to hardship from, unless selected otherwise in the Adoption Agreement, the vested portion of his or her Account other than from his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, earnings accrued after December 31, 1988 on the Participant’s Elective Deferral Contributions, or any Safe Harbor Contributions made under Section 3.14, only if the distribution is made both due to an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417 if the Plan is not a “Non-QJSA Profit Sharing Plan” as defined in Section 6.1.2 unless elected otherwise by the Plan Administrator.
5.9.2 Immediate and Heavy Financial Need:
A hardship distribution shall be permitted only if the distribution is due to:
     (A) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (B) costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);
     (C) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s Spouse, children or dependents as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B);
     (D) payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;
     (E) payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents as defined in Code Section 152 without regard to Code Section 152(d)(1)(B); or
     (F) expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
The financial needs identified in (E) and (F) shall apply only during Plan Years beginning after 2005.
5.9.3 Distribution Necessary to Satisfy Financial Need:
A distribution is treated as necessary to satisfy an immediate and heavy financial need of an Employee only to the extent the amount of the distribution is not in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Employee. This determination generally is to be made on the basis of all relevant facts and circumstances. For purposes of this paragraph, the Employee’s resources are deemed to include those assets of the Employee’s Spouse and minor children that are reasonably available to the Employee. Thus, for example, a vacation home owned by the Employee and the Employee’s Spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, generally will be deemed a resource of the Employee. However, property held for the Employee’s child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Employee. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Employer relies upon the Employee’s written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:
     (A) through reimbursement or compensation by insurance or otherwise;

     (B) by liquidation of the Employee’s assets;
     (C) by cessation of Pre-Tax Contributions, Roth Contributions, and Employee After-tax Contributions under the Plan;
     (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer; or
     (E) by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.
For purposes of this paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a plan loan if the loan would disqualify the employee from obtaining other necessary financing.
A distribution is deemed necessary to satisfy an immediate and heavy financial need of an Employee if each of the following requirements are satisfied: (1) the Employee has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k) but not hardship distributions) and non-taxable (at the time of the loan) loans under the Plan and all other plans maintained by the Employer; and (2) the Participant’s Elective Deferral Contributions and Employee After-Tax Contributions will be suspended for at least 6 months after receipt of the hardship distribution in the Plan and in all other plans maintained by the Primary Employer or an Affiliate (including all qualified and nonqualified plans of deferred compensation, stock option plans, stock purchase plans, or a CODA that is part of a Code Section 125 plan, but excluding any mandatory employee contribution portion of a defined benefit plan).
5.9.4 Exception to General Rules:
A distribution due to hardship as described in Section 5.9.2 may be made from any account other than an Elective Deferral Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, or Safe Harbor Contributions Account without regard to the distribution necessary to satisfy an immediate and heavy financial need requirement set forth in Section 5.9.3.
5.10 Limitation on Commencement of Benefits:
Unless the Participant elects otherwise, distribution of benefits shall commence no later than the 60th day after the latest of the close of the Plan Year in which:
     (A) the Participant attains age 65 (or Normal Retirement Age if earlier);
     (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
     (C) the Participant terminates Employment with the Employer.
Notwithstanding the foregoing, the failure of a Participant and Spouse (if so required) to consent to a distribution while a benefit is Immediately Distributable shall be deemed to be an affirmative election to defer commencement of payment of any benefit sufficient to satisfy this Section.
5.11 Distribution Requirements:
5.11.1 Definitions:
     As used in this Article V, each of the following terms shall have the meaning given to that term as set forth in this Section 5.11.1.
     (A) Designated Beneficiary:

          The individual who is designated as the Beneficiary under Article VII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treas. Regs.
     (B) Distribution Calendar Year:
          A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.11.4(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
     (C) Life Expectancy:
          Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1 of the Treas. Regs.
     (D) Participant’s Account Balance:
          The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (referred to herein as the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
     (E) Required Beginning Date:
          (1) General rule. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires. For a 5% owner, the Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
          (2) 5% owner. A Participant is treated as a 5% owner for purposes of this Section 5.11 if such Participant is a 5% owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2 or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 5.11, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.
5.11.2 Requirements of Treasury Regulations Incorporated:
All distributions required under this Section 5.11 will be determined and made in accordance with the Treas. Regs. under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).
5.11.3 TEFRA Section 242(b)(2) Elections:
Notwithstanding the other provisions of this Section 5.11, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”).
5.11.4 Time and Manner of Distribution:
     (A) Required Beginning Date:

     The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     (B) Death of Participant Before Distributions Begin:
     If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as provided in (1) through (4) below, unless an irrevocable election is made under (5) below.
          (1) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
          (2) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (4) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 5.11.4(B), other than Section 5.11.4(B)(1), will apply as if the Surviving Spouse were the Participant.
          (5) A Participant or Beneficiary may elect on an individual basis whether the 5-year rule (under which distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death) or the life expectancy rule in Sections 5.11.4(B) and 5.11.6(B) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Section 5.11.4(B)(1), (2), or (4) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or if applicable, Surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this Section 5.11.4(B)(5), distributions will be made in accordance with Sections 5.11.4.(B) and 5.11.6(B).
     For purposes of this Section 5.11.4.(B) and Section 5.11.6, unless Section 5.11.4(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 5.11.4(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 5.11.4(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 5.11.4(B)(1)), the date distributions are considered to begin is the date distributions actually commence.
     (C) Forms of Distributions:
     Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.11.5 and 5.11.6 of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) of the Treas. Regs.
5.11.5 Payment of Required Minimum Distributions during Participant’s Lifetime:
     (A) Amount of Required Minimum Distribution for Each Distribution Calendar Year:
     During a Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2 of the Treas. Regs., using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
          (2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3 of the Treas. Regs., using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
     (B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death:
     Required minimum distributions will be determined under this Section 5.11.5 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
5.11.6 Required Minimum Distributions after Participant’s Death:
     (A) Death On or After Distributions Begin:
          (1) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:
               (a) Participant’s Remaining Life Expectancy. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               (b) Surviving Spouse’s Remaining Life Expectancy. If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Surviving Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
               (c) Non-Surviving Spouse Remaining Life Expectancy. If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
          (2) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (B) Death Before Date Distributions Begin:
          (1) Participant Survived By Designated Beneficiary: Unless the 5-year rule is elected as provided under Section 5.11.4(B)(5) (in which case distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 5.11.6(A).

          (2) No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (3) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin: If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 5.11.4(B)(1), this Section 5.11.6(B) will apply as if the Surviving Spouse were the Participant.
5.12 Electronic Media:
Any notice, election, consent to a distribution, waiver, loan request, request for withdrawal, or other communication under this Article V may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE VI
FORMS OF PAYMENT OF RETIREMENT BENEFITS
6.1 Methods of Distribution:
6.1.1 Plans Subject to Annuity Requirements — Normal Form of Benefit:
If the Plan is a money purchase pension plan or a profit sharing plan other than a Non-QJSA Profit Sharing Plan (as defined in Section 6.1.2), a Participant’s benefit shall be payable in the normal form of a Qualified Joint and Survivor Annuity if the Participant is married on his or her Benefit Commencement Date and in the normal form of an immediate annuity for the life of the Participant if the Participant is not married on that date. A Participant in a money purchase pension plan or a profit sharing plan that is not a Non-QJSA Profit Sharing Plan, may at any time prior to his or her Benefit Commencement Date elect, in accordance with Section 6.2, any of the following optional forms of payment instead of the normal form:
     (A) an Annuity Contract (any Annuity Contract distributed must be nontransferable) payable as:
          (1) a Life Annuity ;
          (2) a joint and 50% survivor annuity with a contingent annuitant;
          (3) a joint and 100% survivor annuity with a contingent annuitant;
          (4) an annuity for the life of the Participant with 120 monthly payments certain.
     (B) a single sum distribution; or
     (C) in installments over a period not in excess of that required to comply with Section 5.11.5, unless selected otherwise in the Adoption Agreement.
Unless otherwise elected in the Adoption Agreement, a distribution shall be made in cash and/or in-kind. The Plan shall value an in-kind distribution at fair market value as of the date of reference.
Notwithstanding anything in this Section 6.1.1 to the contrary, if the value of a Participant’s vested Account as of the applicable Valuation Date is not greater than $5,000 (or, if selected in the Adoption Agreement, a lower amount), his or her benefit shall be paid in the form of a single sum distribution and no optional form of benefit payment shall be available.
6.1.2 Non-QJSA Profit Sharing Plans — Single Sum Normal Form of Benefit:
     (A) Conditions for Non-QJSA Profit Sharing Plan Status. If the following conditions are satisfied with respect to Participant’s Account in a profit sharing plan, then the Plan shall be treated as a “Non-QJSA

Profit Sharing Plan” with respect to such Participant’s Account: (1) the Participant does not or cannot elect payments in the form of a Life Annuity from his or her Account; and (2) on the death of the Participant, the Participant’s vested Account Balance will be paid to the Participant’s Surviving Spouse; provided, however, that if there is no Surviving Spouse, or if the Surviving Spouse has consented to the naming of a different Beneficiary in accordance with Section 7.2.2, then the vested Account Balance may be paid to the Participant’s Beneficiary upon the Participant’s death.
     (B) Transfers from Plan Subject to QJSA Rules. This Section 6.1.2 shall not apply with respect to a Participant in a profit sharing plan to the extent the Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, unless the survivor annuity requirements are permissibly eliminated in accordance with Code Section 411(d)(6) and the regulation thereunder.
     (C) Distribution Forms. If this Section 6.1.2 applies, then:
          (1) the normal form of benefit shall be a single sum distribution;
          (2) a Participant may also elect to receive his or her benefit in the form of installments in accordance with Section 6.1.1(C) of the Plan unless selected otherwise in the Adoption Agreement; and
          (3) Sections 6.2.1 and 6.2.3 shall not apply except as provided in this Section 6.1.2.
Unless selected in the Adoption Agreement, a distribution shall be made in cash and/or in-kind. The Plan shall value an in-kind distribution at fair market value as of the date of reference.
6.2 Election of Optional Forms:
6.2.1 QJSA Explanation:
Unless Section 6.1.2 applies, within a reasonable period, but in any event no less than 30 and no more than 90 days prior to a Participant’s Benefit Commencement Date, the Plan Administrator shall provide to the Participant a written explanation of the terms and conditions of a Qualified Joint and Survivor Annuity. Such written explanation shall consist of:
     (A) the terms and conditions of the Qualified Joint and Survivor Annuity;
     (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;
     (C) the rights of the Participant’s Spouse under Section 6.2.3;
     (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and
     (E) the financial effect of the various optional forms of benefit under the Plan.
The Benefit Commencement Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Benefit Commencement Date is a date after the date that the written explanation was provided to the Participant.
The Plan Administrator may provide for such other notices, information or election periods or take such other action as the Plan Administrator considers necessary or appropriate to implement the provisions of this Section 6.2.1.

6.2.2 Election Revocation:
A Participant may revoke his or her election to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Participant’s Benefit Commencement Date.
6.2.3 Spousal Consent to QJSA/QPSA Waiver:
     (A) Spousal Consent Required for QJSA/QPSA Waiver. The election of an optional benefit by a Participant must also be a waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as applicable, by the Participant. Any waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity shall not be effective unless:
          (1) the Participant’s Spouse consents in writing;
          (2) the election designates a specific Beneficiary for an optional form of benefit including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent);
          (3) the Spouse’s consent to the waiver is witnessed by a Plan representative or notary public; and
          (4) the Spouse’s consent acknowledges the effect of the election.
Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deeded an effective election.
     (B) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any election or designation by a Participant under the Plan shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect (unless a qualified domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or because of such other circumstances as the Secretary may prescribe by regulation, notice or otherwise. In addition, a Spouse’s consent shall not be required where the Spouse is legally incompetent to provide such consent. In such a case, the Spouse’s legal guardian may provide the required consent, even if that legal guardian is the Participant.
     (C) Other Rules for Spousal Consent. Any consent necessary under this provision (or establishment that the consent of a Spouse may not be obtained under paragraph (B)) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before his or her Benefit Commencement Date. The number of revocations shall not be limited. Any new waiver will require a new consent by the electing Participant’s Spouse. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Section.
6.2.4 Death Before Benefits Commence:
The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the Benefit Commencement Date.

6.3 Change in Form of Benefit Payments:
Any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration, including a single sum payment of his or her vested Account Balance, or other modification of the form of benefit distribution, subject to Code Section 401(a)(9) and Section 5.11, provided that any necessary consent to such change required under Section 6.2.3 (to the extent applicable) is obtained from the Employee’s Spouse.
6.4 Direct Rollovers:
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6.4, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
6.5 Electronic Media:
Any notice, election, consent to a distribution, waiver, or other communication under this Article VI may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE VII
DEATH BENEFITS
7.1 Payment of Account Balances:
7.1.1 Payment to Beneficiary:
In the case of an Active Participant who dies or an Inactive Participant who dies before benefit commencement, the benefits payable to the Participant’s Beneficiary shall be the vested Account Balance of the Participant’s Account. Except as otherwise provided in this Article VII, a Beneficiary may request that he or she be paid his or her benefits as soon as practicable after the Participant’s death. Until all amounts are distributed hereunder to the Participant’s Beneficiary, the Participant’s Account Balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of Account Balances for other types of distributions.
7.1.2 Form of Benefit:
     (A) Plans Subject to Annuity Requirements. Unless a single sum or installment payments subject to the requirements of Code Section 401(a)(9) has been selected within the Election Period pursuant to an effective election, if a Participant dies before the “annuity starting date,” then the Participant’s vested Account Balance shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the death of the Participant. However, if no effective election has been made within the Election Period prior to the Participant’s death, the Surviving Spouse shall have the right to select a single sum or installment payments subject to the requirements of Code Section 401(a)(9) after the Participant’s death and to commence the distribution within a reasonable period after the death of the Participant.
A Participant who will not have attained age 35 as of the end of a Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required for a Qualified Joint and Survivor Annuity. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements applicable to a Qualified Preretirement Survivor Annuity.
     (B) Non-QJSA Profit-Sharing Plans. Payment of benefits payable under this Article shall be paid to the Participant’s Beneficiary in the form of a single sum or as installment payments subject to the requirements of Code Section 401(a)(9) and at the time elected by the Beneficiary. If benefits have commenced as of the Participant’s death in a form of benefit that provides for continued payments after the Participant’s death to a designated Beneficiary, such amounts shall be paid to the Participant’s designated Beneficiary in accordance with the terms of such optional form of benefit; provided, however, that a Beneficiary may elect to accelerate the distribution of a benefit that is being paid in installments and have the remaining amounts paid to the Beneficiary in the form of a single sum payment.
7.1.3 Cash Out:
If the value of a Participant’s vested Account Balance determined as of the Valuation Date immediately following the Participant’s death is not greater than $5,000 (or, if selected in the Adoption Agreement, a lower amount), distribution of such benefit shall be made to the Participant’s Beneficiary in a single sum cash payment as soon as practicable following the Participant’s death.
7.2 Beneficiaries:
7.2.1 Written Explanation of Benefit:
Unless the Plan is a Non-QJSA Profit Sharing Plan, as described in Section 6.1.2, the Plan Administrator shall provide each Participant, within the period described in Section 7.2.1(A) for such Participant, a written explanation of the death benefit under Section 7.2.5 in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity under Code Sections 401(a)(11) and 417.
     (A) The period for providing a written explanation of the death benefit for a Participant ends on the latest of the following:
          (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;
          (2) a reasonable period ending after the Employee becomes a Participant; or
          (3) a reasonable period ending after Code Section 417 first applies to the Participant.
     In case of a Participant who terminates Employment before attaining age 35 and who has a vested interest in his or her Account, notice must be provided within a reasonable period ending after termination of Employment.
     (B) For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (2) and (3) is the end of the two-year period that begins one year before the date the applicable event occurs and ending one year after that date. A Participant who has a vested interest in his or her Account and who terminates Employment before the Plan Year in which age 35 is attained, shall be provided such notice within the two-year period beginning one year before and ending one year after the Participant’s date of termination. If such a Participant returns to Employment, the applicable period for such Participant shall be re-determined.
7.2.2 Beneficiary Designation:
     (A) Designation of Beneficiary by a Participant. A Participant may designate one or more Beneficiaries to whom amounts due after his or her death, other than under the Qualified Joint and Survivor Annuity, shall be paid. If a Participant fails to make a proper designation or if no designated Beneficiary survives the Participant, the Participant’s Beneficiary shall be the Participant’s Surviving Spouse, or if the Participant has no Surviving Spouse, the Participant’s estate. A Participant’s Beneficiary (if an individual) shall not have any right to benefits under the Plan unless he or she shall survive the Participant.
     (B) Designation of Beneficiary by a Beneficiary. A Beneficiary may designate one or more Beneficiaries to whom amounts due after his or her death shall be paid. If a Beneficiary fails to make a proper designation or if no designated Beneficiary survives the Beneficiary, the Beneficiary’s Beneficiary shall be the Beneficiary’s estate. A Beneficiary’s Beneficiary (if an individual) shall not have any right to benefits under the Plan unless he or she shall survive the Beneficiary.
7.2.3 Manner of Designation:
Any designation of a Beneficiary incorporated into an Annuity Contract or insurance contract shall be governed by the terms of such Annuity Contract or insurance contract. Any other designation of a Beneficiary must be filed with the Plan Administrator, in a time and manner designated by such Plan Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Plan Administrator, in a time and manner designated by the Plan Administrator.
7.2.4 Beneficiary of Married Participants — Designation of Non-Spouse Beneficiary:
     (A) General Rules. The Beneficiary of a Participant who is married on his or her date of death shall be the Participant’s Surviving Spouse, unless the Participant has elected a different Beneficiary in accordance with the terms of the Plan and the Plan Administrator’s procedures. A married Participant’s designation of a Beneficiary other than his or her Spouse, including a Beneficiary referred to in the first sentence of Section 7.2.3, or the change of any such Beneficiary to a new Beneficiary other than the Participant’s Spouse, shall not be valid unless made in writing and consented to by the Participant’s Spouse.
     (B) Effect of Divorce on Spousal Designation. Except to the extent otherwise provided in a qualified domestic relations order (as defined in Code Section 414(p)):
          (1) Any actual designation of a Spouse as a Participant’s Beneficiary on a form accepted by the Plan Administrator hereunder shall continue to be valid and will not be revoked notwithstanding a later divorce of the Spouse from the Participant, until and unless the Participant changes his or her designated Beneficiary in accordance with the procedures established by the Plan Administrator;
          (2) If the Participant’s Spouse is deemed to be the Participant’s Beneficiary at any time on account of an absence of any other valid Beneficiary designation and the Participant and Spouse divorce, the Participant’s former Spouse shall not be treated as a Beneficiary hereunder until and unless the Participant specifically designates such person as his or her Beneficiary in accordance with the procedures established by the Plan Administrator; and
          (3) If a Participant remarries after a divorce, the new Spouse will automatically be treated as the sole designated Beneficiary hereunder until and unless a waiver and designation of an alternate Beneficiary are thereafter delivered in accordance with the procedures established by the Plan Administrator.
     (C) Requirements for Spousal Consent to Non-Spouse Beneficiary. The Spouse’s consent to such designation will be effective only if:
          (1) the Spouse consents in writing;
          (2) the designation designates a specific alternate Beneficiary including any class of Beneficiaries or any contingent Beneficiaries which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);
          (3) the Spouse’s consent is witnessed by a Plan representative or a notary public; and
          (4) the Spouse’s consent acknowledges the effect of the designation.
     (D) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any Beneficiary designation by a Participant under the Plan shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect (unless a qualified domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or because of such other circumstances as the Secretary may prescribe by regulation, notice or otherwise. In addition, a

Spouse’s consent shall not be required where the Spouse is legally incompetent to provide such consent. In such a case, the Spouse’s legal guardian may provide the required consent, even if that legal guardian is the Participant.
7.3 Multiple Beneficiaries:
     No contingent Beneficiary shall receive any benefit under the Plan if the Participant is survived by at least one primary Beneficiary. If one, but fewer than all of the primary Beneficiaries designated by the Participant survive the Participant, the percentage interest that otherwise would have been payable to the primary Beneficiary or Beneficiaries who predeceased the Participant shall be divided among the primary Beneficiaries who survive the Participant in the ratio determined by comparing the percentages specified by the Participant for those beneficiaries and adjusting the percentages accordingly. For example, if the Participant indicated percentages of 20% for Beneficiary A, 30% for Beneficiary B and 50% for Beneficiary C. If Beneficiary C predeceased the Participant, Beneficiaries A and B would share Beneficiary C’s 50% interest in a 2:3 ratio. Beneficiary A’s interest would increase to 40% and Beneficiary B’s interest would increase to 60%. The foregoing ratio principle shall be used to determine each such surviving contingent Beneficiary’s interest if one or more of such contingent Beneficiaries predeceases the Participant.
7.4 Qualified Disclaimers:
A Beneficiary who is entitled to receive any benefits under the Plan may disclaim all or any portion of such benefits by filing a written disclaimer with the Plan Administrator after the death of the Participant. Any such disclaimer shall be irrevocable, must be notarized or witnessed to the Plan Administrator’s satisfaction, and must comply with the requirements of the Code for qualified disclaimers in order to be effective. If such a disclaimer is received by the Plan Administrator before the payment of all remaining benefits under the Plan otherwise owed to such disclaiming Beneficiary, then, notwithstanding any other provision of the Plan to the contrary, any disclaimed benefits otherwise payable to the person filing such disclaimer shall be paid to the person designated by the Participant to receive such benefits in the event of such a disclaimer, or if the Participant has made no such designation, then to the person who would be the Participant’s Beneficiary determined in accordance with this Article VII as if the disclaiming person had predeceased the Participant.
7.5 Electronic Media:
Any notice, election, consent to a distribution, or other communication under this Article VII may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE VIII
FIDUCIARIES
8.1 Named Fiduciaries:
8.1.1 Plan Administrator:
The Plan Administrator shall be the named administrative fiduciary of the Plan and a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the Plan, other than authority to manage and control Plan assets. The Plan Administrator shall also be the “Plan Administrator” with respect to the Plan, as those terms are defined in ERISA Section 3(16)(A) and in Code Section 414(g), respectively (See Article IX “Plan Administration”).
8.1.2 Named Fiduciaries:
     (A) The Trustee (other than Merrill Lynch Bank & Trust Co., FSB), or the Investment Committee, shall be a named investment fiduciary and a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust Fund assets and to select an Investment Manager or Investment Managers.
     (B) If Merrill Lynch Bank & Trust Co., FSB is the Trustee, it shall be a nondiscretionary trustee (and all investment authority shall be delegated to a named investment fiduciary). An Investment Committee shall be appointed (and may be removed) by the Primary Employer. The Investment Committee shall be the named investment fiduciary and a “named fiduciary” with respect to Trust Fund assets.
     (C) Notwithstanding the foregoing to the contrary, with respect to Participant Directed Assets, the Participant or Beneficiary having the power to direct the investment of such assets shall be the named investment fiduciary and a “named fiduciary.”
8.1.3 Investment Authority:
Unless otherwise delegated to the Investment Committee, the Trustee (other than Merrill Lynch Bank & Trust Co., FSB if it is a Trustee) shall have, in addition to the other rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan, the power to make and deal with any investment of the Trust Fund permitted in Section 10.4, except Participant Directed Assets or assets for which an Investment Manager has such power, in any manner which it deems advisable and shall also:
     (A) establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;
     (B) have the power to select Annuity Contracts, if applicable;
     (C) have the power to determine, if applicable, what investments specified in Section 10.4 are available as Participant Directed Assets, including, without limitation, Qualified Employer Securities and regulated investment company shares.
If Merrill Lynch Bank & Trust Co., FSB is the sole Trustee, the foregoing authority and responsibilities are delegated by the Primary Employer to the named investment fiduciary of the Plan (which shall be the Primary Employer unless the Primary Employer delegates that function to another named investment fiduciary).
8.1.4 ERISA Fiduciary Duty Standards.
Each fiduciary of the Plan shall discharge his or her duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and:
     (A) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and
     (B) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
8.2 Employment of Advisers:
A “named fiduciary,” with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any “fiduciary” (as defined in ERISA Section 3(4)) appointed by such a “named fiduciary,” may employ one or more persons to render advice with regard to any responsibility of such “named fiduciary” or “fiduciary” under the Plan.
8.3 Multiple Fiduciary Capacities:
Any “named fiduciary” with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any other “fiduciary” (as defined in ERISA Section 3(4)) with respect to the Plan may serve in more than one fiduciary capacity. A named fiduciary shall be treated as a fiduciary only with respect to such responsibilities and authority delegated to it by the Plan or by the Primary Employer. In the absence of any delegation of fiduciary authority to any other individual by the Primary Employer, the Primary Employer is the named fiduciary for all administrative and investment purposes of the Plan.
8.4 Indemnification:
To the extent not prohibited by state or federal law, the Employer agrees to, and shall indemnify and hold harmless, as the case may be, each Plan Administrator (if a person other than the Employer), Trustee,

Investment Committee and/or any Employee, officer or director of the Employer, or an Affiliate, from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with the defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person’s responsibilities with respect to the Plan, other than by reason of gross negligence.
8.5 Payment of Expenses:
8.5.1 Plan Expenses:
All fees and reasonable expenses incurred by the Plan, to the extent payable from the assets of the Plan as permitted by ERISA, including without limitation, expenses and fees (including fees for legal services rendered and fees to the Trustee) of the Sponsor, Plan Administrator, Investment Manager, Trustee, and any insurance company, shall be charged against and withdrawn from the Trust Fund; provided, however, the Employer may pay any of such expenses or reimburse the Trust Fund for any payment. In addition, forfeitures may be applied toward the payment of Plan expenses as provided in Section 4.1.4.
8.5.2 Transactional Costs:
All transactional costs or charges imposed or incurred (if any) for Participant Directed Assets shall be charged to the Account of the directing Participant or Beneficiary. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition or sale or exchange of Participant Directed Assets, brokerage commissions, service charges and professional fees.
8.6 Taxes:
Any taxes which may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.
8.6.1 Permitted Payments:
To the extent permitted by law, the Employer authorizes the Trustee and/or its affiliates to receive payments from certain mutual funds (and/or collective trusts) for which no affiliate of the Trustee acts as investment manager or advisor (or from the principal distributors and/or advisors of those funds or trusts), in connection with the performance of reasonable and necessary services (including recordkeeping, subaccounting, account maintenance, administrative and other shareholder services). The Employer understands that different mutual funds (or collective trusts) may be subject to different fee arrangements. Upon written request, the Trustee shall provide further details on any specific fee arrangements that may be applicable to investments under the Plan.
ARTICLE IX
PLAN ADMINISTRATION
9.1 The Plan Administrator:
9.1.1 Appointment of Plan Administrator:
The Primary Employer may appoint one or more persons to serve as Plan Administrator, who may also be removed by the Primary Employer. If any individual is appointed as Plan Administrator, and the individual is an Employee, the individual will be considered to have resigned as Plan Administrator if he or she terminates Employment and at least one other person continues to serve as Plan Administrator. An employee shall receive no compensation for his or her services rendered to or as Plan Administrator.
9.1.2 Voting Authority:
If more than one person is designated as Plan Administrator, the Plan Administrator shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are appointed, the Plan Administrators shall act only upon the unanimous consent of its members. An individual who is a Plan Administrator and who is also a Participant shall not vote or act upon any matter relating to himself or herself, unless such person is the sole Plan Administrator.
9.1.3 Other Authority:
The Plan Administrator may authorize in writing any person to execute any document or documents on the Plan Administrator’s behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Plan Administrator shall deliver to such interested person a written revocation of such authorization.
9.2 Powers and Duties of the Plan Administrator:
9.2.1 Interpretation of Plan Document:
The Plan Administrator shall have full discretionary authority necessary to administer the Plan and carry out its provisions. The Plan Administrator’s authority shall include discretionary authority to interpret all Plan provisions, including provisions relating to eligibility, benefit amounts, and all other questions arising in the administration, interpretation, and operation of the Plan. No Participant or Beneficiary shall be entitled to any distribution of benefits hereunder (including any Plan loans) unless the Plan Administrator, in its sole discretion, determines that the requirements otherwise specified in the Plan have been met with respect to such distributions. Any determination by the Plan Administrator shall be conclusively binding upon all persons interested in the Plan. It is intended that any exercise of the Plan Administrator’s discretionary authority not be reversed by a court of law unless such exercise of authority is determined to be arbitrary and capricious or made in bad faith.
9.2.2 Administrative Powers:
The Plan Administrator shall have the power and sole discretion to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan.
9.2.3 Elections:
Subject to the terms of the Plan, the Plan Administrator shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.
9.2.4 Miscellaneous:
The Plan Administrator shall have all the rights, powers, duties, discretionary authority, and obligations granted to or imposed upon it elsewhere in the Plan.
9.3 Delegation of Responsibility:
The Plan Administrator may designate persons, including persons other than “named fiduciaries” (as defined in ERISA Section 402(a)(2)) to carry out the specified responsibilities of the Plan Administrator and shall not be liable for any act or omission of a person so designated.
9.4 Administrative Error:
The Plan Administrator shall take such actions as it deems, in its sole discretion, to be necessary to correct any inequity resulting from incorrect information received or communicated in good faith, or due to administrative or operational error. Such actions may include, but are not limited to: (A) utilizing the IRS Employee Plans Compliance Resolution System; (B) the Department of Labor Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor, or other agency; (C) reallocating plan assets; (D) adjusting future payments to Participants and Beneficiaries; and (E) pursuing actions to recover erroneous benefit payments made in error or on the basis of incorrect or incomplete information.

ARTICLE X
TRUSTEE AND INVESTMENT COMMITTEE
10.1 Appointment of Trustee and Investment Committee:
10.1.1 Appointment:
The Primary Employer shall appoint one or more persons as a Trustee who shall serve as such for all or a portion of the Trust Fund. By executing the Adoption Agreement: (A) the Primary Employer represents that all necessary action has been taken for the appointment of the Trustee and that the Plan maintains adequate procedures for identifying and avoiding, unless an appropriate exemption is available, “prohibited transactions”, as defined in ERISA; (B) except as provided in DOL Reg. 2550-403a-1(b), the Primary Employer acknowledges that all assets of the Plan shall be held by the Trustee(s); (C) the Trustee acknowledges that it accepts such appointment; and (D) both the Primary Employer and the Trustee agree to act in accordance with the Trust provisions contained in this Article X.
10.1.2 Status of Trustee:
An Employee appointed as Trustee or to the Investment Committee shall receive no compensation for services rendered in such capacity and will be considered to have resigned if he or she terminates Employment and at least one other person continues to act as Trustee or as the Investment Committee, as the case may be. If Merrill Lynch Bank & Trust Co., FSB is the sole Trustee, the Primary Employer shall appoint an Investment Committee and Merrill Lynch Bank & Trust Co., FSB shall be a nondiscretionary directed trustee.
10.1.3 Action of Trustee:
If more than one person is acting as the Trustee, or as an Investment Committee, such Trustee, or Investment Committee, shall act by a majority of the persons at the time so acting and such action may be taken either by a vote at a meeting or in writing without a meeting. If less than three members are serving, the Trustee, or Investment Committee, shall act only upon the unanimous consent of those serving. The Trustee, or Investment Committee, may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Trustee, or Investment Committee, shall deliver to such interested person a written revocation of such authorization.
10.1.4 Action of the Employer:
If Merrill Lynch Bank & Trust Co., FSB (the “Trust Company”) is appointed as Trustee, the Primary Employer authorizes the Trust Company to provide information relating to the trust forming part of the Employer’s plan to any of the affiliates of the Trust Company and their employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and its financial advisors.
Upon execution of the Adoption Agreement, the Trust Company will establish a Cash Management Account for Retirement Plans (RCMA Account) with its affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. This account will be used to hold the Trust’s securities in the name of MLPF&S, or in the nominee name designated by MLPF&S.
By accepting the provisions of this Prototype Plan, the Employer hereby directs the Trust Company to withhold any information, (including but not limited to name of trust, address, and securities position) requested by any company in which securities are held. This shall apply to any and all securities held now, and to any securities held in the account of the Trust in the future.
10.2 The Trust Fund
The Trustee shall receive such sums of money or other property acceptable to the Trustee that shall from time to time be paid or delivered to the Trustee under the Plan. The Trustee shall hold in the Trust Fund all such assets, without distinction between principal and income, together with all property purchased therewith and the proceeds thereof and the earnings and income thereon. The Trustee shall not be responsible for, or have any duty to enforce, the collection of any contributions or assets to be paid or transferred to it, or for verifying whether contributions or transfers to it are allowable under the Plan, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet or discharge liabilities under the Plan. Assets of the Trust may be held in an account maintained with an affiliate of the Trustee or such other financial institution, as the Trustee considers appropriate.
10.2.1 Contributions to Trust Fund:
The Trustee shall receive in cash or other assets acceptable to the Trustee, so long as such assets received do not constitute a prohibited transaction, all contributions paid or delivered to it which are allocable under the Plan and to the Trust Fund and all transfers paid or delivered under the Plan to the Trust Fund from a predecessor trustee or another trust (including a trust forming part of another plan qualified under Code Section 401(a); provided, however, that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto or coincident therewith, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require. The Trustee shall not accept any Employer contribution in the form of a Qualifying Employer Security unless either (A) that contribution is discretionary and the contributed Qualifying Employer Security is not encumbered, or (B) the contribution of such Qualifying Employer Security satisfies the requirements of ERISA Section 408(e) to the extent applicable. The Trustee shall have no duty or authority to (A) require any contributions or transfers to be made under the Plan or to the Trustee, (B) compute any amount to be contributed or transferred under the Plan to the Trustee, or (C) determine whether amounts received by the Trustee comply with the Plan.
10.2.2 Assets of Trust Fund:
The Trust Fund shall consist of all money and other property received by the Trustee under Section 10.2, increased by any income or gains on or increment in such assets and decreased by any investment loss or expense, benefit or disbursement paid under the Plan.
10.3 Relationship with Plan Administrator:
10.3.1 Trustee Not Responsible for Payments from the Trust Fund:
Neither the Trustee, nor the Investment Committee, if any, shall be responsible in any respect for the administration of the Plan. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the Plan Administrator or its designee. Payments by the Trustee shall be transmitted to the Plan Administrator or its designee for delivery to the proper payees or to payee addresses supplied by the Plan Administrator or its designee, and the Trustee’s obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.
10.3.2 Communication of Plan Administrator Directions:
Directions from or on behalf of the Plan Administrator or its designee shall be communicated to the Trustee or the Trustee’s designee for that purpose only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee’s designee shall not, however, be empowered to implement any such directions except in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any direction under the Plan or the provisions of this Article X nor any duty or obligation to review any such direction, act or omission.
10.3.3 Disputes Concerning Payments:
If a dispute arises over the propriety of the Trustee making any payment from the Trust Fund, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.

10.4 Investment of Assets:
10.4.1 Permissible Investments:
Except as provided in Section 10.4.2, investments of the Trust Fund shall be made in the following manner, but only if compatible with the Sponsor’s administrative and operational requirement and framework:
     (A) shares of any regulated investment company managed in whole or in part by the Sponsor or any affiliate of the Sponsor;
     (B) any property purchased through the Sponsor or any affiliate of the Sponsor, whether or not productive of income or consisting of wasting assets, including, without limitation by specification, governmental, corporate or personal obligations, trust and participation certificates, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, convertible stocks and securities, shares of regulated investment companies, certificates of deposit, put and call options and other option contracts of any type, foreign or domestic, whether or not traded on any exchange, futures contracts and options on futures contracts traded on or subject to the rules of an exchange which has been designated as a contract market by the Commodity Futures Trading Commission, an independent U.S. government agency, contracts relating to the lending of property, evidences of indebtedness or ownership in foreign corporations or other enterprises, or indebtedness of foreign governments, group trust participations, limited or general partnership interests, insurance contracts, annuity contracts, any other evidences of indebtedness or ownership including oil, mineral or gas properties, royalty interests or rights (including equipment pertaining thereto); and
     (C) Qualifying Employer Securities or “qualifying employer real properties” (as that term is defined in ERISA Section 407(d) to the extent permitted in Section 10.4.3).
10.4.2 Investment Limitations:
     (A) Unless selected otherwise in the Adoption Agreement, up to 25% or with the written consent of the Sponsor or its representative, an additional percentage of each Plan Year’s contributions may be invested in property as specified in Section 10.4.1(B) acquired through a person other than the Sponsor or an affiliate of the Sponsor.
     (B) Except as permitted by Section 10.4.2(A) and except as may result from a Rollover Contribution, without the written consent of the Sponsor or its representative, property may not be acquired through a person other than the Sponsor or an affiliate of the Sponsor if following such acquisitions the value of the property so acquired would exceed 25% of the value of the Trust Fund.
10.4.3 Investments in Qualifying Employer Securities or Qualifying Employer Real Property:
In its sole discretion, the Investment Committee, or the named fiduciary if there is no Investment Committee:
     (A) may permit the investment of up to 10% of the Trust Fund in Qualifying Employer Securities or “qualifying employer real property” (as that term is defined in ERISA Section 407(d)), to the extent such investment is compatible with the Sponsor’s administrative and operational requirements and framework; and
     (B) may determine, subject to Section 10.4.2, that a percentage of assets in excess of 10% of the Trust Fund may be invested in Qualifying Employer Securities or “qualifying employer real property” by a profit sharing plan.
10.4.4 Prototype Plan:
The Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the provisions of this Section 10.4.

10.5 Investment Direction, Participant Directed Assets and Qualifying Employer Investments:
10.5.1 Management of Investments:
The Trustee, or Investment Committee if appointed, shall manage the investment of the Trust Fund except insofar as (A) an Investment Manager has authority to manage Trust assets, or (B) Participant Directed Assets are permitted as specified in the Adoption Agreement. Except as required by ERISA, if an Investment Committee is acting, the Trustee shall invest the Trust Fund as directed by the Investment Committee, an Investment Manager or a Participant or Beneficiary, as the case may be, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust. Participant Directed Assets shall be invested in accordance with the direction of the Participant or, in the event of the Participant’s death before an Account is fully distributed, the Participant’s Beneficiary with respect to the assets involved; provided, however, that Participant Directed Assets may not be invested in “collectibles” (as defined in Code Section 408(m)(2)). If there are Participant Directed Assets, the investment of these assets shall be made in accordance with such rules and procedures established by the Plan Administrator which must be consistent with the rules and procedures of the Sponsor or its affiliate, as applicable.
10.5.2 Participant Directed Assets:
With respect to Participant Directed Assets, neither the Plan Administrator, the Investment Committee nor the Trustee shall:
     (A) make any investments or dispose of any investments without the direction of the Participant or Beneficiary for whom the Participant Directed Assets are maintained, except as provided in Section 8.5 so as to pay fees or expenses of the Plan;
     (B) be responsible for reviewing any investment direction with respect to Participant Directed Assets or for making recommendations on acquiring, retaining or disposing of any assets or otherwise regarding any assets;
     (C) have any duty to determine whether any investment is an authorized or proper one; or
     (D) be liable for following any investment direction or for any losses, taxes or other consequences incurred as a consequence of investments selected by any Participant or Beneficiary or for holding assets uninvested until it receives proper instructions.
Unless selected otherwise in the Adoption Agreement, Participant Directed Assets shall be permitted.
10.5.3 Administration of Participant Directed Assets:
If Participant Directed Assets are permitted, a list of the Participants and Beneficiaries and such information concerning them as the Trustee may specify shall be provided by the Employer or the Plan Administrator to the Trustee and/or such person as are necessary for the implementation of the directions in accordance with the procedure acceptable to the Trustee.
10.5.4 Investment of Funds Pending Investment Direction:
It is understood that the Trustee may, from time to time, have on hand funds that are received as contributions or transfers to the Trust Fund which are awaiting investment or funds from the sale of Trust Fund assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall cause such funds to be invested in shares of such money market fund or other short term investment vehicle as the Trustee, or Investment Committee if appointed, may specify for this purpose from time to time. Any such investment fund may be sponsored, managed, or distributed by the Sponsor or an affiliate of the Sponsor.

10.5.5 Communication of Investment Direction:
Directions for the investment or reinvestment of Trust assets of a type referred to in Section 10.4 from the Investment Committee, an Investment Manager or a Participant or Beneficiary, as applicable, shall, in a manner and in accordance with procedures acceptable to the Trustee, be communicated to and implemented by, as applicable, the Trustee, the Trustee’s designee or, with the Trustee’s consent and if an Investment Committee is operating, a broker/dealer designated for the purpose by the Investment Committee. Communication of any such direction to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee shall have no liability for its or any other person’s following such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 10.5.6.
10.5.6 Voting and Other Rights Other than for Qualifying Employer Securities:
The voting and other rights in securities or other assets held in the Trust shall be exercised by the Trustee provided, however, that if an Investment Committee is appointed, the Trustee shall act as directed by such person who at the time has the right to direct the investment or reinvestment of the security or other asset involved.
10.5.7 Voting Qualifying Employer Securities:
With respect to any Qualifying Employer Securities allocated to an Account or any assets held in a self-direct brokerage account in the Trust, each Participant shall be entitled to direct the Trustee in writing as to the manner in which Qualifying Employer Securities or such assets are to be voted.
10.5.8 Tender or Exchange of Qualifying Employer Securities:
With respect to any Qualifying Employer Securities allocated to an Account, each Participant shall be entitled to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer or other decisions with respect to the Qualifying Employer Securities. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information received from the Trustee as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer or other similar matter or any vote referred to in Section 10.5.7.
10.5.9 Failure to Vote or Tender With Respect to Trust Fund Assets:
If an Investment Committee is appointed, notwithstanding any provision hereof to the contrary, in the event the person with the right to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee or the Trustee’s designee for that purpose or if the Trustee notifies the Investment Committee, if applicable, either that it does not have precise information as to the securities, Qualifying Employer Securities, or other assets involved allocated on the applicable record date to the accounts of all Participants and Beneficiaries or that time constraints make it unlikely that Participant, Beneficiary or Investment Manager direction, as applicable, can be received on a timely basis, the decision shall be the responsibility of the Investment Committee and shall be communicated to the Trustee on a timely basis. In the event an Investment Committee with any right under the Plan to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust, does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee for that purpose, the Trustee may, at the cost of the Employer, obtain advice from a bank, insurance company, investment adviser or other investment professional (including an affiliate of the Trustee) or retain an Investment Manager or other independent fiduciary with full discretion to make the decision. Except as required by ERISA, the Trustee shall (a) follow all directions above referred to in this Section and (b) shall have no duty to exercise voting or other rights relating to any such security, Qualifying Employer Security or other asset.

10.5.10 Proxy Materials:
The Plan Administrator shall establish, or cause to be established, a procedure acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other decision called for thereby or referred to therein of all proxy and other materials bearing on the decision.
10.5.11 Common or Collective Trust Fund:
Any person authorized to direct the investment of Trust assets may, if the Trustee and the Investment Committee, if applicable, so permit, direct the Trustee to invest such assets in a common or collective trust acceptable to the Trustee for the investment of assets of qualified trusts under Code Section 401(a), individual retirement accounts under Code Section 408(a) and plans or governmental units described in Code Section 818(a)(6). The documents governing any such common or collective trust fund maintained by the Trustee, and in which Trust assets have been invested, are hereby incorporated into this Article X by reference.
10.6 Valuation of Accounts:
10.6.1 Valuation Date:
A Participant’s Account shall be valued at fair market value on each Valuation Date. Subject to Section 10.6.2(A), as of each Valuation Date, the earnings and losses of the Trust Fund shall be allocated to each Participant Account in the ratio that such Account Balance in that category of account bears to all Account Balances in that category. To the extent that the expenses of the Trust Fund are borne by the Trust Fund, such expenses shall be allocated to and charged against each Account in any consistently applied manner determined by the Plan Administrator, having absolute discretion with respect to such matters, subject to the requirements of ERISA. To the extent that the Plan Administrator does not determine otherwise, expenses of the Trust Fund shall be allocated to each Participant’s Account in the ratio that such Account Balance in that category of Accounts bears to all Account Balances in that category. With respect to Participant Directed Assets, the earnings and losses and expenses (including transactional expenses under Section 8.5.2) of such Participant Directed Assets shall be allocated to the Account of the Participant or Beneficiary having authority to direct the investment of the assets in his or her Account.
10.6.2 Valuation Date of Distribution:
The Valuation Date with respect to any distributions (including, without limitation, loan distributions and purchase of annuities) from any Account upon the occurrence of a Benefit Commencement Date or otherwise, shall be:
     (A) with respect to Participant Directed Assets, the date as of which the Account distribution is made; and
     (B) with respect to other assets, the Valuation Date immediately preceding the Benefit Commencement Date, if applicable, or immediately preceding the proposed date of any other distribution from an Account.
With respect to any contribution allocable to an Account which has not been made as of a Valuation Date determined under this Section 10.6.2, the principal amount of such contribution distributable because of the occurrence of a Benefit Commencement Date shall be distributed as soon as practicable after the date paid to the Trust Fund.
10.6.3 Valuation of Assets:
The assets of the Trust shall be valued at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources. The reasonable costs incurred in establishing values of the Trust Fund shall be a charge against the Trust Fund, unless paid by the Employer.

When the Trustee is unable to determine a value based upon information from independent sources, it may rely upon information from the Employer, Plan Administrator, Investment Committee, appraisers or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.
10.6.4 Loans:
In the event that Participant loans are available under the Plan, the Trustee shall reflect one aggregate balance for participant loans under the Plan and shall reflect changes thereto only as directed by the Employer or Plan Administrator.
10.7 Insurance Contracts:
10.7.1 Authority to Appoint Insurance Company:
The Trustee, other than Merrill Lynch Bank & Trust Co., FSB if an Investment Committee is not appointed, Investment Committee, or Participant or Beneficiary with respect to Participant Directed Assets if permitted by the Plan Administrator, may appoint one or more insurance companies to hold assets of the Plan, and may direct, subject to Section 10.7, the purchase of insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Investment Committee, the Trustee nor the Plan Administrator shall be liable for the validity of any such contract or policy, the failure of any insurance company to make any payments or for any act or omission of an insurance company with respect to any duties delegated to any insurance company.
10.7.2 Payment of Insurance Premiums:
With the consent of the Plan Administrator and upon such notice as the Plan Administrator may require, a Participant may direct that a portion of his or her Account be used to pay premiums on life insurance on the Participant’s life; provided, however, that (a) the aggregate premiums paid on ordinary life insurance must be less than 50% of the aggregate contributions allocated to the Participant’s Employer Account, (b) the aggregate premiums paid on term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life insurance may not exceed 25% of the aggregate contributions allocated to the Participant’s Employer Account, and (c) the sum of one-half of the premiums paid on ordinary life insurance and the total of all other life insurance premiums may not exceed 25% of the aggregate contributions allocated to the Employer Account of the Participant. For purposes of these limitations, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.
10.7.3 Owner of Insurance Contract:
A Trustee other than Merrill Lynch Bank & Trust Co., FSB shall be the owner of each life insurance contract purchased under this Section 10.7 and the proceeds of each such contract shall be payable to the Trustee, provided that all benefits, rights and privileges under each contract on the life of a Participant which are available while the Participant is living shall be exercised by the Trustee only upon and in accordance with the written instructions of the Participant. The proceeds of all such insurance on the life of a Participant shall be paid over by the Trustee to the Participant’s Beneficiary in accordance with Article VII. Under no circumstances shall the Trustee retain any part of the proceeds.
10.7.4 Dividends Earned on Insurance:
Any dividends or credits earned on a life insurance contract shall be applied when received in reduction of any premiums thereon, or, if no premiums are due, applied to increase the proceeds of the insurance contract.
10.7.5 Reduced Death Benefit:
If a Participant is found by the Plan Administrator to be insurable only at a substandard premium rate, the policy shall provide a reduced death benefit using the same premium as would be required if the Participant were a standard risk, the amount of the death benefit being determined in accordance with the amount of the rating.

10.7.6 Cash Surrender Value:
The cash surrender value of an insurance contract to the extent derived from Employer or Participant contributions, if any, shall be included, respectively, in the Account Balance of the Account from which the premiums were paid. Any death benefits under an insurance contract payable before the Participant’s termination of Employment shall be paid to the Trustee for addition to the relevant Account of the Participant for distribution in accordance with Section 7.1.
10.7.7 Minimum Premium Requirements:
Notwithstanding any provision of the Plan to the contrary, the purchase of life insurance for any Participant shall be subject to such minimum premium requirements as the Trustee may determine from time to time.
10.7.8 Origination of Premium Payments:
Premiums on life insurance contracts on a Participant’s life shall be paid by the Trustee, unless directed otherwise by the Participant, first from cash in the Participant’s Employer Accounts to the extent thereof, and then from cash in the Participant’s Employee After-Tax Contributions Account, if any, to the extent thereof. If there is insufficient cash in either Account to pay premiums due, the Trustee shall notify the Participant. If the Participant does not thereafter instruct the Trustee to sell sufficient assets in an Account of the Participant to pay premiums due on a timely basis, the Trustee shall not be obligated to take any further action with respect to any life insurance contract on the Participant’s life, whether as regards continuing insurance on a paid-up basis, effecting a reduction of the insurance in force, or otherwise, except at the direction of the Participant.
10.7.9 Distribution of Life Insurance Contracts:
Prior to such time as a Participant becomes entitled to receive a distribution of any benefits under this Plan for any reason other than the Participant’s death, the Trustee shall, in accordance with the written direction of the Participant delivered to the Plan Administrator within such period of time as is acceptable to the Plan Administrator, either convert all life insurance contracts on the Participant’s life into cash or an annuity to provide current or future retirement income to the Participant or distribute the contracts to the Participant as a part of a benefit distribution; provided, however, that:
     (A) the contracts shall not be distributed unless, if the Participant is married at the time the distribution of the contracts is to be made, and the Plan is a money purchase pension plan or a profit sharing plan to which Section 6.1.2 does not apply, the Participant’s Spouse at that time consents to a distribution in the manner prescribed by Section 6.2.3; and
     (B) if the cash value of any contracts at the time they become distributable to a Participant exceeds a Participant’s vested interest in his or her Employer Accounts at that time, the Participant shall be entitled to receive a distribution of such contracts only if the Participant promptly pays such excess in cash to the Trust Fund.
Life insurance contracts on a Participant’s life shall not continue to be maintained under the Plan following the Participant’s termination of Employment or after Employer contributions have ceased.
If a Participant on whose life an insurance contract is held does not make a timely and proper direction regarding the contract under this Section 10.7.9, the Participant shall be deemed to have directed that the contract be converted into cash to be distributed in the manner in which the Participant’s benefit is to be distributed.
10.7.10 Conflict Between Plan and Insurance Contract:
Notwithstanding anything contained herein to the contrary, if there is any conflict between the terms of the Plan and the terms of any insurance contract purchased under this Section 10.7, the provisions of the Plan shall control.

10.8 The Investment Manager:
10.8.1 Appointment:
With respect to Participant Directed Assets, the Trustee (other than Merrill Lynch Bank & Trust Co. FSB if an Investment Committee is not appointed), Investment Committee, a Participant or a Beneficiary if permitted by the Plan Administrator may, by an instrument in writing, appoint one or more Investment Managers, who may be an affiliate of the Merrill Lynch Bank & Trust Co., FSB, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust in property specified in Section 10.4. Any such Investment Manager shall be directed by the Trustee (other than Merrill Lynch Bank & Trust Co. FSB if an Investment Committee is not appointed), Investment Committee, Participant or Beneficiary, as applicable, to act in accordance with the procedures referred to in Section 10.5.5. If appointed, the Investment Committee shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager. If there is more than one Investment Manager whose appointment is effective under the Plan at any one time, the Trustee shall, upon written instructions from the Investment Committee, Participant or Beneficiary, as applicable, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust Fund assets designated by the Investment Committee, Participant or Beneficiary.
10.8.2 Qualifications of Investment Manager:
Each person appointed as an Investment Manager shall be:
     (A) an investment adviser registered under the Investment Advisers Act of 1940,
     (B) a bank as defined in that Act, or
     (C) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.
10.8.3 Investment Manager as Fiduciary:
Each Investment Manager shall acknowledge in writing that it is a “fiduciary” (as defined in ERISA Section 3(21)) with respect to the Plan. The Trustee, (other than Merrill Lynch Bank & Trust Co. FSB if an Investment Committee is not appointed), or the Investment Committee if appointed, shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustee, (other than Merrill Lynch Bank & Trust Co., FSB if an Investment Committee is not appointed) nor the Investment Committee, if appointed, shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager with respect to any duties delegated to any Investment Manager.
10.8.4 Identification of Amounts for Investment Manager:
The Trustee, other than Merrill Lynch Bank & Trust Co. FSB, or Investment Committee if appointed, or the Participant or Beneficiary, if applicable with respect to Participant Directed Assets, shall have the power to determine the amount of Trust Fund assets to be invested in accordance with the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.
10.8.5 Second Trust Fund:
The Primary Employer may appoint a second trustee under the Plan with respect to assets which the Employer desires to contribute or have transferred to the Trust Fund, but which the other Trustee does not choose to accept: provided, however, that if Merrill Lynch Bank & Trust Co., FSB is a Trustee, its consent (which consent may be evidenced by its acceptance of its appointment as Trustee) shall be required. In the event and upon the effectiveness of the acceptance of the second Trustee’s appointment, the Primary Employer shall be deemed to have created two trust funds under the Plan, each with its own Trustee, each governed separately by this Article X. Each Trustee under such an arrangement shall, however, discharge its duties and responsibilities solely with respect to those assets of the Trust delivered into its possession and except under ERISA, shall have no duties, responsibilities or obligations with respect to property of the other Trust nor have any liability for the acts or omissions of the other Trustee. As a condition to its consent to the appointment of a second trustee, Merrill Lynch Bank & Trust Co., FSB shall assure that recordkeeping, distribution and reporting procedures are established on a coordinated basis between it and the second trustee as considered necessary or appropriate with respect to the Trusts.
10.9 Powers of Trustee:
10.9.1 Trustee’s Power:
At the direction of the person authorized to direct such action as referred to in Section 10.5.1, but limited to those assets or categories of assets acceptable to the Trustee as referred to in Section 10.4, or in its sole discretion if no such person is so authorized, the Trustee, or the Trustee’s designee or a broker/dealer as referred to in Section 10.5.5, is authorized and empowered:
     (A) To invest and reinvest the Trust Fund, together with the income therefrom, in assets specified in Section 10.4;
     (B) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate, the deposits bear a reasonable interest rate;
     (C) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;
     (D) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee necessary for the protection of the Trust Fund; to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with or transfer title to any protective or other committee; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;
     (E) Subject to Section 10.5.4 hereof, to hold in cash, without liability for interest, such portion of the Trust Fund which it is directed to so hold pending investments, or payment of expenses, or the distribution of benefits;
     (F) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust Fund including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust Fund, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;
     (G) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;
     (H) To invest in any common or collective trust fund of the type referred to in Section 10.5.11 hereof maintained by the Trustee;
     (I) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under ERISA and other pertinent federal law, and to the extent that federal law is inapplicable, under the laws of the State of New Jersey if Merrill Lynch Bank & Trust Co., FSB is the Trustee or the state where the Trustee is located if Merrill Lynch Bank & Trust Co., FSB is not the Trustee, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

     (J) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security, subject to applicable requirements of the Code and ERISA; and
     (K) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.
10.9.2 Additional Powers:
To the extent necessary or which it deems appropriate to implement its powers under Section 10.9.1 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust Fund, the Trustee shall have the following additional powers and authority:
     (A) to register securities, or any other property, in its name;
     (B) to register securities in the name of any nominee or in street name, provided that such securities are held on behalf of the Plan by (i) a bank or trust company that is subject to supervision by the United States or a state, or a nominee of such bank or trust company; (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or its nominee; or (iii) a “clearing agency,” as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee;
     (C) to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;
     (D) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and
     (E) generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust Fund.
10.9.3 Limitations on Trustee’s Authority:
The Trustee shall have no duties or responsibilities other than those specified in the Plan.
10.10 Accounting and Records:
10.10.1 Maintenance of Records and Accounts:
The Trustee shall maintain or cause to be maintained accurate records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable times during normal business hours for inspection or audit by the Plan Administrator, Investment Committee, if appointed, or any person designated for the purpose by either of them.
10.10.2 Written Accounting:
Within 90 days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Plan Administrator a written accounting setting forth all transactions since the end of the period covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Plan Administrator, and if previously agreed to by the Trustee, the Trustee shall submit to the Plan Administrator interim valuations, reports or other information pertaining to the Trust.
The Plan Administrator may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within 60 days after receipt of the accounting. Any such approval shall be binding on the Primary Employer, the Plan Administrator, the Investment Committee and, to the extent permitted by ERISA, all other persons. If the Primary Employer provides to the Trustee written notice of its objections after the expiration of such 60-day period, then the Trustee shall use its reasonable best efforts to correct such inaccuracies or errors but the Primary Employer shall be fully responsible for all costs incurred in correcting such inaccuracies or errors.
10.11 Judicial Settlement of Accounts:
The Trustee may apply to a court of competent jurisdiction at any time for judicial settlement of any matter involving the Plan including judicial settlement of the Group Trustee’s account. If it does so, the Trustee must give the Plan Administrator the opportunity to participate in the court proceedings, but the Trustee may also involve other persons. Any expenses the Trustee incurs in legal proceedings involving the Plan, including attorney’s fees, are chargeable to the Trust Fund as an administrative expense. Any judgment or decree that may be entered in such a proceeding, shall, subject to the provision of ERISA, be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under any Plan.
10.12 Resignation and Removal of Trustee:
10.12.1 Resignation of Trustee:
A Trustee may resign at any time upon at least 30 days’ written notice to the Primary Employer.
10.12.2 Removal of Trustee:
The Primary Employer may remove a Trustee upon at least 30 days’ written notice to the Trustee.
10.12.3 Successor Trustee:
Upon resignation or removal of a Trustee, the Primary Employer shall appoint a successor trustee provided that in connection with its resignation, the Trustee may designate another entity to be the successor unless the Primary Employer appoints a successor trustee within 30 days of the notice of resignation. Notwithstanding the forgoing, upon failure of the Primary Employer to appoint, or the failure of the effectiveness of the appointment by the Primary Employer of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.
Promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee: (A) the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust Fund and all property of the Trust after deducting therefrom such amounts as the Trustee deems necessary to provide for expenses, taxes, compensation or other amounts due to or by the Trustee not paid by the Primary Employer prior to the delivery; and (B) except if the second Trustee is removed or resigns, the Plan will no longer be considered a Prototype Plan.
10.12.4 Settlement of Accounts:
Upon resignation or removal of a Trustee, that Trustee shall have the right to a settlement of its account, which settlement shall be made, at the Trustee’s option, either by an agreement of settlement between the Trustee and the Primary Employer or by a judicial settlement in an action instituted by the Trustee. The Primary Employer shall bear the cost of any such judicial settlement, including reasonable attorney’s fees.
10.12.5 Transfer of Assets:
The Trustee shall not be obligated to transfer Trust assets until the Trustee is provided assurance by the Primary Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.
10.12.6 Rights and Privileges:
Upon settlement of the account and transfer of the Trust Fund to the successor trustee, all rights and privileges under the Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall, except as otherwise required by ERISA, terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.
10.13 Group Trust:
10.13.1 Trustee of Group Trust:
If selected in the Adoption Agreement, the Trustee shall be the Trustee for the Plan and for each other Qualified Plan specified in the Adoption Agreement; provided, however, that such other Qualified Plan is in effect in accordance with an Adoption Agreement under this Prototype Plan. Any reference to Trustee and to the Trust Fund in the Plan shall mean the Trustee as the trustee of a Group Trust consisting of the assets of each such plan. The Plan and each other Qualified Plan specified in the Adoption Agreement shall be deemed to join in and adopt the Trust as the Trust for each such plan. By executing the Adoption Agreement, the Trustee accepts designation as trustee of this Group Trust.
10.13.2 Maintenance of Accounting Records:
The Trustee shall establish and maintain such accounting records for each of the Plans as shall be necessary to reflect the interest in the Group Trust applicable at any time or from time to time to each Plan. No part of the corpus or income of the Group Trust allocable to an individual Plan may be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries entitled to benefits under that Plan. The allocable interest of a Plan in the Group Trust may not be assigned.
10.14 Disclosure to Merrill Lynch Affiliates and Portfolio Companies:
In order to provide for the ongoing administration of the Trust, the Primary Employer authorizes the Trustee to provide information relating to the Trust to any of the affiliates of the Trustee and their employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The Primary Employer hereby directs the Trustee to withhold from any company in which securities are held under the Trust with respect to the Plan now or in the future (which companies are referred to herein as “Portfolio Companies”) any information requested by Portfolio Companies (including but not limited to the name and address of the Trust and any securities positions held in the Trust Fund with respect to the Plan).
ARTICLE XI
PLAN AMENDMENT OR TERMINATION
11.1 Plan Amendment:
11.1.1 Authority to Amend:
The Sponsor may amend any part of the Prototype Plan. The Primary Employer shall have the right at any time, by an instrument in writing, effective retroactively or otherwise, to (A) change the choice of options in the Adoption Agreement, in whole or in part; (B) add overriding language in the Adoption Agreement when such language is needed to satisfy Code Section 415 or Code Section 416 because of the required aggregation of multiple plans; and (C) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. No such amendment, however, shall have any of the effects specified in Section 11.1.3. If the Prototype Plan fails to maintain qualification or the Primary Employer (or any other Employer) amends the Plan or nonelective portions of the Adoption Agreement except as previously provided (including a waiver of the minimum funding requirement under Code Section 412(d)), it will no longer participate in the Prototype Plan, but will be considered to have an individually designed plan for purposes of qualification under Code Section 401(a). If an Employer is amending its plan from an individually-designed plan or from one prototype plan to another, a list of the “Code Section 411(d) (6) protected benefits” that must be preserved may be attached, and such a list would not be considered an amendment to the Plan. If an Employer is not entitled to participate under this Prototype Plan, the Plan is an individually designed plan and the reliance provisions specified in the applicable Adoption Agreement no longer apply.

11.1.2 Recognition as Prototype Plan:
The Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the registration requirements as specified in the Adoption Agreement.
11.1.3 Limitations of Amendments:
No amendment to the Plan shall be effective to the extent that it:
     (A) authorizes any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;
     (B) has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account Balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, an amendment which has the effect of (1) decreasing a Participant’s Account Balance or (2) eliminating or reducing an early retirement benefit or a retirement-type subsidy, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits, except as permitted under Treas. Reg. Section 1.411(d)-4 or any other guidance issued under Code Section 411(d)(6). In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age);
     (C) reduces the vested percentage of any Participant determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective; or
     (D) eliminates or restricts an optional form of benefit. For purposes of this paragraph the preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account Balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition, a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
11.1.4 Vesting Schedule Amendment:
If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage in his or her Account, (A) a Participant with at least 3 years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change, and (B) in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-derived accrued benefit will not be less than the percentage computed under the plan without regard to such amendment.
The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
     (1) 60 days after the amendment is adopted;
     (2) 60 days after the amendment becomes effective; or
     (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

11.2 Right of the Employer to Terminate Plan:
11.2.1 Authority to Terminate:
The Primary Employer intends and expects that from year to year it will be able to and will deem it advisable to continue the Plan in effect and to make contributions as herein provided. However, the Primary Employer has the right, at any time, to suspend or discontinue contributions under the Plan and thereafter to continue to maintain the Plan (subject to such suspension or discontinuance) until the Primary Employer terminates the Plan. The Primary Employer has the right, at any time, to terminate the Plan and the Trust created and maintained under the Plan. An Employer reserves the right, however, to terminate the Plan with respect to its Employees at any time by an instrument in writing delivered to the Plan Administrator and the Trustee, or to completely discontinue its contributions thereto at any time.
11.2.2 Additional Power to Terminate:
The Plan will also terminate: (A) if the Employer is a sole proprietorship, upon the death of the sole proprietor; (B) if the Employer is a partnership, upon termination of the partnership; (C) upon the sale or other disposition of all or substantially all of the assets of the business; or (D) upon any other termination of the business. Any successor to or purchaser of the Employer’s trade or business, after any event specified in the prior sentence, may continue the Plan, in which case the successor or purchaser will thereafter be considered the Employer for purposes of the Plan. Such a successor or purchaser shall execute an appropriate Adoption Agreement or amendment if and when requested by the Plan Administrator or Trustee.
11.2.3 Miscellaneous:
Notwithstanding anything contained herein to the contrary, if the Employer fails to attain or retain qualification of the Plan under Code Section 401(a), the Plan will not participate in this Prototype Plan and will, instead, be considered an individually designed plan for purposes of such qualification.
11.3 Effect of Partial or Complete Termination or Complete Discontinuance of Contributions:
11.3.1 Determination of Date of Complete or Partial Termination:
The date of complete or partial termination shall be established by the Plan Administrator in accordance with the directions of the Primary Employer (if then in existence) in accordance with applicable law.
11.3.2 Effect of Termination:
     (A) As of the date of a partial termination of the Plan:
          (1) the accrued benefit of each affected Participant, to the extent funded, shall become nonforfeitable (as provided in Section 4.1.2);
          (2) no affected Participant shall be granted credit based on Hours of Service after such date;
          (3) Compensation paid to an affected Participant after such date shall not be taken into account; and
          (4) no contributions by an affected Participant shall be required or permitted.
          For purposes of this Section, an “affected Participant” is a Participant who is affected by the event causing the partial termination of the Plan.
     (B) As of the date of the complete termination of the Plan or of a complete discontinuance of contributions:
          (1) the accrued benefit of each Participant to the extent funded, shall become nonforfeitable (as provided in Section 4.1.2);

          (2) no Participant shall be granted credit based on Hours of Service after such date;
          (3) Compensation paid after such date shall not be taken into account;
          (4) no contributions by Participants shall be required or permitted;
          (5) no Eligible Employee shall become a Participant after such date; and
          (6) except as may otherwise be required by applicable law, all obligations of the Primary Employer and Affiliates to fund the Plan shall terminate.
     (C) All other provisions of the Plan shall remain in effect unless otherwise amended.
11.3.3 Distribution of Accounts:
Upon the complete discontinuance of contributions under the Plan, at the Primary Employer’s election, either the Trust Fund shall continue to be held and distributed as if the Plan had not been terminated (in which case such Plan shall continue to be subject to all requirements under Title I of ERISA, and qualification requirements under the Code) or any and all assets remaining in the Trust Fund as of the date of such termination or discontinuance, together with any earnings subsequently accruing thereon, shall be distributed by the Trustee to all Participants at the Plan Administrator’s direction.
Upon the complete termination of the Plan, the Trust Fund shall be distributed to all Participants within one year after the date of termination. If the Plan does not offer an annuity option (purchased from a commercial provider) then if the Primary Employer or any Affiliate does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s benefit may, without the Participant’s consent, be distributed to the Participant. However, if the Primary Employer or any Affiliate maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution. Distributions shall be made in compliance with the applicable provisions, including restrictions, of Articles VI and VII. The Trust Fund shall continue in effect until all distributions therefrom are complete. Upon the completion of such distributions, the Trustee shall be relieved from all further liability with respect to all amounts so paid or distributed.
ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1 Exclusive Benefit of Participants:
Notwithstanding anything in the Plan to the contrary, the Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. Subject to Section 3.8, the corpus or income of the Trust Fund may not (other than such part as is required to pay expenses) be used for or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.
12.2 Plan Not a Contract of Employment:
The Plan is not a contract of employment, and the terms of employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.
12.3 Action by Employer:
Any action by an Employer that is a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation with respect to the Plan. In the case of an Employer that is a partnership or any other legal entity, action shall be taken by any general partner of the partnership or governing person respectively, and in the case of an Employer which is a sole proprietorship, action shall be taken by the sole proprietor.

12.4 Source of Benefits:
Benefits under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Primary Employer, any Affiliate, the Trustee, the Plan Administrator, nor any Investment Manager or insurance company shall assume any liability under the Plan therefore.
12.5 Benefits Not Assignable:
No benefit or interest provided under the Plan shall be subject to assignment or alienation, either voluntarily or involuntarily except as permitted under Code Section 401(a)(13). The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant under a “domestic relations order” (as defined in Code Section 414(p)) unless such order is determined by the Plan Administrator to be a “qualified domestic relations order” (as defined in Code Section 414(p)).
12.6 Domestic Relations Orders:
Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to “qualified domestic relations orders” (or “domestic relations orders” treated as such) referred to in Section 12.5, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Plan Administrator as the Plan Administrator may deem appropriate, and the Plan Administrator may decide upon and direct appropriate distributions therefrom.
12.7 Claims Procedure:
12.7.1 Benefit Claims Other Than on Account of Disability:
In the event that a claim by a Participant, Beneficiary, or other person for benefits under the Plan is denied, the Plan Administrator will so notify the claimant, giving the reasons for the denial. This notice will also refer to the specific provisions of the Plan on which the denial was based, will specify whether any additional information is needed from the Participant or Beneficiary and will explain the review procedure.
Within 60 days after receiving the denial, the claimant may submit, directly or through a duly authorized representative, a written request for reconsideration of the application to the Plan Administrator. Documents or records relied on by the claimant should be filed with the request. The person making the request may review relevant documents and submit issues and additional comments in writing.
The Plan Administrator will review the claim within 60 days (or 120 days if a hearing is held because special circumstances exist) and provide a written response to the appeal. The response will explain the reasons for the decision and will refer to the Plan provisions on which the decision is based. The final decision shall be made by the Plan Administrator.
12.7.2 Disability Claims:
If a claim for benefits is based on a determination of the claimant’s Disability by the Plan Administrator, the claim for Disability-based benefits will be processed within 45 days of receipt unless the claimant’s application is incomplete. The Plan Administrator will notify the claimant or the claimant’s representative within the initial 45-day period if his or her application is incomplete.
If the Plan Administrator needs additional information, the initial 45-day period will be suspended. When the information is received, the Plan Administrator has the remainder of the 45-day period to process the application.
In unusual circumstances, the Plan Administrator may extend the initial 45-day period to process the claimant’s application by up to two 30-day extensions. If it does so, the claimant will be notified in writing of the first extension before the end of the first 45-day period. The claimant will be notified of the second extension before the end of the first 30-day extension period. If the Plan Administrator is waiting for information from the claimant during a 30-day extension, the period during which it must wait is not counted toward the 30 days.

If the claimant’s initial application for Disability-based benefits is denied in whole or in part, the Plan Administrator will provide the claimant with a written explanation of the denial and the claimant’s rights to have the denial appealed. The explanation also will describe any other information or material that the claimant can provide that on appeal may result in a reversal of the denial.
The claimant may then submit a written request for reconsideration of claimant’s claim within 180 days after the denial. Any such request should be accompanied by documents or records that support the claimant’s appeal and should be sent to the Plan Administrator.
The Plan Administrator will consult with vocational and medical experts in deciding claimant’s appeal for technical advice and opinions on claim appeals when appropriate.
The Plan Administrator will make a final claim determination within 45 days of its receipt of the claimant’s request for an appeal of the initial denial. If the Plan Administrator needs additional information to process the appeal, it will notify the claimant or the claimant’s representative and request the information. While the Plan Administrator waits for the information, the 45-day period will be suspended.
When the information is received, the Plan Administrator has the remainder of the original 45-day period to process the appeal. In special circumstances, the Plan Administrator may extend the original 45-day period. The claimant will be notified in writing of the extension before the end of the original 45-day period. The period for processing the appeal may not exceed 90 days (not including the time the Plan Administrator waits for information it requests from the claimant). The decision of the Plan Administrator is the final one under this claims procedure.
12.8 Records and Documents:
Participants and Beneficiaries must supply the Plan Administrator with such personal history data as may be required by the Plan Administrator in the operation of the Plan. Proof of age, when required, must be established by evidence satisfactory to the Plan Administrator, and the records of the Employers concerning length of service and compensation may be accepted by the Plan Administrator as conclusive for the purposes of the Plan.
12.9 Benefits Payable to Minors, Incompetents and Others:
In the event any benefit is payable to a minor or to a Participant or Beneficiary declared incompetent by a court having jurisdiction over such matters and a guardian, committee, conservator or other legal representative of the estate of such a person is appointed, benefits to which he or she is entitled shall be paid to the legally appointed person for the benefit of the minor or incompetent. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefore.
12.10 Plan Merger or Transfer of Assets:
12.10.1 Continuation of Plan:
The merger or consolidation of the Employer with any other person, or the transfer of the assets of the Employer to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan if provision is made for the continuation of the Plan.
12.10.2 Benefit of Participants:
The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit that he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). Any merger or consolidation shall not constitute a termination of a Plan or require the acceleration of vesting of Participants’ Account Balances.

12.11 Employers:
12.11.1 Adoption of Plan by Affiliates:
With the consent of the Primary Employer and by duly authorized action, any Affiliate may adopt the Plan. If this Plan is a “non-standardized plan” (as defined in Rev. Proc. 2005-16 or other similar guidance issued by the IRS), such Affiliate shall determine the classes of its Employees who shall be Eligible Employees and the amount of its contribution to the Plan on behalf of such Employees.
12.11.2 Termination of Participation in Plan
If this Plan is a “non-standardized plan” (as defined in Rev. Proc. 2005-16 or other applicable guidance issued by the IRS), with the consent of the Primary Employer and by duly authorized action, an Affiliate may terminate its participation in the Plan or withdraw from the Plan. Lacking an adoption of another plan and trust, any such withdrawal shall be deemed an adoption by such Affiliate of a plan and trust identical to the Plan and the Trust, except that all references to the Employer shall be deemed to refer to such Affiliate. At such time and in such manner as the Primary Employer directs, the assets of the Trust allocable to Employees of such Affiliate shall be transferred to the trust deemed adopted by such Affiliate.
12.11.3 Employer Power:
An Employer shall have no power with respect to the Plan except as specifically provided herein.
12.12 Controlling Law:
The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan, other than the provisions of the Trust Agreement.
12.13 Singular and Plural and Article and Section References:
As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Prototype Plan to an Article or Section is to the Article or Section so specified of the Prototype Plan, unless otherwise indicated.
12.14 USERRA:
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).
12.15 Unclaimed Benefit:
If Employer is unable to locate a Participant to whom a benefit under the Plan has been paid or is payable within a reasonable period of time after the date such benefit became payable and after having exhausted reasonable means to locate such individual, the amount of such benefit shall be treated as a forfeiture and shall be applied according to Section 4.1.4. If a benefit is forfeited because an individual cannot be found, such benefit will be reinstated if a claim is later made by the individual. Any such unclaimed benefits not forfeited at the time the Plan terminates shall escheat to the appropriate state or government entity.
12.16 Electronic Media:
Any notice, election, consent to distribution, waiver, telephone or other Plan communication may be made by means of such electronic, telephone or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.

Amendment #1 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Pension Protection Act of 2006 — Qualified Automatic Contribution Arrangement)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Document #03) and the following related adoption agreements, including the Standardized Profit Sharing Plan with CODA and Non-standardized Profit Sharing Plan with CODA (collectively “Prototype Plan”), as set forth below, to provide an adopting employer with the option to include a “Qualified Automatic Contribution Arrangement” as described in Section 401(k)(13) of the Internal Revenue Code of 1986, as amended (“Code”), and as enacted in Section 902 of the Pension Protection Act of 2006. This amendment is intended as good faith compliance. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
THE BASE PLAN DOCUMENT #03 SHALL BE AMENDED TO INCLUDE THE FOLLOWING SECTION AT THE END OF ARTICLE III. A TERM THAT IS NOT OTHERWISE DEFINED BELOW SHALL HAVE THE MEANING GIVEN TO THAT TERM IN THE PROTOTYPE PLAN.
3.19 Qualified Automatic Contribution Arrangement (“QACA”):
     This Section 3.19 is effective as of the first day of the Plan Year beginning on or after December 31, 2007.
3.19.1 Rule of Application. If the Primary Employer has elected the Qualified Automatic Contribution Arrangement option in the Adoption Agreement, the provisions of this Section 3.19 shall apply for the Plan Year of reference and any provisions relating to the ADP Test described in Code Section 401(k)(3) or the ACP Test described in Code Section 401(m)(2) shall not apply.
3.19.2 Governing Provisions. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, and this Qualified Automatic Contribution Arrangement has been elected by the Primary Employer in the Adoption Agreement, the provisions of this Section shall govern.
3.19.3 Definitions.
     (A) Compensation means “Compensation” as defined for purposes of a Safe Harbor Method CODA unless as otherwise provided below.
     (B) Eligible QACA Participant means an Active Participant eligible to make Pre-Tax Contributions or Roth Contributions under the Plan and who has not made an affirmative election not to have such contributions made or to make such contributions at a level specified in his/her affirmative election. An Eligible QACA Participant shall not include any Employee who was eligible to participate in the cash or deferred arrangement (or a predecessor cash or deferred arrangement) immediately before the date on which such arrangement becomes a Qualified Automatic Contribution Arrangement and had an affirmative election in effect on such date either to participate in the cash or deferred arrangement or not to participate in the cash or deferred arrangement.

     (C) QACA Matching Contributions means a matching contribution on behalf of each Eligible Participant not less than an amount equal to the sum of 100% of the Pre-Tax Contributions and Roth Contributions of that Eligible Participant to the extent that such contributions do not exceed 1% of his/her Compensation plus 50% of so much of such Compensation as exceeds 1% but does not exceed 6% of his/her Compensation at any rate of contribution. A QACA Matching Contributions shall be subject to the same requirements applicable to a Safe Harbor Matching Contribution as set forth in the Plan and Code Section 401(k)(12)(B)(ii) and (iii).
     (D) QACA Nonelective Contributions means an Employer contribution, without regard to whether the Eligible Participant makes a Pre-Tax Contribution or Roth Contribution, on behalf of the Eligible Participant to the Plan in an amount equal to at least 3% of the Compensation of that Eligible Participant.
     (E) Qualified Automatic Contribution Arrangement (“QACA”) means the feature described in and satisfying all requirements referenced in this Section. The QACA shall not be a “top-heavy plan” in accordance with Code Section 416(g)(4)(H).
     (F) Qualified Percentage of Compensation means with respect to any Participant, the percentage of Compensation selected by the Primary Employer in the Adoption Agreement which percentage shall be applied uniformly except (i) to the extent contributions are suspended pursuant to Section 5.9.3 and (ii) to the extent necessary to comply with Code Sections 401(a)(17), 402(g) (determined with regard to catch-up contributions described in Sections 402(g)(1)(c) or 402(g)(7) and 415), shall not exceed 10 percent, and shall be at least:
(1)	3 percent during the period ending on the last day of the first Plan Year which begins after the date on which the first Pre-Tax Contribution or Roth Contribution is made under the QACA with respect to such Participant,

(2)	4 percent during the first Plan Year following the Plan Year described in subclause (i),

(3)	5 percent during the second Plan Year following the Plan Year described in subclause (ii), and

(4)	6 percent during any subsequent Plan Year.
3.19.4 QACA Automatic Deferrals. Each Eligible QACA Participant shall be deemed to have elected to have his/her Employer make Pre-Tax Contributions or Roth Contributions in an amount equal to the Qualified Percentage of Compensation as selected by the Primary Employer in the Adoption Agreement. However, QACA Automatic Deferrals shall cease to apply with respect to any Eligible QACA Participant if such Participant makes an affirmative election:
          (A) to not have such Pre-Tax Contributions or Roth Contributions made, or
          (B) to make such Pre-Tax Contributions or Roth Contributions at a level specified in such affirmative election.
3.19.5 QACA Matching Contributions. If selected by the Primary Employer in the Adoption Agreement, the Employer shall make a QACA Matching Contribution with regard to the Pre-Tax Contribution or Roth Contribution of each Eligible Participant.
3.19.6 QACA Nonelective Contributions. If selected by the Primary Employer in the Adoption Agreement, the Employer shall make a QACA Nonelective Contribution with regard to each Eligible Participant.
3.19.7 Entry Date for QACA Matching Contributions and QACA Nonelective Contributions. Unless otherwise selected in the Adoption Agreement, the Entry Date for QACA Matching Contributions and QACA Nonelective Contributions shall be the same as the Entry Dates for Elective Deferrals.
3.19.8 Withdrawal and Vesting Restrictions. All QACA Matching Contributions and QACA Nonelective Contributions made under this Qualified Automatic Contribution Arrangement shall be subject to the vesting schedule as selected by the Primary Employer in the Adoption Agreement and the withdrawal restrictions applicable to a Safe Harbor Contribution in accordance with the requirements of Code Section 401(k)(2)(B).
3.19.9 Application of Certain Other Rules. The requirements of Code Section 401(k)(12)(E)(ii) and (F) shall apply to QACA Matching Contributions and QACA Nonelective Contributions. The requirements of Code Section 401(m)(11)(B) shall apply to the Qualified Automatic Contribution Arrangement.
3.19.10 Notice Requirements. Within a reasonable period before each Plan Year, the Plan Administrator shall give each Eligible Employee for such Plan Year written notice of his/her rights and obligations which is sufficiently accurate and comprehensive to inform that Eligible Employee of such rights and obligations and is written in a manner calculated to be understood by the average Employee. Such notice shall explain the Eligible Employee’s right to elect not to have Pre-Tax Contribution or Roth Contribution made on the Eligible Employee’s behalf (or to elect a different percentage). If under the QACA, the Eligible Employee may elect among two or more investment options, the notice shall explain how contributions under the QACA will be invested in the absence of an investment election by the Eligible Employee. Further the notice shall explain (i) that the Eligible Employee will be given a reasonable period of time after receipt of the notice and before the first contribution is made to make either the deferral or investment election and (ii) the additional items set forth in Treasury Regulation Section 1.401(k)-3(d)(2).

Amendment #2 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Final Regulations under Section 415 Good Faith Amendment)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the Final Regulations under Section 415 of the Internal Revenue Code of 1986, as amended (“Code”), as published in 72 Fed. Reg. 16878 (“Final Regulations”) and is intended as good faith compliance with the Final Regulations. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
Pursuant to Article 11.1.1 of the Plan, the Sponsor hereby adopts this Amendment on behalf of all Primary Employers. This amendment is effective beginning for limitation years beginning on or after July 1, 2007. This amendment supersedes any provisions of the Plan to the extent to which they are inconsistent with the provisions of this Amendment. Each section in the Base Plan Document #03 referenced below shall be amended as indicated. Any other section below shall be a general amendment to the Prototype Plan.
Part I. The Base Document #03 shall be amended to replace Section 1.20(C). Section 1.20(C) shall say:
(C) Code Section 415 Safe Harbor Compensation
     For an Employee other than a Self-Employed Individual, wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in 1.62-2(c) and excluding the following:
(1)	Contributions (other than Elective Contributions described in section 402(e)(3), section 408(k)(6), section 408(p)(2)(A)(i), or section 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in section 408(k) or a simple retirement account described in section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation for section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(2)	Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in 1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see section 83 and regulations promulgated under section 83).

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in 1.421-1(b)).

(4)	Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in section 125).

(5)	Items that are similar to any of the items listed in items 1-4 above as contemplated by Treasury Regulation 1.415(c)-2(c)(5).
Part II. The Base Document #03 shall be amended to replace Section 1.20(l). Section 1.20(l) shall say:
Severance Pay. Unless otherwise indicated in the Adoption Agreement, Compensation shall include amounts paid after an employee’s severance from employment with the Employer maintaining the Plan, provided the amount(s) is paid by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the date of severance from employment and one of the following applies:
(1)	The amounts paid would have been otherwise included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer;

(2)	The amounts paid are payments for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued;

(3)	The amounts paid are payments received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Employee had continued his employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income;
Any payment that is not described above is not considered Compensation if it is made after the Employee’s severance from employment with the Employer. However, unless otherwise indicated in the Adoption Agreement, this rule does not apply to payments made to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Section 414(u)(1) of the Internal Revenue Code) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
Part III. The Base Document #03 shall be amended to replace Section 1.31. Section 1.31 shall say:
1.31 Elective Deferral Contributions:
Any Pre-Tax Contributions or Roth Contributions made to this Plan at the election of a Participant, in lieu of cash Compensation. With respect to any calendar year, a Participant’s Elective Deferral Contributions is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any contributions made on the behalf of a Participant for the purchase of any annuity contract under Code Section 403(b) under a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Amounts under Section 3.7.2 and are limited by Code Section 402(g) (See Section 3.4.2).

Part III. The Base Document #03 shall be amended to add the following paragraph to Section 1.60:
In the event a plan termination occurs, and the effective date of such termination is not the last day of the Plan’s Limitation Year (as defined in the Adoption Agreement), the Limitation Year shall end on the date of the plan termination.
Part IV. The Base Document #03 shall be amended to replace Article 3.7.1(A). Article 3.7.1(A) shall say:
     (A) Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant’s Account for the Limitation Year:
1.	employer contributions within the meaning of Treas. Reg. Section 1.415(c)-1 (including Pre-Tax Contributions and Roth Contributions);

2.	employee contributions within the meaning of Treas. Reg. Section 1.415(c)-1;

3.	forfeitures;

4.	amounts allocated under a simplified employee pension plan;

5.	amounts allocated to an individual medical benefit account as defined in Code Section 415(l)(2) (“Individual Medical Benefit Account”) which is part of a pension or annuity plan maintained by the Primary Employer or Affiliate are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a “key employee” as defined in Code Section 419A(d)(3) under a “welfare benefit fund” as defined in Code Section 419(e) (“Welfare Benefit Fund”) maintained by the Primary Employer or Affiliate, are treated as Annual Additions to a Defined Contribution Plan.
     For this purpose, any Excess Amount (as defined in subsection (B), below) applied under Sections 3.7.2(D) or 3.7.3(F) in the Limitation Year to reduce any Employer contributions will be considered Annual Additions for such Limitation Year.
     Notwithstanding any provision of the Plan to the contrary, if, in any Limitation Year, an Employer contributes an amount to a Participant’s Account because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, or by operation of Section 2.5.1 or Section 9.4 (corrective allocations due to administrative errors), the contribution will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the Limitation Year to which it relates. If the amount so contributed in the particular Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered an Annual Addition for any Limitation Year.
     Annual Additions shall not include restorative payments as defined under Treasury Regulation 1.415(c)-1(b)(2)(ii)(C).

Part V. The Base Document #03 shall be amended to replace Section 3.7.1(C). Section 3.7.1(C) shall say:
     (C) 415 Limitation Compensation means Compensation, as defined in Section 1.20 and as specified in the Adoption Agreement. In addition, for purposes of applying the limitations of this section, 415 Limitation Compensation paid or made available during such Limitation Year shall include any elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) and 457. Amounts paid to an Employee shall be treated as 415 Limitation Compensation to the extent excludible from the Employee’s gross income on account of the location of the services or because all amounts paid by the Employer with respect to the Employee are excluded from gross income. Amounts includible in the gross income of the Employee under the rules of Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee shall be included as 415 Limitation Compensation.
415 Limitation Compensation shall include Severance Pay as defined in Section 1.20(l), regardless of whether it is excluded from Plan Compensation in the Adoption Agreement.
          (1) Self-Employed Individuals.
          Without regard to the definition of 415 Limitation Compensation selected, for a Self-Employed Individual, 415 Limitation Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a Participant for an entire Plan Year, his or her 415 Limitation Compensation for that Plan Year shall be his or her Earned Income for that Plan Year multiplied by a fraction, the numerator of which is the number of days he or she is a Participant during the Plan Year and the denominator of which is the number of days in the Plan Year.
          (2) Disabled Participants.
          415 Limitation Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)) is the Plan Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming disabled.
Part VI. The Base Document #03 shall be amended to delete Sections 3.7.2(D) and 3.7.3(F) and the second paragraph of Section 3.7.1(A).
Part VII. The Base Document #03 shall be amended add a new subsection (G) to Section 3.7.3. Section 3.7.3(G) shall say:
     (G) This Section 3.7.3 shall also apply to any Defined Contribution Plan maintained by a predecessor employer to the extent provided by Treasury Regulation Section 1.415(f)—1(c).
Part VIII. The Base Plan Document #03 shall be amended to replace the eighth footnote. The eighth footnote shall say:
Any such contributions must be made by the date described in Treas. Reg. Section 1.415(c)-1(b)(6) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).
Part IX. The Base Plan Document #03 shall be amended to replace the thirteenth footnote. The thirteenth footnote shall say:
Any such contributions must be made by the date described in Treas. Reg. Section 1.415(c)-1(b)(6) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).

Amendment #3 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Good Faith Amendment for the Pension Protection Act of 2006)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the Pension Protection Act of 2006 and is intended as good faith compliance. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
Pursuant to Article 11.1.1 of the Plan, the Sponsor hereby adopts this Amendment on behalf of all Primary Employers. Except as otherwise noted below, this amendment is effective beginning for plan years beginning on or after January 1, 2007. This amendment supersedes any provisions of the Plan to the extent to which they are inconsistent with the provisions of this Amendment. Each section in the Base Plan Document #03 referenced below shall be amended as indicated. Any other section below shall be a general amendment to the Prototype Plan.
Part I. The Base Document #03 shall be amended to add a sentence to Section 1.25. The additional sentence shall say:
Effective January 1, 2007, a Distrubutee shall include a non-spousal beneficiary who is a Designated Beneficiary, as that term is defined in Section 5.11.1(A).
Part II. The Base Document #03 shall be amended to add a sentence to Section 1.34. The additional sentence shall say:
Effective January 1, 2007, (i) the definition of Eligible Retirement Plan shall include a Roth IRA under Code Section 408A, and (ii) with respect to a Distributee who is a non-spouse beneficiary, the term Eligible Retirement Plan shall mean only an Inherited IRA under Section 408(d)(3)(C)(ii) of the Code.

Part III. The Base Document #03 shall be amended to replace Section 1.35. Section 1.35 shall say:
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) (minimum required distribution); any distribution on account of hardship; and any other distribution determined not to be an Eligible Rollover Distribution under the Code, or other applicable guidance. For purposes of determining whether a distribution from the Plan is an Eligible Rollover Distribution, any distribution(s) that is (are) reasonably expected to total less than $200 during a year shall not be treated as an Eligible Rollover Distribution. Additionally, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of amounts which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) (or in the case of a distribution from a designated Roth Account, a Roth IRA) or to a qualified trust or to an annuity contract described in Code Section 403(b) and such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible (and in the case of a distribution from a designated Roth Account, the transferee plan has a designated Roth Account). In all events, a distribution of Excess Amounts (defined in Section 3.7.1), Excess Aggregate Contributions, Excess Contributions, and Excess Elective Deferral Contributions is not an Eligible Rollover Distribution. A Roth Contributions Account shall be treated as being held under a separate plan for purposes of applying the rules in A-9 (dividing an Eligible Rollover Distribution between direct rollover and direct pay), A-10 (dividing a direct rollover into multiple direct rollovers) and A-11 (de minimis distributions) of Treasury Regulation Section 1.401(a)(31)-1.
Part IV. The Base Document #03 shall be amended to add Section 3.17. Section 3.17 shall say:
3.17 Reserved.
Part V. The Base Document #03 shall be amended to add Section 3.18. Section 3.18 shall say:
3.18 Reserved.
Part VI. The Base Document #03 shall be amended to replace Section 5.9.2. Section 5.9.2 shall say:
5.9.2 Immediate and Heavy Financial Need:
A hardship distribution shall be permitted only if the distribution is due to:
     (C) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) or, effective August 17, 2006, that are incurred by the Participant’s primary Beneficiary;
     (D) costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);
     (E) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, the Employee’s Spouse, children, dependents as defined in Code Section 152, or, effective August 17, 2006, primary Beneficiary, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B);
     (F) payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;
     (G) payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children, dependents as defined in Code Section 152, or, effective August 17, 2006, primary Beneficiary, without regard to Code Section 152(d)(1)(B); or

     (H) expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
The financial needs identified in (E) and (F) shall apply only during Plan Years beginning after 2005.
Part VII. The Base Document #03 shall be amended to replace Section 5.6.5(A). Section 5.6.5(A) shall say:
     (A) General Rules for a QJSA Plan. The consent of the Participant and the Participant’s Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the “annuity starting date.” The “annuity starting date” is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant (and the Participant’s Spouse if the Plan is subject to the Qualified Joint and Survivor Annuity requirements) of the right to defer any distribution until the Participant’s Account Balance is no longer Immediately Distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Sections 417(a)(3) and 402(f), and shall be provided no less than 30 days and no more than 180 days prior to the annuity starting date.
Notwithstanding anything in this Section 5.6.5 to the contrary, if the value of a Participant’s vested Account as of the applicable Valuation Date is not greater than $5,000 (or, if selected in the Adoption Agreement, a lower amount), no notification is required as provided in Code Section 417(a)(3).
Part VIII. The Base Document #03 shall be amended to replace Section 5.8.2. Section 5.8.2 shall say:
Conditions for Loans:
If approved, each such loan shall comply with the following conditions:
     (A) it shall be evidenced by a promissory note;
     (B) it shall bear a reasonable rate of interest;
     (C) the Participant must obtain the consent of his or her Spouse, if any, to the use of his or her Account Balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. If the Plan is a profit sharing plan that meets the requirements in Section 6.1.2 of the Plan (a “Non-QJSA Profit Sharing Plan”), however, the consent of the Participant’s Spouse shall not be required unless elected otherwise by the Plan Administrator. Any required spousal consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan. A new consent shall be required if an Account is used for any increase in the amount of security. If a valid spousal consent has been obtained in accordance with this subparagraph, then notwithstanding any other provision of this Plan to the contrary, the portion of the Participant’s vested Account Balance that is used as a security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account Balance shall be adjusted by first reducing the vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse;
     (D) the loan, by its terms, must require repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan; provided, however, that if the proceeds of the loan are used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule may be for a term in excess of five years; and
     (E) the loan shall be adequately secured and may be secured by no more than 50% of the Participant’s vested interest in his or her Account.

Part IX. The Base Document #03 shall be amended to replace Section 6.2.1. Section 6.2.1 shall say:
6.2.1 QJSA Explanation:
Unless Section 6.1.2 applies, within a reasonable period, but in any event no less than 30 and no more than 180 days prior to a Participant’s Benefit Commencement Date, the Plan Administrator shall provide to the Participant a written explanation of the terms and conditions of a Qualified Joint and Survivor Annuity. Such written explanation shall consist of:
     (A) the terms and conditions of the Qualified Joint and Survivor Annuity;
     (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;
     (C) the rights of the Participant’s Spouse under Section 6.2.3;
     (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and
     (E) the financial effect of the various optional forms of benefit under the Plan.
The Benefit Commencement Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Benefit Commencement Date is a date after the date that the written explanation was provided to the Participant.
The Plan Administrator may provide for such other notices, information or election periods or take such other action as the Plan Administrator considers necessary or appropriate to implement the provisions of this Section 6.2.1.
Part X. The Base Document #03 shall be amended to create Section 10.15. Section 10.15 shall say:
10.15 Diversification Requirements:
10.15.1 Applicability. Effective for all plan years beginning on or after January 1, 2007, This Section 10.15 shall apply to any plan (i) which holds any Employer Securities (within the meaning of Section 407(d)(1) of ERISA) that are readily tradeable on an established securities market, or (ii) which is treated as holding such Employer Securities pursuant to Code Section 401(a)(35)F) (“Covered Employer Securities”), but excluding a one-participant plan.
10.15.2 Definitions.
(A) “Applicable Individual” means any Participant in the Plan, an alternate payee under a qualified domestic relations order within the meaning of Code Section 414(p) and any Beneficiary of a deceased Participant.
(B) “Diversified Investment Options” means not less than three (3) investment options, other than Covered Employer Securities, to which an Applicable Individual may direct the proceeds from the divestment of Covered Employer Securities, each of which is diversified and has materially different risk and return characteristics.
10.15.3 Elective Deferral Contributions and Employee After-Tax Contributions Invested in Employer Securities. An Applicable Individual may direct the divestment of any Covered Employer Securities attributable to Employee After-Tax Contributions (as defined in Section 1.37) or Elective Deferral Contributions (as defined in Section 1.31) and reinvest an equivalent amount into Diversified Investment Options.
10.15.4 Employer Contributions Invested in Employer Securities. An Applicable Individual who is (i) a Participant with at least three (3) Years of Service, (ii) an alternate payee under a qualified domestic relations order within the meaning of Code Section 414(p) with respect to a Participant with at least three (3) Years of Service, or (iii) a Beneficiary may elect to direct the divestment of any Covered Employer Securities attributable to any Employer contributions and reinvest an equivalent amount into Diversified Investment Options.
10.15.5 Investment Limitations. The Plan may limit the time for divestment and reinvestment under this Section 10.15 to periodic, reasonable opportunities occurring no less frequently than quarterly. The Plan shall not impose restrictions or conditions with respect to the investment of Covered Employer Securities which are not imposed on the investment of other assets of the Plan, excepting restrictions or conditions imposed by reason of the application of securities laws.
10.15.6 Transition Rules.
     (A) As applicable to that portion of an Account to which this Section 10.15 applies and which consists of Covered Employer Securities acquired in a Plan Year beginning before January 1, 2007, Section 10.15 shall only apply to the Applicable Percentage, as defined below, of such Covered Employer Securities (applied separately with respect to each class of Covered Employer Securities).
     (B) Paragraph (A) shall not apply to an Applicable Individual who is a Participant who has attained age 55 and completed at least three (3) Years of Service before the first Plan Year beginning after December 31, 2005. “Applicable Percentage” means:

Plan Year to which	The Applicable
Section 10.15 Applies	Percentage is
1st	33%
2nd	66%
3rd and following	100%
Part XI. The Base Document #03 shall be amended to add a sentence to Section 5.1.2. The sentence shall say:
Elective Deferral Contributions may be distributed in the event a Participant requests a Qualified Reservist Distribution as described in Section 5.13.
Part XII. The Base Document #03 shall be amended to add Section 5.13. Section 5.13 shall say:
5.13 Qualified Reservist Distributions
A Qualified Reservist Distribution means a distribution:
(A) to a Participant who by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code) was ordered or called to active duty after September 11, 2001 for a period in excess of one hundred seventy-nine (179) days or for an indefinite period;
(B) Such Distribution is made during the period beginning on the date of the Participant’s order or call to active duty and ending at the close of their active duty period; and
(C) Such distribution is permitted from Elective Deferral Contribution accounts only.

Part XIII. The Base Document #03 shall be amended to add a paragraph to Section 6.1.1. The additional paragraph shall say:
Effective for plan years beginning on or after January 1, 2008, in addition to the optional forms of payment set forth above, a Participant in a money purchase pension plan or profit sharing plan that is not a Non-QJSA Profit Sharing Plan, may at any time prior to his or her Benefit Commencement Date elect, in accordance with Section 6.2 a joint and 75% survivor annuity with a contingent annuitant. Notwithstanding the effective date listed above, if the Plan is maintained pursuant to one or more collective bargaining agreements ratified on or before August 17, 2006, the effective date of this paragraph shall be the earlier of (1) the later of (a) January 1, 2008 or (b) the date on which the last collective bargaining agreement related to the Plan terminates (determined without regard to any extension thereof after August 17, 2006), or (2) January 1, 2009.
Part XIV. The Base Document #03 shall be amended to add a sentence to the last paragraph of Section 3.4.2(D)(3). The additional sentence shall say:
Income or loss allocable to the period between the end of the Plan Year in which the Excess Contributions occurred and the date of distribution (gap earnings) shall also be disregarded in determining income or loss for Plan Years beginning on or after January 1, 2008.
Part XV. The Base Document #03 shall be amended to add a sentence to the last paragraph of Section 3.5(C)(3). The additional sentence shall say:
Income or loss allocable to the period between the end of the Plan Year in which the Excess Aggregate Contributions occurred and the date of distribution (gap earnings) shall also be disregarded in determining income or loss for Plan Years beginning on or after January 1, 2008.
Part XVI. The Base Document #03 shall be amended to add Section 3.20. Section 3.20 shall say:
3.20 Eligible Automatic Contribution Arrangement (“EACA”)
3.20.1 Definitions
(A)	EACA means an Eligible Automatic Contribution Arrangement as defined under IRC Section 414(w)(3).

(B)	Unwind Withdrawal means a Permissible Withdrawal under Treasury Regulation 1.414(w)-(1)(c).

(C)	Automatic Contribution means Elective Deferrals made to the plan through an automatic enrollment procedure as permitted under Section 3.4.1(B).
3.20.2 Applicability
This section 3.20 shall apply to all plan years beginning on or after January 1, 2008 in which the Plan meets the requirements listed below:
(A)	The Plan places an automatic enrollment procedure into effect as permitted under Section 3.4.1(B) and that meets the requirements of Treasury Regulation Section 1.414(w)-1(e)(2);

(B)	The Plan satisfies the uniformity requirement of Treasury Regulation 1.414(w)-1(b)(2); and

(C)	The Plan satisfies the notice requirement of Treasury Regulation 1.414(w)-1(b)(3).
3.20.3 Unwind Withdrawals
(A)	Applicability. If elected in the Adoption Agreement, a Participant who has an automatic deferral election in place under the EACA may elect an Unwind Withdrawal of their automatic deferrals (and earnings attributable thereto).

(B)	Timing. A Participant’s Unwind Withdrawal election must be made no later than ninety (90) days after the date of their first Automatic Contribution.

(C)	Balance Subject to Distribution. If an Unwind Withdrawal is elected by a Participant, the balance to be distributed will be all Automatic Contributions made to the plan beginning on the date that that Automatic Contributions were made and ending with Automatic Contributions made to the plan that is the earlier of the second payroll period beginning after the election of the Unwind Withdrawal and the first pay date that occurs at least thirty (30) days after the election of the Unwind Withdrawal is made.

(D)	Matching Contributions Forfeited. If Matching Contributions have been allocated to a Participant’s account due to an Automatic Contribution, and the Participant elects an Unwind Withdrawal of that Automatic Contribution, the Matching Contribution (and earnings thereto) applicable to the Automatic Contribution that has been distributed shall be forfeited.

(E)	Unwind Withdrawal not counted toward non-discrimination testing. All Elective Deferrals withdrawn under this section and Matching Contributions forfeited under this Section 3.20.3, shall not be taken into account for purposes of the ADP Test (as defined in Section 1.8), the ACP Test (as defined in Section 1.4), the Code Section 402(g) limit (as set forth in Section 3.4.2(A)), or as Annual Additions (as defined in Section 3.7.1(A)).
3.20.4 Re-Hired Employees
For plan years beginning on or after January 1, 2010, if the plan satisfies the EACA requirements, a re-hired employee, who for an entire plan year did not make any Elective Deferrals into the Plan shall be treated as never having been a Participant in the Plan for purposes of this Section 3.20.
Part XVII. The Base Document #03 shall be amended to add two sentences to the last paragraph of footnotes seven (7) and twelve (12). The additional sentence shall say:
However, if the Plan meets the requirements under Section 3.20.2, the ten percent (10%) excise tax described here only applies to Excess Contributions distributed six (6) months after the plan year rather than two and a half (2 1/2) months. Effective for plan years beginning on or after January 1, 2010, this provision will only apply if all eligible employees covered under the Plan (as defined in Treasury Regulation 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or the portion of the Plan Year that such employees are eligible under the Plan).
Part XVIII. The Base Document #03 shall be amended to add Section 3.19.11. Section 3.19.11 shall say:
3.19.11 Suspended Deferrals
For plan years beginning on or after January 1, 2010, If a Participant is subject to QACA Automatic Deferrals under Section 3.19.4 and has his or her rights to contribute Elective Deferrals suspended under Section 5.9.3, when the Participant is eligible to resume Elective Deferrals, their QACA Automatic Deferrals will resume at the same level they would have been had the suspension not occurred.
Part XIX. The Base Document #03 shall be amended to add Section 3.19.12. Section 3.19.12 shall say:
3.19.12 Re-Hired Employees
For plan years beginning on or after January 1, 2010, if the plan satisfies the QACA requirements, a re-hired employee, who for an entire plan year did not make any Elective Deferrals into the Plan shall be treated as never having been a Participant in the Plan for purposes of this Section 3.19.

Amendment #4 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Good Faith Amendment for the Heroes Earnings Assistance and Relief Tax Act of 2008)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the Heroes Earnings Assistance and Relief Tax Act of 2008 and is intended as good faith compliance. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.

Pursuant to Article 11.1.1 of the Plan, the Sponsor hereby adopts this Amendment on behalf of all Primary Employers. Except as otherwise noted below, this amendment is effective beginning for plan years beginning on or after January 1, 2007. This amendment supersedes any provisions of the Plan to the extent to which they are inconsistent with the provisions of this Amendment. Each section in the Base Plan Document #03 referenced below shall be amended as indicated. Any other section below shall be a general amendment to the Prototype Plan.
Part I. The Base Document #03 shall be amended to add a sentence to Section 4.1.2. The additional sentence shall say:
Notwithstanding anything in the plan to the contrary, effective on or after January 1, 2007, a Participant who dies while performing qualified military service (within the meaning of Code Section 414(u)) shall receive any additional benefits (other than benefit accruals relating to the period such qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.
Part II. The Base Document #03 shall be amended to add Section 3.1.12. Section 3.1.12 shall say:
3.1.12 Benefit Accruals for Participants who die or become Disabled During Qualified Military Services
Effective for plan years beginning on or after January 1, 2007, a Participant who dies or becomes Disabled while performing qualified military service (within the meaning of Code Section 414(u)) shall be treated as having resumed employment in accordance with his or her reemployment rights under chapter 43, of title 8, United States Code, on the date preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability and shall be entitled to the benefits set forth in Code Section 414(u)(8). For this purpose, the amount of the Participant’s Elective Deferral Contributions and Employee After-Tax Contributions shall be determined on the basis of the average actual Elective Deferral Contributions and Employee After-Tax Contributions for the lesser of (i) the 12-month period of service with the Employer and its Affiliates immediately prior to qualified military service, or (ii) the actual length of continuous service with the Employer and its Affiliates.
Part III. The Base Document #03 shall be amended to add Section 1.20(J). Section 1.20(J) shall say:
(J) Differential Wage Payments Included in Plan Compensation. Effective January 1, 2009, a Participant who receives a Differential Wage Payment (as defined below) shall be treated as an Employee and such Differential Wage Payment shall be treated as Compensation. A Participant who is performing service in the uniformed services described in Code Section 3401(h)(2)(A) shall be treated as having been severed from employment with the Employer and its Affiliates during such service, notwithstanding his or her receipt of Differential Wage Payments, provided, however, that if such Participant receives a distribution on the basis of such severance from employment, such Participant shall not make an Elective Deferral Contribution or Employee After-Tax Contribution during the six-month period beginning on the date of such distribution.
Differential Wage Payment is defined as any payment made by the Employer or an Affiliate to a Participant with respect to any period during with the Participant is performing in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received from the Employer or an Affiliate if the Participant were performing service for the Employer or an Affiliate.

Amendment #5 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Good Faith Amendment for the Worker, Retiree, and Employer Recovery Act of 2008)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the Worker, Retiree, and Employer Recovery Act of 2008 and is intended as good faith compliance. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.

Pursuant to Article 11.1.1 of the Plan, the Sponsor hereby adopts this Amendment on behalf of all Primary Employers. Except as otherwise noted below, this amendment is effective January 1, 2009. This amendment supersedes any provisions of the Plan to the extent to which they are inconsistent with the provisions of this Amendment. Each section in the Base Plan Document #03 referenced below shall be amended as indicated. Any other section below shall be a general amendment to the Prototype Plan.
Part I. The Base Document #03 shall be amended to add Section 5.11.7. Section 5.11.7 shall say:
5.11.7 Required Minimum Distribution Not Required For Calendar Year 2009
Notwithstanding this Section 5.11, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 1.35 of the plan, and solely for purposes of applying the direct rollover provisions of the plan, certain additional distributions in 2009 will be treated as eligible rollover distributions.
Part II. The Base Document #03 shall be amended to add a sentence to Section 1.35. The additional sentence shall say:
For purposes of the direct rollover provisions of the plan, 2009 RMDs and Extended 2009 RMDs (both as defined in Section 5.11.7), will also be treated as eligible rollover distributions in 2009.

Amendment #6 to the Merrill Lynch Special/Flexible Prototype
Defined Contribution Plan and Trust
Base Document #03
(Good Faith Amendment to the Normal Retirement Age Regulations of 2007)
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the final Normal Retirement Age Regulations issued by the Internal Revenue Service on May 22, 2007 (Treasury Regulation Sections 1.401(a)-1(b)(1)(i) and 1.411(d)-4 (Q&A 12). This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.

Pursuant to Article 11.1.1 of the Plan, the Sponsor hereby adopts this Amendment on behalf of all Primary Employers. This amendment is effective the first day of the plan year beginning on or after July 1, 2008. This amendment supersedes any provisions of the Plan to the extent to which they are inconsistent with the provisions of this Amendment. Each section in the Base Plan Document #03 referenced below shall be amended as indicated.
The Base Document #03 shall be amended to add a section 12.17. Section 12.17 shall say:
12.17 Normal Retirement Age Regulations:
12.17.1 Applicability:
This section 12.17 shall apply to any Plan that is a Money Purchase Plan.
12.72.2 Normal Retirement Age Amended:
The Normal Retirement Age specified in the Adoption Agreement may be no earlier than the earlier of (i) age 62 or (ii) the earliest age that is reasonably representative of the typical retirement age for the industry in which the covered workforce is employed, based on all of the relevant facts and circumstances. If the Normal Retirement Age specified in the Adoption Agreement is less than age 55, the Commissioner of the Internal Revenue Service must determine that under the facts and circumstances the Normal Retirement Age is permissible. If a Normal Retirement Age has been amended as a result of this paragraph, and the previous Normal Retirement Age required a number of years of service to attain that Normal Retirement Age, the same number of years shall be required to attain Normal Retirement Age in addition to attainment of Normal Retirement Age.
12.17.3 Vesting:
Any Participant who had their Normal Retirement Age altered as a result of this section 12.17 shall continue to become fully vested upon attainment of the Normal Retirement Age in effect prior to the effective date of this amendment.